AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON [____________], 1998

                                       REGISTRATION STATEMENT NO. 33- [________]
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                       CHARTER EQUIPMENT LEASE 1998-1 LLC
             (Exact name of registrant as specified in its charter)

                                  [__________]
            (Primary Standard Industrial Classification Code Number)

           New York             153 East 53rd Street            [_________]
       (State or other        New York, New York 10022       (I.R.S. Employer
       Jurisdiction of            (212) 805-1000             Identification No.)
Incorporation or Organization)     (Address of
                                principal offices)
                             ----------------------


                                    GARY CORR
                       Charter Equipment Lease 1998-1 LLC
                              153 East 53rd Street
                            New York, New York 10022
                                 (212) 399-7777
 (Name, address and telephone number, including area code, of agent for service)

                             ----------------------

                                   Copies to:

    STEWART G. ABRAMSON, ESQ.                         PETER HUMPHREYS, ESQ.
Charter Equipment Lease 1998-1 LLC                    Dewey Ballantine, LLP
       153 East 53rd Street                        1301 Avenue of the Americas
     New York, New York 10022                       New York, New York 10019


                              JAMES J. CROKE, ESQ.
                          Cadwalader, Wickersham & Taft
                                 100 Maiden Lane
                            New York, New York 10038

                              ---------------------

        Approximate date of commencement of proposed sale to the public:
   From time to time after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |_|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |_|

     If this Form is filed as a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |_|

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                                      CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                           Amount                                                                        Amount
  Title of Each Class of Securities         To Be         Proposed Maximum Aggregate   Proposed Maximum Aggregate    of Registration
          to be Registered                Registered           Price Per Unit(1)             Offering Price(1)             Fee
====================================================================================================================================
Lease-Backed Notes, Class A-1             $1,000,000                  100%                        $1,000,000                  $295
Lease-Backed Notes, Class A-2             $1,000,000                  100%                        $1,000,000                  $295
Lease-Backed Notes, Class A-3             $1,000,000                  100%                        $1,000,000                  $295
Lease-Backed Notes, Class A-4             $1,000,000                  100%                        $1,000,000                  $295
Lease-Backed Notes, Class B               $1,000,000                  100%                        $1,000,000                  $295
====================================================================================================================================

(1)  Estimated solely for the purpose of calculating the registration fee.

                             ----------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATIONSTATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                              CROSS REFERENCE SHEET

Item
 No.    Name and Caption in Form S-1                               Caption in Prospectus
 ---    ----------------------------                               ---------------------
1.      Forepart of the Registration Statement and                 Forepart of the Registration Statement;
        Outside Front Cover Page of Prospectus                     Front Cover Page of Prospectus; Cross
                                                                   Reference Sheet

2.      Inside Front and Outside Back Cover Pages of               Inside Front Cover and Outside Back
        the Prospectus                                             Cover Pages of Prospectus; Table of
                                                                   Contents

3.      Summary Information; Risk Factors and Ratio                Summary of Terms; Risk Factors; Pool of
        of Earnings to Fixed Charges                               assets; The Leases

4.      Use of Proceeds                                            Use of Proceeds

5.      Determination of Offering Price                            *

6.      Dilution                                                   *

7.      Selling Security Holders                                   *

8.      Plan of Distribution                                       Plan of Distribution

9.      Description of Securities to be Registered                 Summary of Terms; Description of the Notes

10.     Interest of Named Experts and Counsel                      Certain Legal Aspects of the Leases

11.     Information with Respect to the Registrant                 Transferor

12.     Disclosure of Commission Position on                       *
        Indemnification for Securities Act Liabilities


*  Not Applicable

SUBJECT TO COMPLETION DATED _________, 199_.      DB DRAFT OF September 18, 1998


                                   PROSPECTUS
--------------------------------------------------------------------------------
                               $[______________ ]
                       Charter Equipment Lease 1998-1 LLC
                       [___] Lease-Backed Notes, Class A-1
                      [___] Lease- Backed Notes, Class A-2
                      [___] Lease- Backed Notes, Class A-3
                       [___] Lease-Backed Notes, Class A-4
                        [___] Lease-Backed Notes, Class B
                       CHARTER EQUIPMENT LEASE 1998-1 LLC
                                     Issuer
                             CHARTER FINANCIAL, INC.
                               Seller and Servicer
                          CHARTER FUNDING CORPORATION V
                                   Transferor
--------------------------------------------------------------------------------

     The Lease-Backed Notes (the "Notes") issued by the Charter Equipment Lease 1998-1 LLC, a limited liability company organized under the laws of the state of Delaware (the "LLC" or the "Issuer"), consist of seven classes, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes (the foregoing the "Class A Notes") the Class B Notes, the Class C Notes and the Class D Notes, (each a "Class") of nonrecourse debt obligations of the Issuer, which respectively represent the right to receive repayment of the initial outstanding principal amount of such Class of the Notes as set forth in the table below (the "Initial Outstanding Principal Amount") and monthly interest at a rate per annum for such Class of Notes as set forth in the table below (the "Note Interest Rate") on the unpaid portion of such Outstanding Principal Amount. The Notes are backed solely by a pledge of the assets of the Issuer formed pursuant to a LLC Agreement (the "LLC Agreement"). The Notes will be issued by the Issuer pursuant to an indenture of trust dated as of [_______], 1998 (the "Indenture") between the Issuer and [_______] as trustee (the "Trustee"). The assets of the Issuer will consist of a portfolio of finance leases, leases intended as security agreements, installment sale contracts, loan contracts, synthetic leases, and/or rental stream obligations and/or or participation interests in the foregoing, together with all monies received relating thereto (the "Leases") and the interests, if any, held by Charter Funding Corporation V ("CFC" or the "Transferor") in the financed equipment and property related to such Leases (the "Equipment" together with the Leases, the "Lease Receivables") originated or acquired by the Seller and underwritten to the credit and collections policies of Charter Financial, Inc., a specialty capital equipment finance and leasing company ("Charter") and certain other property. Only the Class A Notes and the Class B Notes are hereby being offered (together, the "Offered Notes").

     Principal  and  interest  will be paid to the  holders  of the  Notes  (the
"Noteholders") monthly on the 15th day (or, if such day is not a Business Day, on the next succeeding Business Day thereafter) of each month, commencing on the [_______] day of the month succeeding the Closing Date (each, a "Payment Date"), as further described herein. Interest will accrue on each Class of the Notes at the respective Note Interest Rate from Payment Date to Payment Date, or with respect to the initial Payment Date, from [_______],199_. Distributions of interest on the Class B Notes will be subordinated in priority of payment to interest due on the Class A Notes to the extent described herein. Distributions of interest on the Class C Notes will be subordinated in priority of payment to interest due on the Class A Notes and the Class B Notes to the extent described herein. Distributions of interest on the Class D Notes will be subordinated in priority to interest due on the Class A Notes, the Class B Notes and the Class C Notes to the extent described herein. Distributions of principal on the Class B Notes will be subordinated in priority of payment to principal due on the Class A Notes to the extent described herein. Distributions of principal on the Class C Notes will be subordinated in priority of payment to principal due on the Class A Notes and the Class B Notes to the extent described herein. Distributions of principal on the Class D Notes will be subordinated in priority of payment to principal due on the Class A Notes, the Class B Notes and the Class C Notes to the extent described herein. The final payment of principal and interest on each class of the Notes is scheduled to be made on the respective Payment Date set forth under "Summary of Terms -- The Notes," to the extent that there are sufficient funds available (the "Scheduled Maturity Date") but there can be no assurance that all such payments will be made by such Payment Dates.

                                 [_______] Logo

THE NOTES REPRESENT OBLIGATIONS OF THE ISSUER ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE TRANSFEROR, CHARTER, THE TRUSTEE, THE SELLER, THE SERVICER, ANY SUCCESSOR SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE NOTES NOR THE UNDERLYING LEASES WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE TRANSFEROR, CHARTER, THE TRUSTEE, THE SELLER OR THE SERVICER.

THESE NOTES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" AT PAGE 17 HEREIN.

------------------------------------------------------------------------------------------------------------------------------------
                     Initial                  Note                Initial             Underwriting               Proceeds to
                     Outstanding              Interest Rate       Public              Discount (2)               Transferor(3)
                     Principal Amount                             Offering
                                                                  Price(1)
------------------------------------------------------------------------------------------------------------------------------------
Per Class
A-1 Note
------------------------------------------------------------------------------------------------------------------------------------
Per Class
A-2 Note
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                     Initial                  Note                Initial             Underwriting               Proceeds to
                     Outstanding              Interest Rate       Public              Discount (2)               Transferor(3)
                     Principal Amount                             Offering
                                                                  Price(1)
------------------------------------------------------------------------------------------------------------------------------------
Per Class
A-3 Note
------------------------------------------------------------------------------------------------------------------------------------
Per Class
A-4 Note
------------------------------------------------------------------------------------------------------------------------------------
Per Class
B Note
------------------------------------------------------------------------------------------------------------------------------------
Total
------------------------------------------------------------------------------------------------------------------------------------


(1)  Plus accrued interest, if any, from [________], 199[_______].

(2) The Issuer and Charter have agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933.

(3)  Before deducting expenses, estimated to be $[_____].

The Offered Notes are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter's right to reject any order in whole or in part and withdraw, cancel, or modify any order without notice. It is expected that delivery of the Offered Notes will be made in book-entry form through the facilities of The Depository Trust Company on or about [______], 199[_].

[________]  , 1998

(cover page continued)

     Charter Financial, Inc., a New York corporation (as seller the "Seller"), will contribute and sell the Lease Receivables to the Transferor pursuant to a contribution and sale agreement (the "Seller Contribution and Sale Agreement). The Transferor will, in turn, sell the Lease Receivables to the Issuer, pursuant to a separate contribution and sale agreement (the "Transferor Contribution and Sale Agreement") and together with the Seller Contribution and Sale Agreement, the "Contribution and Sale Agreements") and Agreement. The Servicer will service the Lease Receivables pursuant to the Servicing Agreement dated as of [_______], 199__ (the "Servicing Agreement") between the Servicer, and the Trustee.

                                   ----------

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE OFFERED NOTES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                                   ----------

                              AVAILABLE INFORMATION

     The Transferor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Offered Notes offered pursuant to this Prospectus. This Prospectus, which forms a part of the Registration Statement, omits certain information contained in such Registration Statement pursuant to the Rules and Regulations of the Commission. The Registration Statement can be inspected and copied at the Public Reference Room at the Commission at 450 Fifth Street, N.W., Washington, D.C. and the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York, 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Commission maintains a site on the World Wide Web containing reports, proxy materials, information statements and other items. The address is http://www.sec.gov.

     No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Securities other than the Notes offered hereby and thereby, nor an offer of the Notes to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                                   ----------

                             REPORTS TO NOTEHOLDERS

     Unless and until Definitive Notes are issued, periodic and annual unaudited reports containing information concerning the Lease Receivables will be prepared by the Servicer and sent on behalf of the Issuer only to Cede & Company ("Cede") or Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("Euroclear"), as nominee of The Depository Trust Company ("DTC") and registered holders of the Offered Notes (as defined herein). See "Description of the Notes -- Reports to Noteholders" herein. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Transferor will cause to be filed with the Commission such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder and as are otherwise agreed to by the Commission. Copies of such periodic reports may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     The Transferor will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to: Charter Financial, Inc., 153 East 53rd Street, New York, New York 10022, Attention: David Oplanich.

--------------------------------------------------------------------------------

                                SUMMARY OF TERMS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein. Certain capitalized terms used herein are defined elsewhere in this Prospectus on the pages indicated in the "Index of Terms."

Issuer..........................    Charter  Equipment  Lease  1998-1  LLC  (the
                                    "Issuer" or the "LLC"), a limited liability company organized under the laws of the state of Delaware. The activities of the Issuer will be limited by the terms of the LLC Agreement to acquiring, holding and managing the Lease Receivables, issuing and making payments on the Notes and other activities related thereto.

Transferor......................    Charter    Funding    Corporation   V   (the
                                    "Transferor"),  a New York corporation,  and
                                    wholly-owned bankruptcy-remote subsidiary of
                                    Charter  Financial,  Inc.  ("Charter" or the
                                    "Company"),  a New York corporation,  is the
                                    transferor of the Lease  Receivables  to the
                                    Issuer    pursuant    to   the    Transferor
                                    Contribution   and   Sale   Agreement.   The
                                    Transferor's principal executive offices are located at 153 East 53rd Street, New York,
                                    New York 10022,  and its telephone number is
                                    (212) 805-1000. See "The Transferor."

Seller..........................    Charter Financial, Inc., the "Seller" of the
                                    Lease Receivables to the Transferor pursuant
                                    to  the   Seller   Contribution   and   Sale
                                    Agreement.

Servicer........................    Charter Financial,  Inc. (in its capacity as
                                    servicer, the "Servicer"),  will service the
                                    Lease  Receivables  comprising  the  Pool of
                                    Assets  owned by the Issuer  and  pledged to
                                    the   Trustee   under  the   Indenture   and
                                    administer the Lease Receivables pursuant to
                                    the  Servicing  Agreement.  The Servicer may
                                    subcontract   all  or  any  portion  of  its
                                    obligations  as Servicer under the Servicing
                                    Agreement to a qualified subservicer (each, a "Sub-Servicer") but the Servicer will not be relieved thereby of its liability with respect thereto. See "Description of the Transaction Documents-- The Servicer."

Trustee.........................    __________,  a banking corporation organized
                                    under the laws of ________ (the  "Trustee").
                                    The corporate trust offices of the Trustee are located at ________.

Cut-Off Date....................    The close of business on [_____,  199_] (the
                                    "Cut-Off Date").

Closing Date....................    _______, 199_ (the "Closing Date").

The Notes.......................    The  Lease-Backed  Notes  issued  under  the
                                    Indenture  (the  "Notes")  consist  of seven
                                    Classes of non-recourse  debt obligations of
                                    the  "Class  A-1   Notes,"  the  "Class  A-2
                                    Notes,"  the "Class A-3  Notes,"  the "Class
                                    A-4  Notes"  (collectively,  the  Class  A-1
                                    Notes,  the Class A-2  Notes,  the Class A-3
                                    Notes and the  Class A-4 Notes are  referred
                                    to  herein  as the  "Class  A  Notes"),  the
                                    "Class B Notes,"  the  "Class C Notes",  and
                                    the  "Class D Notes",  which,  respectively,
                                    represent the right to receive  repayment of
                                    the  Outstanding  Principal  Amount  of such
                                    Class of Notes and  monthly  interest at the
                                    respective Note Interest Rate thereof on the
                                    Outstanding Principal Amount thereof. In the
                                    aggregate the Initial Outstanding  Principal
                                    Amount of the Notes equals $[_______], which
                                    is  anticipated  to equal  [_______]% of the
                                    Aggregate   Discounted   Lease  Balance  (as
                                    defined  herein) as of the Cut-off Date. The
                                    "Stated  Maturity  Dates"  for the Class A-1
                                    Notes,  the Class A-2  Notes,  the Class A-3
                                    Notes,  the  Class  A-4  Notes,  the Class B
                                    Notes,  the  Class C Notes  and the  Class D
                                    Notes  are  _____,  ______,   _____,  _____,
                                    _____, _____ , ______, , ______, , ______, ,
                                    ______,  ,  ______,  , ______,  and  ______,
                                    _______, respectively.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    The Notes will be issued pursuant to the Indenture, to be dated as of [_______], between the Issuer and the Trustee and will be secured solely by the Pool of Assets pursuant to the Indenture. Only the Class A Notes and the Class B Notes are being offered hereby (the "Offered Notes" ).

                                    Each  of the  Class  A  Notes,  the  Class B
                                    Notes,  the  Class C Notes  and the  Class D
                                    Notes    will   be   issued    in    minimum
                                    denominations   of  $[1,000]   and  integral
                                    multiples thereof.

                                    Each  Class  of  Notes  (the  "Notes")  will
                                    represent  non-recourse  debt obligations of
                                    the  Issuer  which are  secured  solely by a
                                    segregated  pool of Lease  Receivables  (the
                                    "Pool of Assets"),  as described herein. The
                                    Pool   of   Assets   may   consist   of  any
                                    combination   of  finance   leases,   leases
                                    intended as security agreements, installment
                                    sale contracts,  loan  contracts,  synthetic
                                    leases,   rental   stream   obligations   or
                                    participation  interests  in the  foregoing,
                                    together with all monies  received  relating
                                    thereto (the  "Leases").  The Pool of Assets
                                    also may  include the  underlying  equipment
                                    and property relating thereto, together with
                                    the proceeds  thereof (the  "Equipment"  and
                                    together   with  the   Leases,   the  "Lease
                                    Receivables").

                                    The   Equipment    underlying    the   Lease
                                    Receivables  included  in the Pool of Assets
                                    will   generally   be  limited  to  personal
                                    property  which is leased or financed by the
                                    Seller or the originator of the paper to the
                                    Lessee.  However,  certain  Leases  may also
                                    have  as  additional  security  or  security
                                    interest   in   related   fixtures   or   be
                                    additionally secured by mortgages on related real property.

                                    The   Transferor   will  acquire  the  Lease
                                    Receivables from the Seller on or prior to the date of issuance of the Notes, as described herein.

                                    The Issuer will be  established  pursuant to
                                    an agreement (the "LLC Agreement").  The LLC
                                    Agreement  will provide for the formation of
                                    the   Issuer    and   set   forth    certain
                                    restrictions upon its operation.  The Issuer
                                    will  enter  into a  contribution  and  sale
                                    agreement   with   the    Transferor    (the
                                    "Transferor     Contribution     and    Sale
                                    Agreement")  by  which it will  acquire  the
                                    Lease  Receivables from the Transferor.  The
                                    Transferor  Contribution  and Sale Agreement
                                    will  contain  schedules  which  detail  the
                                    characteristics   of  the   pool  of   Lease
                                    Receivables held by the Issuer from time to time. See "Description of the Transaction Documents."

                                    The Issuer will enter into an indenture (the
                                    "Indenture") by and between the Issuer and the trustee named on the Indenture (the "Trustee"). The Indenture will describe the respective rights of the Noteholders of each of the classes of Notes to the funds derived from the pool of Lease Receivables which comprise the Pool of Assets and will detail the security for the debt issued thereunder by the Issuer.

                                    The Lease Receivables comprising the Pool of
                                    Assets will be serviced by the Servicer pursuant to a servicing agreement (each, a "Servicing Agreement") by and between the Servicer and the Issuer.

                                    The provisions relating to the establishment
                                    of the Issuer,  if any, the servicing of the
                                    Lease  Receivables  and the  issuance of the
                                    Notes   may  be   contained   in  a   single
                                    agreement,  or in several  agreements  which
                                    combine   certain   aspects   of  the   term
                                    "Transaction    Document"    which    means,
                                    collectively,   any   and   all   agreements
                                    relating to the establishment of the Issuer,
                                    the  sale  and  contribution  of  the  Lease
                                    Receivables,  the  servicing  of  the  Lease
                                    Receivables  and the  issuance of the Notes,
                                    including   without   limitation,   the  LLC
                                    Agreement,  the Transferor

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    Contribution and Sale Agreement,  the Seller
                                    Contribution   and   Sale   Agreement,   the
                                    Servicing Agreement and the Indenture.

                                    The Notes will not be obligations, either recourse or non-recourse (except for certain non-recourse debt described under "Material Federal Income Tax Considerations"), of the Transferor, the Servicer, the Seller or any person other than the Issuer. The Notes represent obligations of the Issuer, and do not represent interests in or obligations of the Transferor, the Servicer, the Seller or any of their respective affiliates other than the Issuer. The Notes will, in any event, be secured by assets in the Pool of Assets.

                                    Neither the Notes nor the  underlying  Lease
                                    Receivables will be guaranteed or insured by the Transferor, the Servicer, the Seller, the Trustee or any of their affiliates.

Pool of Assets..................    The  assets  of the  Issuer  (the  "Pool  of
                                    Assets")  will consist of the Leases and the
                                    interests, if any, held by the Transferor in
                                    the  financed  equipment  (the  "Equipment")
                                    originated by the Seller and underwritten to
                                    Charter's  credit and collections  policies.
                                    The  Pool  of  Assets   will  not  have  any
                                    residual  interest in the related  Equipment
                                    after a) Lease  Receivable  has been paid in
                                    full.  In addition,  the Pool of Assets will
                                    include  (i) funds on  deposit  in any Trust
                                    Accounts  established  and maintained by the
                                    Servicer pursuant to the Servicing Agreement
                                    and  the   Indenture   (ii)  the  rights  to
                                    proceeds from certain insurance policies covering the Equipment; (iii) the interest of the Transferor in any proceeds from recourse to Vendors on contract payments;
                                    (iv) other rights of the Transferor under the Seller Contribution and Sale Agreement conveyed to the Issuer under the Transferor
                                    Contribution and Sale Agreement; and (v) all proceeds of the foregoing.

                                    The  Pool  of  Assets  will  consist  of the
                                    Leases,  and may include the Equipment.  The
                                    Leases  are  obligations  for the  lease  or
                                    purchase  of  the  Equipment,   or  evidence
                                    borrowings  used to acquire or refinance the
                                    Equipment,  entitling the obligee thereunder
                                    (the   "Lessor")  to  receive  a  stream  of
                                    scheduled payments and related payments and, in some cases, to either the return of the Equipment at the termination of the related Lease or, with respect to certain of the Leases, the payment of a purchase price for the Equipment at the election of the obligor thereunder (the "Lessee").

                                    The Leases  which are  structured  as leases
                                    will be Finance  Leases (as  defined  below)
                                    rather  than  Operating  Leases (as  defined
                                    below).  In a  "Finance  Lease,"  the Lessor
                                    transfers  substantially  all  benefits  and
                                    risks  of  ownership   to  the  Lessee.   In
                                    accordance   with   Statement  of  Financial
                                    Accounting  Standards  No. 13 ("FASB 13"), a
                                    lease is  classified  as a Finance  Lease if
                                    the  collectability  of lease  payments  are
                                    reasonably  certain  and it meets one of the
                                    following criteria:  (1) the lease transfers
                                    title and  ownership of the Equipment to the
                                    Lessee by the end of the lease term; (2) the
                                    lease  contains a bargain  purchase  option;
                                    (3) the lease term at  inception is at least
                                    75% of the estimated  life of the Equipment;
                                    or (4)  the  present  value  of the  minimum
                                    lease  payments  is at least 90% of the fair
                                    market  value of the  Equipment at inception
                                    of the lease.  All leases  which do not meet
                                    the   criteria   of   Finance   Leases   are
                                    classified,  in accordance  with FASB 13, as
                                    "Operating  Leases."  Leases  which  are not
                                    structured  as  leases  will be  installment
                                    sale   contracts  and  loan  contracts  (the
                                    "Purchase  Leases")  secured by the  related
                                    Equipment  and will  provide  for  scheduled
                                    payments  which  fully  amortize  the amount
                                    financed  by  an   obligor.   The  type  and
                                    characteristics  of the

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                                    Leases  included  in the Pool of Assets  are
                                    described herein under the heading "Leases."

                                    The Lease Receivables comprising the Pool of
                                    Assets will be acquired by the Transferor from the Seller; such Lease Receivables will have theretofore been either (i) originated by such Seller, (ii) originated by Vendors and acquired by the Seller or (iii) acquired by the Seller from other sellers or owners of Lease Receivables.

                                    The   Transferor   will  acquire  the  Lease
                                    Receivables  from the Seller pursuant to the
                                    Seller  Contribution  and Sale  Agreement as
                                    defined herein. The Transferor will transfer
                                    such   Lease   Receivables   to  the  Issuer
                                    pursuant to the Transferor  Contribution and
                                    Sale Agreement and thereupon the Issuer will
                                    pledge  the   Issuer's   right,   title  and
                                    interest in and to such Lease Receivables to
                                    an Trustee on behalf of Noteholders pursuant
                                    to the Indenture.  The Leases transferred to
                                    the Issuer and  pledged by the Issuer  shall
                                    have a Discounted  Lease Balance (as defined
                                    herein)  specified  herein under the heading
                                    "Leases." The obligations of the Transferor,
                                    the Seller, the Servicer, the Issuer and the
                                    Trustee,   if  any,  under  the  Transaction
                                    Documents include those specified below.

                                    The "Discounted Lease Balance" of a Lease as
                                    of any Cut-Off Date is the present  value of
                                    all of the remaining  payments  scheduled to
                                    be  made  with   respect   to  such   Lease,
                                    discounted at a rate and frequency specified herein.

Available Funds.................    With respect to each Payment Date, the funds
                                    received  on or prior to the last day of the
                                    month  preceding  the month of such  Payment
                                    Date (the  "Calculation  Date") which relate
                                    to  payments on the  Leases,  proceeds  from
                                    casualties,  terminations  or repurchases of
                                    Leases,   recoveries  on  defaulted  Leases,
                                    advances  made  by  the  Servicer  to  cover
                                    Delinquent  Leases (as  defined  herein) and
                                    investment   proceeds   thereon   (excluding
                                    certain amounts  specified in the Indenture)
                                    shall constitute the "Available Funds" which
                                    are  available  for   distribution   by  the
                                    Trustee on such Payment  Date.  The "Payment
                                    Date" shall be the 15th day of each calendar month or, if such day is not a Business Day, the next succeeding Business Day; commencing on the [_______] day of the month succeeding the Closing Date.

Application of Payments.........    Monthly  distributions  will  be made by the
                                    Trustee   from   Available   Funds   in  the
                                    following priority:

                                    (a)  to pay the Servicing Fee;

                                    (b)  to  reimburse   unreimbursed   Servicer
                                         Advances in respect of a prior  Payment
                                         Date;

                                    (c)  to make Interest  Payments owing on the
                                         Class A Notes concurrently to the Class
                                         A-1 Noteholders, Class A-2 Noteholders,
                                         Class  A-3  Noteholders  and  Class A-4
                                         Noteholders;

                                    (d)  to make Interest  Payments owing on the
                                         Class B Notes;

                                    (e)  to make Interest  Payments owing on the
                                         Class C Notes;

                                    (f)  to make Interest  Payments owing on the
                                         Class D Notes;

                                    (g)  to make the Class A  Principal  Payment
                                         (i) to the Class A-1 Noteholders  only,
                                         until the Outstanding  Principal Amount
                                         on the Class A-1  Notes is  reduced  to
                                         zero,   then  (ii)  to  the  Class  A-2
                                         Noteholders only, until the

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                                       8
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                                         Outstanding  Principal  Amount  on  the
                                         Class  A-2  Notes is  reduced  to zero,
                                         then (iii) to the Class A-3 Noteholders
                                         only,  until the Outstanding  Principal
                                         Amount   on  the  Class  A-3  Notes  is
                                         reduced  to zero and  finally,  (iv) to
                                         the  Class  A-4  Noteholders  until the
                                         Outstanding  Principal  Amount  on  the
                                         Class A-4 Notes is reduced to zero

                                    (h)  to make the Class B Principal Payment;

                                    (i)  to make the Class C Principal Payment;

                                    (j)  to make the Class D Principal Payment;

                                    (k)  to pay Additional Principal, if any, to
                                         the Class A Noteholders  then receiving
                                         the  Class  A   Principal   Payment  as
                                         provided  in clause (g) above until the
                                         Outstanding  Principal Amount on all of
                                         the Class A Notes has been  reduced  to
                                         zero,  then to the Class B  Noteholders
                                         until the Outstanding  Principal Amount
                                         on the Class B Notes  has been  reduced
                                         to   zero,   then   to  the   Class   C
                                         Noteholders   until   the   Outstanding
                                         Principal  Amount  on the Class C Notes
                                         has been reduced to zero, thereafter to
                                         the  Class  D  Noteholders   until  the
                                         Outstanding  Principal  Amount  on  the
                                         Class D Notes has been reduced to zero;
                                         and

                                    (l)  to the Issuer, the balance, if any.

                                    See "Description of the Notes -- Application of Payments."

Interest........................    On each Payment Date,  the interest due (the
                                    "Interest  Payments")  with  respect  to the
                                    Class A-1 Notes,  the Class A-2  Notes,  the
                                    Class A-3 Notes,  the Class A-4  Notes,  the
                                    Class B  Notes,  the  Class C Notes  and the
                                    Class D Notes  since the last  Payment  Date
                                    will be the  interest  that has  accrued  on
                                    such Notes since the last  Payment  Date (or
                                    in the case of the first Payment Date,  with
                                    respect  to the Class A-1  Notes,  since the
                                    Issuance Date, and with respect to all other
                                    Notes,    since    ________________)    (the
                                    "Interest Accrual Period") at the applicable
                                    Note  Interest  Rate  applied  to  the  then
                                    unpaid principal  amounts (the  "Outstanding
                                    Principal  Amounts") of the Class A-1 Notes,
                                    the Class A-2  Notes,  the Class A-3  Notes,
                                    the Class A-4 Notes,  the Class B Notes, the
                                    Class  C  Notes,  and  the  Class  D  Notes,
                                    respectively,   after   giving   effect   to
                                    payments  of  principal  to  the  Class  A-1
                                    Noteholders,  the Class A-2 Noteholders, the
                                    Class   A-3   Noteholders,   the  Class  A-4
                                    Noteholders,  the Class B  Noteholders,  the
                                    Class  C   Noteholders   and  the   Class  D
                                    Noteholders,  respectively, on the preceding
                                    Payment  Date.  See   "Description   of  the
                                    Notes--General"    and    "Application    of
                                    Payments."

Principal.......................    On   each   Payment   Date,   each   of  the
                                    Noteholders  will  be  entitled  to  receive
                                    payments  of  principal,  to the  extent  of
                                    funds  available as  described  herein under
                                    "Description   of  the  Notes  --  Available
                                    Funds," in the priorities described herein under "Application of Payments." Principal
                                    Payments on the Notes are required to be made on each Payment Date to Noteholders on the related Record Date.

                                    For each Payment  Date,  each of the Class A
                                    Noteholders,  the Class B  Noteholders,  the
                                    Class  C   Noteholders   and  the   Class  D
                                    Noteholders  will  be  entitled  to  receive
                                    payments    of     principal     ("Principal
                                    Payments"),   to  the   extent   funds   are
                                    available  therefor,  in the  priorities set
                                    forth in the Indenture and described  herein
                                    below   and   under   "Description   of  the
                                    Notes--Application  of  Payments."  On  each
                                    Payment   Date,  to  the  extent  funds  are
                                    available  therefor,  the Principal  Payment
                                    will  be  paid  to  the  Noteholders  in the
                                    following priority: (a) (i) to the Class A-1
                                    Noteholders   only,  until  the  Outstanding
                                    Principal Amount on the Class A-1 Notes has been reduced to zero, the Class A Principal

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                                       9
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                                    Payment (as defined below), then (ii) to the
                                    Class  A-2  Noteholders   only,   until  the
                                    Outstanding  Principal  Amount  on the Class
                                    A-2  Notes  has been  reduced  to zero,  the
                                    Class A Principal Payment, then (iii) to the
                                    Class  A-3  Noteholders   only,   until  the
                                    Outstanding  Principal  Amount  on the Class
                                    A-3  Notes  has been  reduced  to zero,  the
                                    Class A Principal  Payment,  and (iv) to the
                                    Class A-4 Noteholders, until the Outstanding
                                    Principal  Amount on the Class A-4 Notes has
                                    been reduced to zero,  the Class A Principal
                                    Payment, (b) to the Class B Noteholders, the
                                    Class  B   Principal   Payment  (as  defined
                                    below), (c) to the Class C Noteholders,  the
                                    Class  C   Principal   Payment  (as  defined
                                    below), (d) to the Class D Noteholders,  the
                                    Class  D   Principal   Payment  (as  defined
                                    below), and (e) to the extent that the Class
                                    B Floor (as defined below) exceeds the Class
                                    B  Target  Investor  Principal  Amount,  the
                                    Class C Floor exceeds (as defined below) the
                                    Class C Target Investor Principal Amount (as
                                    defined  below) and/or the Class D Floor (as
                                    defined  below)  exceeds  the Class D Target
                                    Investor   Principal   Amount  (as   defined
                                    below), Additional Principal (defined below) shall be distributed, sequentially, as an additional principal payment on the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, the Class B Notes, the Class C Notes, and the Class D Notes as applicable, until the Outstanding Principal Amount of each Class has been reduced to zero.

                                    The "Class A Principal  Payment" shall equal
                                    (a)   while   the   Class   A-1   Notes  are
                                    outstanding,  (i) on all Payment Dates prior
                                    to the Class A-1 Stated  Maturity  Date, the
                                    lesser of (1) the amount necessary to reduce
                                    the  Outstanding  Principal  Amount  on  the
                                    Class   A-1   Notes  to  zero  and  (2)  the
                                    difference   between   (A)   the   Aggregate
                                    Discounted  Lease Balance as of the previous
                                    Calculation   Date  and  (B)  the  Aggregate
                                    Discounted  Lease  Balance as of the related
                                    Calculation  Date, and (ii) on and after the
                                    Calculation  Date,  the  entire  Outstanding
                                    Principal  Amount on the Class A-1 Notes and
                                    (b) after the Class A-1 Notes have been paid
                                    in full, the amount  necessary to reduce the
                                    Outstanding  Principal Amount on the Class A
                                    Notes  to  the   Class  A  Target   Investor
                                    Principal Amount (as defined below).

                                    The "Class B Principal  Payment" shall equal
                                    (a)   while   the   Class   A-1   Notes  are
                                    outstanding,   zero   and  (b)   after   the
                                    Outstanding  Principal  Amount  on the Class
                                    A-1 Notes has been reduced to zero, the amount necessary to reduce the Outstanding Principal Amount of the Class B Notes to the greater of the Class B Target Investor Principal Amount (as defined below) and the Class B Floor (as defined below).

                                    The "Class C Principal  Payment" shall equal
                                    (a)   while   the   Class   A-1   Notes  are
                                    outstanding,   zero   and  (b)   after   the
                                    Outstanding  Principal  Amount  on the Class
                                    A-1 Notes has been reduced to zero, the amount necessary to reduce the Outstanding Principal Amount of the Class C Notes to the greater of the Class C Target Investor Principal Amount (as defined below) and the Class C Floor (as defined below).

                                    The "Class D Principal  Payment" shall equal
                                    (a)   while   the   Class   A-1   Notes  are
                                    outstanding,   zero   and  (b)   after   the
                                    Outstanding  Principal  Amount  on the Class
                                    A-1 Notes has been reduced to zero, the amount necessary to reduce the Outstanding Principal Amount of the Class D Notes to the greater of the Class D Target Investor Principal Amount (as defined below) and the Class D Floor (as defined below).

                                    The  "Class  A  Target  Investor   Principal
                                    Amount" with respect to each Payment Date is an amount equal to the product of (a) the Class A Percentage (as defined below) and
                                    (b) the Aggregate Discounted Lease Balance as of the related Calculation Date.

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                                       10
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                                    The  "Class  B  Target  Investor   Principal
                                    Amount" with respect to each Payment Date is an amount equal to the product of (a) the Class B Percentage (as defined below) and
                                    (b) the Aggregate Discounted Lease Balance as of the related Calculation Date.

                                    The  "Class  C  Target  Investor   Principal
                                    Amount" with respect to each Payment Date is an amount equal to the product of (a) the Class C Percentage (as defined below) and
                                    (b) the Aggregate Discounted Lease Balance as of the related Calculation Date.

                                    The  "Class  D  Target  Investor   Principal
                                    Amount" with respect to each Payment Date is an amount equal to the product of (a) the Class D Percentage (as defined below) and
                                    (b) the Aggregate Discounted Lease Balance as of the related Calculation Date.

                                    The  Class  A  Target   Investor   Principal
                                    Amount,   the   Class  B   Target   Investor
                                    Principal   Amount,   the   Class  C  Target
                                    Investor  Principal Amount,  and the Class D
                                    Target   Investor   Principal   Amount   are
                                    collectively   referred  to  as  the  "Class
                                    Target Investor Principal Amounts."

                                    The  "Class  A  Percentage"  will  be  equal
                                    approximately  to  _________%.  The "Class B
                                    Percentage"  will be equal  approximately to
                                    __________%.  The "Class C Percentage"  will
                                    be equal  approximately to __________%.  The
                                    "Class   D   Percentage"   will   be   equal
                                    approximately to ________%.

                                    The  "Class B Floor"  with  respect  to each
                                    Payment  Date means (a) ____% of the initial
                                    Aggregate Discounted Lease Balance as of the
                                    Cut-Off Date,  plus (b) the Cumulative  Loss
                                    Amount with  respect to such  Payment  Date,
                                    minus   (c)  the  sum  of  the   Outstanding
                                    Principal  Amount of the Class C Notes,  the
                                    Outstanding  Principal Amount of the Class D
                                    Notes, and the Overcollateralization Balance
                                    as of the immediately preceding Payment Date
                                    after   giving   effect  to  all   principal
                                    payments made on that day.

                                    The  "Class C Floor"  with  respect  to each
                                    Payment  Date means (a) ___% of the  initial
                                    Aggregate Discounted Lease Balance as of the
                                    Cut-Off Date,  plus (b) the Cumulative  Loss
                                    Amount with  respect to such  Payment  Date,
                                    minus   (c)  the  sum  of  the   Outstanding
                                    Principal  Amount of the Class D Notes,  and
                                    the Overcollateralization  Balance as of the
                                    immediately  preceding  Payment  Date  after
                                    giving effect to all principal payments made
                                    on that day;  provided,  (as defined below),
                                    that if the Outstanding  Principal Amount of
                                    the  Class B Notes is less  than or equal to
                                    the Class B Floor on such Payment Date,  the
                                    Class C Floor  will  equal  the  Outstanding
                                    Principal   Amount  of  the  Class  C  Notes
                                    utilized in the  calculation  of the Class B
                                    Floor for such Payment Date.

                                    The  "Class D Floor"  with  respect  to each
                                    Payment  Date means (a) ___% of the  initial
                                    Aggregate Discounted Lease Balance as of the
                                    Cut-Off Date,  plus (b) the Cumulative  Loss
                                    Amount with  respect to such  Payment  Date,
                                    minus (c) the Overcollateralization  Balance
                                    as of the immediately preceding Payment Date
                                    after   giving   effect  to  all   principal
                                    payments   made  on  that   day;   provided,
                                    however,  that if the Outstanding  Principal
                                    Amount of the Class C Notes is less than or equal to the Class C Floor on such Payment Date, the Class D Floor will equal the Outstanding Principal Amount of the Class D Notes utilized in the calculation of the Class C Floor for such Payment Date.

                                    The Class B Floor, the Class C Floor and the
                                    Class D Floor are collectively referred to herein as the "Class Floors."

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                                       11
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                                    "Additional  Principal" with respect to each
                                    Payment Date equals (a) zero, if each of the
                                    Class Target Investor  Principal Amounts for
                                    Classes B, C, and D exceed their  respective
                                    Class Floors on such Payment Date and (b) in
                                    each  other  case  the  excess,  if any,  of
                                    (i)(A) the Outstanding  Principal Balance of
                                    the  Notes  plus  the  Overcollateralization
                                    Balance  as  of  the  immediately  preceding
                                    Payment Date after giving effect to payments
                                    on  such   Payment   Date,   minus  (B)  the
                                    Aggregate Discounted Lease Balance as of the related Calculation Date, over (ii) the sum of the Class A Principal Payment, the Class B Principal Payment, the Class C Principal Payment, and the Class D Principal Payment to be paid on such Payment Date.

                                    The  "Overcollateralization   Balance"  with
                                    respect  to each  Payment  Date is an amount
                                    equal  to the  excess,  if  any,  of (a) the
                                    Aggregate Discounted Lease Balance as of the
                                    related   Calculation   Date  over  (b)  the
                                    Outstanding Principal Amount of the Notes as of such Payment Date after giving effect to all principal payments made on that day.

                                    The "Cumulative Loss Amount" with respect to
                                    each  Payment Date is an amount equal to the
                                    excess,  if any, of (a) the total of (i) the
                                    Outstanding Principal Amount of the Notes as
                                    of the  immediately  preceding  Payment Date
                                    after   giving   effect  to  all   principal
                                    payments  made on that  day,  plus  (ii) the
                                    Overcollateralization   Balance  as  of  the
                                    immediately  preceding  Payment Date,  minus
                                    (iii)  the  lesser  of  (A)  the   Aggregate
                                    Discounted   Lease   Balance   as   of   the
                                    Calculation Date relating to the immediately preceding Payment Date minus the Aggregate Discounted Lease Balance as of the related Calculation Date and (B) Available Funds remaining after the payment of amounts owing the Servicer and in respect of interest on the Notes on such Payment Date, over (b) the Aggregate Discounted Lease Balance as of the related Calculation Date.

                                    The "Discounted  Lease Balance" of any Lease
                                    as of the Cut-Off Date will mean the present
                                    value  of all  Lease  Payments  due  thereon
                                    after the Cut-Off Date  (excluding  payments
                                    with  respect  to  Defaulted  Leases,  Early
                                    Termination  Leases and Leases  subject to a
                                    Warranty  Event),  discounted  monthly  at a
                                    rate equal to the product of (i) one-twelfth
                                    and (ii) the Discount  Rate.  The  "Discount
                                    Rate" is the sum of (a) the weighted average
                                    of the Class  A-1 Note  Interest  Rate,  the
                                    Class A-2 Note Interest  Rate, the Class A-3
                                    Note  Interest  Rate,  the  Class  A-4  Note
                                    Interest  Rate,  the  Class B Note  Interest
                                    Rate, the Class C Note Interest Rate and the
                                    Class D Note Interest Rate, calculated as of
                                    the Closing Date and (b) the  Servicing  Fee
                                    Rate (as hereinafter  defined).  Thereafter,
                                    the Discounted Lease Balance of any Lease as
                                    of any Payment Date shall be  determined  on
                                    the  related  Calculation  Date and it shall
                                    equal the  present  value of each  remaining
                                    Lease  Payment  to become  due under a Lease
                                    (excluding    payments   with   respect   to
                                    Defaulted Leases (as defined herein),  Early
                                    Termination  Leases (as defined  herein) and
                                    Leases   subject  to  a   Warranty   Event),
                                    discounted   monthly   from  the  date  such
                                    payment  is to become due at a rate equal to
                                    one-twelfth  of the  Discount  Rate.  On the
                                    date that a Lease becomes a Defaulted Lease,
                                    the Discounted  Lease Balance for such Lease
                                    will be  reduced  to  zero.  The  "Aggregate
                                    Discounted    Lease    Balance"    for   any
                                    Calculation   Date   is   the   sum  of  the
                                    Discounted Lease Balances of all Leases.


Subordination...................    Payments  of  interest on the Class B Notes,
                                    the Class C Notes and the Class D Notes will be subordinated in priority of payment to interest due on the Class A Notes to the extent described herein. The Class B Notes, the Class C Notes and the Class D Notes will not receive any payments of interest with respect to a Collection Period until the full amount of interest on the Class A Notes relating to such Collection Period has been allocated to the Class A Notes. Payments of

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                                    interest  on the Class C Notes and the Class
                                    D Notes, will be subordinated in priority of
                                    payment to interest due on the Class B Notes
                                    to the extent described herein.  The Class C
                                    Notes and the Class D Notes will not receive
                                    any  payments of interest  with respect to a
                                    Collection  Period  until the full amount of
                                    interest  on the Class B Notes  relating  to
                                    such Collection Period has been allocated to
                                    the Class B Notes.  Payments  of interest on
                                    the Class D Notes  will be  subordinated  in
                                    priority of payment to  interest  due on the
                                    Class  C  Notes  to  the  extent   described
                                    herein. The Class D Notes will not receive any payments of interest with respect to a Collection Period until the full amount of interest on the Class C Notes relating to such Collection Period has been allocated to the Class C Notes.

                                    Payments of  principal on the Class B Notes,
                                    the Class C Notes and the Class D Notes will
                                    be  subordinated  in  priority of payment to
                                    principal  due on the  Class A Notes  to the
                                    extent   described   herein.   Payments   of
                                    principal on the Class C Notes and the Class
                                    D Notes will be  subordinated in priority of
                                    payment  to  principal  due on the  Class  B
                                    Notes  to  the  extent   described   herein.
                                    Payments of principal on the Class D Notes will be subordinated in priority of payment to principal due on the Class C Notes to the extent described herein.

Events of Default...............    "Event of Default"  under the Indenture with
                                    respect to the Notes shall include any one or more of the following:

                                    (i)  the failure to pay interest on any Note
                                         within  four  (4)  days of when  due or
                                         principal  on any  Note  by its  Stated
                                         Maturity Date;

                                    (ii) the   failure   of  the   Seller,   the
                                         Transferor,  or the  Servicer  to  make
                                         payments or deposits required under the
                                         Transaction  Documents within three (3)
                                         Business Days;

                                   (iii) the   failure  of  the  Seller  or  the
                                         Servicer,  the Transferor,  the Issuer,
                                         the Trustee, or to perform any covenant
                                         with   respect   to   the   transaction
                                         documents, which failure has a material
                                         adverse effect on the  Noteholders  and
                                         which continues unremedied for a period
                                         of [60] days after  discovery or notice
                                         of such failure  (provided no such cure
                                         period  shall  apply  to  the  Seller's
                                         failure to accept the  reassignment  of
                                         any  Lease  that  is  not  an  Eligible
                                         Lease,  and  further  provided,  only a
                                         five (5) day cure  period will apply to
                                         the  Seller's,   the  Transferor's  the
                                         Issuer's or the Trustee's  covenant not
                                         to  grant  a  security  interest  in or
                                         otherwise create a lien on the Leases);

                                    (iv) any  representation  or warranty by the
                                         Seller, the Transferor,  the Trustee or
                                         the  Issuer  is  not   correct  in  any
                                         material  respect and  continues  for a
                                         period of [60] days after  discovery or
                                         notice of such failure  (provided  that
                                         the  Transferor  and/or  the Seller can
                                         "cure"   such    misrepresentation   by
                                         purchasing   the   contracts    related
                                         thereto);

                                    (v)  the  insolvency  of  the  Seller,   the
                                         Transferor, the Issuer or the Servicer;
                                         or

                                    (vi) the  Issuer   becomes  an   "Investment
                                         Company."

Registration of Notes...........    Notes may be  represented  by  global  Notes
                                    registered in the name of Cede or Euroclear,
                                    as nominee of The  Depository  Trust Company
                                    ("DTC"),  or another nominee.  In such case,
                                    Noteholders  will not be entitled to receive
                                    definitive    Notes     representing    such
                                    Noteholders' interests, except in certain limited

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                                       13
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                                    circumstances    described    herein.    See
                                    "Description  of the  Notes  --  Book  Entry
                                    Registration" herein.

Contribution and
Sale Agreement..................    The  Transferor  and/or the  Seller  will be
                                    obligated  to acquire  any Lease  Receivable
                                    transferred   pursuant   to  a   Transaction
                                    Document   or   pledged   pursuant   to  the
                                    Indenture if the interest of the Noteholders
                                    therein is materially  adversely affected by
                                    a breach of any  representation  or warranty
                                    made by the  Transferor  or the Seller  with
                                    respect to such Lease,  which breach has not
                                    been   cured.   To  the   extent   that  the
                                    Transferor    so    acquires    any    Lease
                                    Receivables, the Seller will be obligated to
                                    acquire  such  Lease  Receivables  from  the
                                    Transferor    pursuant    to   the    Seller
                                    Contribution      and     Sale     Agreement
                                    contemporaneously   with  the   Transferor's
                                    acquisition of such Lease  Receivables.  The
                                    obligation of the  Transferor to acquire any
                                    such Lease Receivables with respect to which
                                    the Seller has breached a representation  or
                                    warranty   is   subject   to  the   Seller's
                                    acquisition of such Lease  Receivables  from
                                    the Transferor.  In addition, the Transferor
                                    may  from  time  to time  reacquire  certain
                                    Lease  Receivables or substitute other Lease
                                    Receivables  for such Lease  Receivable held
                                    as part of the Pool of  Assets,  subject  to
                                    specified   conditions   set  forth  in  the
                                    related Transaction Documents.



Servicing.......................    The  Servicer   will  be   responsible   for
                                    servicing,   making   collections   on   and
                                    otherwise enforcing the Leases. The Servicer will be required to exercise the degree of skill and care in performing these functions that it customarily exercises with respect to similar contracts owned by the Servicer.
                                    The Servicer will be entitled to receive a monthly fee (the "Servicing Fee") of the product of (i) one-twelfth, (ii) [0.50]%
                                    (the  "Servicing  Fee  Rate")  and (iii) the
                                    Aggregate Discounted Lease Balance as of the related Calculation Date, payable out of the Collection Account, plus late payment fees and certain other fees paid by the Lessees
                                    ("Servicing Charges"), as compensation for acting as Servicer.

                                    Except as hereinafter  provided,  on the day
                                    prior to any Payment Date,  the Servicer may
                                    make an advance (a  "Servicer  Advance")  to
                                    the Trustee in an amount sufficient to cover
                                    all amounts due and unpaid on any Delinquent
                                    Lease as of the  previous  Calculation  Date
                                    ("Delinquency   Amounts").   A   "Delinquent
                                    Lease"  will  mean,  as of  any  Calculation
                                    Date,  any Lease  (other  than a Lease which
                                    became  a  Defaulted  Lease  prior  to  such
                                    Calculation  Date) with respect to which the
                                    Lessee has not paid all Lease  Payments then
                                    due. With respect to any  Delinquent  Lease,
                                    whenever the Servicer shall have  determined
                                    that  it  will  be  unable   to   recover  a
                                    Delinquency  Amount or  portion  thereof  on
                                    such  Delinquent  Lease,  the Servicer shall
                                    not  make  a   Servicer   Advance   on  such
                                    unrecoverable  Delinquency Amount or portion
                                    thereof, but will be required to enforce its
                                    remedies (including acceleration) under such
                                    Lease.   In  the  event  that  the  Servicer
                                    reasonably   determines  that  any  Servicer
                                    Advances previously made will not ultimately be recovered from the related Lease and, thus, are "Nonrecoverable Advances," or any Delinquent Leases for which the Servicer has made advances of Delinquency Amounts in respect thereof become Defaulted Leases, then the Trustee shall have the right to draw on the Collection Account to repay such Servicer Advances.

                                    Under the Servicing Agreement,  a Lease will
                                    constitute  a   "Defaulted   Lease"  at  the
                                    earlier  of the  date  on  which  (i)  Lease
                                    Payments are due and unpaid for more than 120 days or (ii) the Servicer has declined to make a Servicer Advance on the grounds that such advance would be a Nonrecoverable Advance or (iii) such

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                                    Lease has been  charged off by the  Servicer
                                    in accordance with its standard servicing procedures.

                                    Under  certain  limited  circumstances,  the
                                    Servicer may resign or be removed,  in which
                                    event the Trustee or a qualified  success or
                                    servicer  designated  by the Trustee will be
                                    appointed   as   successor   Servicer   (the
                                    "Successor Servicer").

                                    The  Servicer  will  be  required  to  cause
                                    amounts  collected on the Lease  Receivables
                                    on behalf of the Issuer to be deposited in a
                                    lockbox  account  (the  "Lockbox   Account")
                                    maintained in the name of the Trustee. Funds
                                    in the Lockbox  Account will be  distributed
                                    to  the   Collection   Account  (as  defined
                                    herein) maintained with the Trustee no later than the [_______] Business Day prior to each Payment Date.

                                    On the  third  Business  Day  prior  to each
                                    Payment Date (each, a "Reporting Date"), the
                                    Servicer  shall be  required  to  deliver  a
                                    monthly  Servicer  Report to (i) the Trustee
                                    on  behalf  of the  Noteholders,  (ii)  each
                                    Rating Agency (as defined  herein) and (iii)
                                    the    Underwriter   (as   defined   herein)
                                    detailing  amounts received on the Leases in
                                    respect   of   the   immediately   preceding
                                    Collection    Period   and   available   for
                                    distribution on the Payment Date.

[Lease Receivable Substitution..    The Seller shall have the right (but not the
                                    obligation) to substitute a Lease Receivable
                                    for any Lease  Receivable  which defaults or
                                    prepays.  Substitute Lease  Receivables must
                                    be  at  least  equal  in  Discounted   Lease
                                    Balance  and  comparable  in terms of credit
                                    quality,    monthly   payment,   and   other
                                    characteristics,  provided, that in no event
                                    shall  the   maturity   date  of  any  Lease
                                    Receivable    substituted    for   a   Lease
                                    Receivable  removed  from the Pool of Assets
                                    in  accordance  with the  Indenture  and the
                                    related     Transaction     Documents     (a
                                    "Substituted Lease Receivable") be later than the last maturity date of any Lease
                                    Receivable.]

Certain Legal Aspects
of the Leases...................    With  respect to the  transfer of the Leases
                                    to the Issuer  pursuant to a the  Transferor
                                    Contribution   and  Sale  Agreement  or  the
                                    pledge of the Issuer's right, title and interest in and to such Leases on behalf of Noteholders pursuant to the Indenture, the Transferor will warrant, in each case, that such transfer is either a valid transfer and assignment of the Leases to the Issuer or the grant of a security interest in the Leases. The Transferor shall warrant that, if the transfer or assignment by it to the Issuer or to the Noteholders is deemed to be a grant to the Issuer or to the Noteholders of a security interest in the Leases, then the Issuer or the Noteholders will have a first priority perfected security interest therein, except for certain liens which have priority over previously perfected security interests by operation of law, and, with certain exceptions, in the proceeds thereof.

Optional Redemption.............    The Issuer will have the option,  subject to
                                    certain   conditions   set   forth   in  the
                                    Indenture, to prepay all of the Notes on any
                                    Payment   Date  on   which   the   Aggregate
                                    Discounted Lease Balance is less than 10% of
                                    the  Initial   Aggregate   Discounted  Lease
                                    Balance (an "Optional  Redemption").  In the
                                    event such option is  exercised,  the entire
                                    outstanding  principal balance of the Notes,
                                    together  with accrued  interest  thereon at
                                    the   respective   Note  Interest  Rate,  as
                                    applicable, will be required to be paid to the Noteholders on such Payment Date.

Limited Repurchase
Obligation......................    In  the   Seller   Contribution   and   Sale
                                    Agreement,  the  Seller  will  make  certain
                                    representations  and warranties with respect
                                    to,   among   other   things,    the   Lease
                                    Receivables. The Seller will be obligated to
                                    repurchase   a  Lease   Receivable   if

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                                    the interest of the Issuer, the Trustee, the
                                    Transferor or the  Noteholders is materially
                                    adversely  affected  by a  breach  of such a
                                    representation   or  warranty  made  by  the
                                    Seller with respect to such Lease Receivable
                                    and if such  breach has not been cured as of
                                    [_______]   days   following   the  Seller's
                                    discovery or receipt of notice of such breach.

                                    In  the  Transferor  Contribution  and  Sale
                                    Agreement,  the Transferor will make certain
                                    representations  and warranties with respect
                                    to,   among   other   things,    the   Lease
                                    Receivables.    The   Transferor   will   be
                                    obligated to  repurchase a Lease  Receivable
                                    if the  interest of the Issuer,  the Trustee
                                    or the  Noteholders is materially  adversely
                                    affected    by   a   breach    of   such   a
                                    representation   or  warranty  made  by  the
                                    Transferor   with   respect  to  such  Lease
                                    Receivable and if such breach has not been cured as of [_______] days following the Seller's discovery or receipt of notice of such breach.

Tax Considerations..............    Subject to the discussion  below,  under the
                                    Internal  Revenue  Code  of 1986  (the  "Tax
                                    Code"),    as    amended,    and    existing
                                    regulations,    administrative   rules   and
                                    judicial decisions,  Tax Counsel (as defined
                                    herein)  is  of  the   opinion   that  under
                                    existing  law  the  Offered  Notes  will  be
                                    characterized  as  indebtedness  for federal
                                    income tax purposes.  Under the  Transaction
                                    Documents,  the Transferor,  the Issuer, the
                                    Seller,  the Servicer,  the  Noteholders and
                                    other  parties will agree to treat the Notes
                                    as debt for all  income tax  purposes.  As a
                                    result,  a portion  of each  payment  on the
                                    Notes will be treated as  interest.  Holders
                                    of the  Offered  Notes will be  required  to
                                    include  interest  paid  or  accrued  on the
                                    Offered  Notes  in gross  income.  Principal
                                    Payments on the Offered Notes should, to the
                                    extent  of  the  Noteholder's  basis  in the
                                    Offered Notes allocable thereto,  be treated
                                    as  a  return  of  capital.   See  "Material
                                    Federal Income Tax Consequences"  herein for
                                    additional    information   concerning   the
                                    application of federal income tax laws.

ERISA Considerations............    The  acquisition  of  Notes  by an  employee
                                    benefit   plan   subject  to  the   Employee
                                    Retirement  Income  Security Act of 1974, as
                                    amended   ("ERISA")  or  the  provisions  of
                                    Section  4975  of the Tax  Code (a  "Plan"),
                                    could result in a prohibited transaction under "ERISA" or Section 4975 of the Tax
                                    Code, unless such acquisition is subject to a statutory or administrative exemption, if, by virtue of such acquisition, assets held by the Issuer and pledged to the Trustee were deemed to be assets of the Plan. In addition, the Issuer or other parties may be considered to be a fiduciary with respect to any Plan. Therefore, the acquisition and transfer of the Notes are subject to certain restrictions. See "ERISA Considerations."

Ratings.........................    It is a  condition  to the  issuance  of the
                                    Notes  that  the  Class  A-1  Notes be rated
                                    [_______]   by  _______  and   [_______]  by
                                    _________,  the  Class  A-2  Notes  be rated
                                    [_______]  by _____ and  [_______] by ______
                                    the  Class A-3  Notes be rated  [______]  by
                                    _____ and [_______] by ______, the Class A-4
                                    Notes  be  Rated   [_______]  by  _____  and
                                    [_______]  by  ______the  Class B  Notes  be
                                    rated  [_______] by _______ and [_______] by
                                    _______,   the   Class  C  Notes   be  rated
                                    [_______]  by  ________  and   [_______]  by
                                    _______,  and the  Class D  Notes  be  rated
                                    [_______]   by  ________   and  [______]  by
                                    ______. (each of [_______] and [_______] are
                                    referred to herein as a "Rating Agency," and
                                    collectively  as the "Rating  Agencies").  A
                                    security rating is not a  recommendation  to
                                    purchase,  hold or sell  Notes  inasmuch  as
                                    such  rating  does not  comment as to market
                                    price  or   suitability   for  a  particular
                                    investor. Ratings address the likelihood of timely payment of interest and the ultimate payment of principal on the Notes pursuant to their terms. Ratings will not address the likelihood of an early return of invested principal. There can be no assurance that any rating will remain for a given period of time or that a rating will not be lowered or withdrawn entirely if, in the judgment of any Rating Agency, circumstances in the future so warrant. See "Ratings " herein.

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                                       16
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                                  RISK FACTORS

     Prospective Noteholders should consider, among other things, the following factors in connection with the purchase of the Notes:

     Limited Liquidity. There can be no assurance that a secondary market for the Notes of any Class will develop or, if it does develop, that it will provide Noteholders with liquidity of investment or that it will continue for the life of such Notes. [Although the Underwriter intends to establish and maintain a secondary market in such Notes, it shall not be obligated to do so.] The Notes will not be listed on any securities exchange.

     Ownership of Leases. In connection with the issuance of any Notes, the Seller will transfer Leases to the Transferor. The Seller will warrant in the Seller Contribution and Sale Agreement that the transfer of the Leases by it to the Transferor is a valid assignment, transfer and conveyance of such Leases. The Transferor will warrant in the Transferor Contribution and Sale Agreement, that the transfer of the Leases to the Issuer is a valid assignment, transfer and conveyance of the Leases to the Issuer, and that upon the Issuer's pledge of the Leases to Trustee, that the Trustee for the benefit of the Noteholders will have a valid security interest in such Leases. The Transaction Documents will provide that the Servicer will be required to maintain possession of the original copies of all Leases that constitute chattel paper. If the Transferor, the Servicer, the Issuer, or the Seller, while in possession of the Leases, sells or pledges and delivers such Leases to another party, in violation of a Transaction Document, there is a risk that such other party could acquire an interest in such Leases having a priority over the Issuer's interest. Furthermore, if the Transferor, the Servicer, or the Seller, while in possession of the Leases, is rendered insolvent, such event of insolvency may result in competing claims to ownership or security interests in the Leases. Such an attempt, even if unsuccessful, could result in delays in payments on the Notes. If successful, such attempt could result in losses to the Noteholders or an acceleration of the repayment of the Notes, or both. The Seller and the Transferor will make certain representations and warranties with respect to the ownership of the Leases as of the date of the transfer to the Transferor, the Issuer and the pledge to the Trustee, respectively. The Seller will be obligated to acquire any Lease if there is a breach of such representations and warranties that materially adversely affects the interests of the Transferor, the Issuer or the Trustee on behalf of the Noteholders in such Lease and such breach has not been cured.

     Security Interest in the Equipment. The Seller will also contribute all of its right, title and interest in and to the related Equipment to the Transferor or to the Issuer. The Seller Contribution and Sale Agreement shall require the Seller to make certain representations and warranties with respect to the transfer of title and, in the alternative, perfection and priority of a security interest, if any, in the Equipment. The Transferor may also transfer the Equipment to a Issuer and/or may pledge all of its right, title and interest in and to such Equipment to the Issuer. Pursuant to the Transferor Contribution and Sale Agreement, the Transferor may warrant (a) if the Transferor transfers such Equipment to a Issuer, that such transfer is either a valid assignment, transfer and conveyance of such Equipment to the Issuer or it has granted to the Issuer a security interest in such Equipment, or (b) if the Transferor retains title, that it has granted to the Issuer a valid security interest in such Equipment. The Issuer may pledge all of its right, title and interest in and to such Equipment to the Trustee under an Indenture. If the Issuer were to grant a security interest in such Equipment to the Trustee, the Issuer would make or assign certain similar representations and warranties with respect to the transfer of title and the perfection and priority of a security interest in the Equipment.

     As specified herein, because of the administrative burden and expense that would be entailed in so doing, neither the Seller nor the Transferor will file, or necessarily will be required to file, UCC financing statements identifying the Equipment as collateral pledged in favor of the Issuer or the Trustee for the benefit of the Noteholders. In the absence of such filings any security interest in the Equipment will not be perfected in favor of the Issuer, or the Trustee. As a result the Issuer or the Trustee could lose priority of its security interest in such Equipment. Neither the Seller nor the Transferor will have any obligation to reacquire Equipment as to which such aforementioned occurrence results in the loss of lien priority after the date the Issuer receives an interest in such Equipment. See "Certain Legal Aspects of the Leases."

     Restrictions on Recoveries. All Leases will provide that the obligations of the Lessees thereunder are absolute and unconditional, regardless of any defense, set-off or abatement which the Lessee may have against the Seller or any other person or entity whatsoever. The Seller and the Transferor will warrant, to the best of its knowledge, that no claims or defenses have been asserted or threatened with respect to the Leases and that all requirements of applicable law with respect to the Leases have been satisfied.

     In the event that the Transferor or the Issuer must rely on repossession and disposition of Equipment to recover scheduled payments due on Defaulted Leases, the Issuer may not realize the full amount due on a Lease (or may not realize the full amount on a timely basis). Other factors that may affect the ability of the Issuer to realize the full amount due on a Lease include whether financing statements to perfect the security interest in the Equipment had been filed, depreciation, obsolescence, damage or loss of any item of Equipment, and the application of Federal and state bankruptcy and insolvency laws. As a result, the Noteholders may be subject to delays in receiving payments and suffer loss of their investment in the Notes.

     Insolvency and Bankruptcy Matters. The Transferor will take steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief by the Seller or the Transferor (the Seller and the Transferor, collectively for these purposes, "Debtors") under the United States Bankruptcy Code or similar applicable state laws ("Insolvency Laws") will not result in the assets of the Pool of Assets becoming property of the estate of a Debtor within the meaning of such Insolvency Laws. The Transferor will be a limited-purpose subsidiary of Charter created pursuant to articles of incorporation containing certain limitations (including restrictions on the nature of the Transferor's business and a restriction on the Transferor's ability to commence a voluntary case or proceeding under any Insolvency Law without the prior unanimous affirmative vote of all its directors). However, there can be no assurance that the activities of the Transferor would not result in a court's concluding that the assets and liabilities of the Transferor should be consolidated with those of the Seller in a proceeding under any Insolvency Law.

     The Seller Contribution and Sale Agreement and , the Transfer Contribution and Sale Agreement and the Indenture will generally require that the Seller contribute the Lease Receivables to the Transferor which in turn will transfer such Lease Receivables to the Issuer, and the Issuer will pledge the Lease Receivables to the Trustee on behalf of the Noteholders.

     With respect to the Lease Receivables, the Trustee and all Noteholders will covenant that they will not at any time institute against the Transferor any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law,

     While the Seller is the Servicer, cash collections held by the Seller may, subject to certain conditions, be commingled and used for the benefit of the Seller prior to their deposit into the Lockbox Account and, in the event of the bankruptcy of the Seller, the Transferor, the Issuer, or the Trustee may not have a perfected interest in such collections.

     The Transferor believes that the transfer of the Lease Receivables by the Seller to the Transferor should be treated as a valid assignment, transfer and conveyance of such Lease Receivables. However, in the event of an insolvency of the Seller, a competing creditor or a trustee in bankruptcy, among other remedies, could attempt to have a court recharacterize the transfer of the Lease Receivables by the Seller to the Transferor as a borrowing by the Seller from the Transferor or the related Noteholders, secured by a pledge of the Lease Receivables. Such an attempt, even if unsuccessful, could result in delays in payments on the Notes. If such an attempt were successful, a court, among other remedies, could elect to accelerate payment of the Notes and liquidate the Lease Receivables, with the Noteholders entitled to the then outstanding principal amount thereof and interest thereon at the applicable Note Interest Rate to the date of payment. Thus, the Noteholders could lose the right to future payments of interest and might incur reinvestment losses. In the event the Issuer is rendered insolvent, the Trustee, in accordance with the Indenture, will promptly sell, dispose of or otherwise liquidate the Lease Receivables in a commercially reasonable manner on commercially reasonable terms.

     The proceeds from any such sale, disposition or liquidation of the Lease Receivables will be treated as collections on the Lease Receivables. If the proceeds from the liquidation of the Lease Receivables and any amount available from any credit enhancement, if any, are not sufficient to pay Notes in full, the amount of principal returned to the Noteholders will be reduced and the Noteholders will incur a loss.

     Lessees of the Equipment may be entitled to assert against the Seller, the Transferor, or the Issuer, if any, claims and defenses which they have against the Seller with respect to the Lease Receivables. The Seller will warrant that no such claims or defenses have been asserted or threatened with respect to the Lease Receivables and that all requirements of applicable law with respect to the Lease Receivables have been satisfied.

     Equipment Obsolescence. In the event a Lease becomes a Defaulted Lease and the Lessee (and any guarantor) has insufficient assets available to pay the Lease payments on the scheduled payment dates, the only other source of moneys (other than the applicable credit enhancements, if any) for such amounts will be the income and proceeds from the disposition of the related Equipment. Because the market value of equipment generally declines with age and may be subject to sudden, significant declines in value because of technological advances, in the event of a repossession and sale of Equipment subject to a Defaulted Lease, the Issuer may not recover the entire amount due on such Lease. As a result, the Noteholders may be subject to delays in receiving payments and suffer loss of their investment in the Notes.

     Delinquencies. There can be no assurance that the historical levels of delinquencies and losses experienced by the Seller on its equipment lease portfolio will be indicative of the performance of the Leases included in the Pool of Assets or that such levels will continue in the future. Delinquencies and losses could increase significantly for various reasons, including changes in the federal income tax laws, changes in the local, regional or national economies or due to other events.

     Subordination; Limited Assets. As described more fully herein, Distributions of interest and principal on certain Classes of Notes will be subordinated in priority of payment to interest and principal due on other
Classes of Notes. Moreover, the Issuer will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the related Lease Receivables. The Notes represent solely debt secured by the Pool of Assets, and will not represent a recourse obligation to other assets of the Seller or of the Transferor. No Notes will be insured or guaranteed by the Seller, the Transferor, the Servicer, or the Trustee. Consequently, holders of the Notes must rely for repayment primarily upon payments on the Lease Receivables.

     Book-Entry Registration. Issuance of the Notes in book-entry form may reduce the liquidity of such Notes in the secondary trading market since investors may be unwilling to purchase Notes for which they cannot obtain definitive physical notes representing such Noteholders' interests, except in certain limited circumstances.

     Since transactions in Notes will, in most cases, be able to be effected only through DTC, direct or indirect participants in DTC's book-entry system ("Direct Participants" or "Indirect Participants") or certain banks, the ability of a Noteholder to pledge a Security to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect to such Notes, may be limited due to lack of a physical security representing the Notes.

     Noteholders may experience some delay in their receipt of distributions of interest on and principal of the Notes since distributions may be required to be forwarded by the Trustee to DTC and, in such case, DTC will be required to credit such distributions to the accounts of its Participants which thereafter will be required to credit them to the accounts of the applicable class of Noteholders either directly or indirectly through Indirect Participants. See "Description of the Notes --Book Entry Registration."

     Ratings of the Notes. A rating is not a recommendation to purchase, hold or sell Notes inasmuch as such rating does not comment as to market price or suitability for a particular investor. Ratings of Notes will address the likelihood of timely payment of interest and the ultimate payment of principal on the Notes pursuant to their terms. The ratings of Notes will not address the likelihood of an early return of invested principal. In addition, any such rating will not address the possibility of the occurrence of an Event of Default. There can be no assurance that a rating will remain for a given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgement circumstances (i.e., such as the performance of the Leases or the Servicer) in the future so warrant. In the event that the rating initially assigned to any Note is subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support therefor. For more detailed information regarding the ratings assigned to any Class of the Notes, see "Ratings."

     Maturity and Prepayment Considerations. Because the rate of payment of principal on the Notes will depend, among other things, on the rate of payment on the related Leases, the rate of payment of principal on the Notes cannot be predicted. Payments on the Leases will include scheduled payments as well as partial and full prepayments (to the extent not replaced with substitute Leases), payments upon the liquidation of Defaulted Leases, payments upon acquisitions by the Seller, the Servicer or the Transferor of Leases from the Pool of Assets on account of a breach of certain representations and warranties in the related Transaction Document, payments upon an optional acquisition by the Seller, the Servicer or the Transferor of Leases from the Pool of Assets (any such voluntary or involuntary prepayment or other early payment of a Lease, a "Prepayment"), and residual payments. The rate of early terminations of Leases due to Prepayments and defaults may be influenced by a variety of economic and other factors, including, among others, obsolescence, then current economic conditions and tax considerations. The risk of reinvesting distributions of the principal of the Notes will be borne by the Noteholders. The yield to maturity on Stripped Notes (as defined in the Tax Code), or Notes purchased at premiums or discounts to par will be extremely sensitive to the rate of Prepayments on the related Leases. In addition, the yield to maturity on certain other types of classes of Notes, including Stripped Notes, Accrual Notes or certain other Classes in a series including more than one Class of Notes, may be relatively more sensitive to the rate of prepayment of the related Leases than other Classes of Notes.

     The Transferor does not have available to it any statistics as to prepayment rates historically experienced in the equipment leasing industry. The rate of Prepayments of Leases cannot be predicted and is influenced by a wide variety of economic and other factors, including prevailing interest rates, the availability of alternate financing and local and regional economic conditions. Therefore, no assurance can be given as to the level of Prepayments that the Pool of Assets will experience.

     Noteholders should consider, in the case of Notes purchased at a discount, the risk that a slower than anticipated rate of Prepayments on the Lease Receivables could result in an actual yield that is less than the anticipated yield and, in the case of any Notes purchased at a premium, the risk that a faster than anticipated rate of Prepayments on the Lease Receivables could result in an actual yield that is less than the anticipated yield.

     Certain  UCC  Considerations.  Certain  states  have  adopted a version  of
Article 2A of the Uniform Commercial Code ("Article 2A"). Article 2A purports to codify many provisions of existing common law. Article 2A may, among other things, limit enforceability of any "unconscionable" lease or "unconscionable" provision in a lease, provide a lessee with remedies, including the right to cancel the Lease, for certain lessor breaches or defaults, and may add to or modify the terms of "consumer leases" and leases where the lessee is a "merchant lessee." Article 2A, however, recognizes typical commercial lease "hell or high water" rental payment clauses and validates reasonable liquidated damages provisions in the event of lessor or lessee defaults. Article 2A also recognizes the concept of freedom of contract and permits the parties in a commercial context a wide degree of latitude to vary provisions of the law.

     Leases Related to Software and Services. Certain Leases may relate to software and services that are not owned by the Seller and/or other items which have little or no collateral value ("Soft Items") and in which no related interest will be transferred to the Issuer. Accordingly, if any such Lease becomes a Defaulted Lease, the Issuer will not realize any proceeds from the related software, services and Soft Items from which to satisfy any unpaid payments under such Leases. Such Leases may be susceptible to prepayment risk due to obsolescence or technological change which may cause the Notes to prepay somewhat earlier, which may expose the related Noteholders to a greater investment risk.

     Risk of Downgrade of Initial Ratings Assigned to Notes. A rating is not a recommendation to purchase, hold or sell Notes, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the Notes address the likelihood of the timely payment of interest on and the ultimate repayment of principal of the Notes pursuant to their terms. There is no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by the Rating Agency if in its judgment circumstances in the future so warrant. The ratings of the Notes are based primarily on the Rating Agencies' analysis of the Lease Receivables, overcollateralization and the subordination, if any.

     Transfer of Servicing May Delay Payments. If Charter were to cease acting as Servicer, delays in processing payments on the Lease Receivables and information in respect thereof could occur and result in delays in payments to the Noteholders.

     Risks Associated with Inability Of the Seller to Reacquire Lease Receivables. The Seller will make representations and warranties with respect to certain matters relating to the Lease Receivables. In certain circumstances, the Seller will be required to reacquire the Lease Receivables with respect to which such representations and warranties have been breached. In the event that the Seller is incapable of complying with its reacquisition obligations and no other party is obligated to perform or satisfy such obligations, the Noteholders may be subject to delays in receiving payments and suffer loss of their investment in the Notes.


Year 2000 Computer Issue

     Many computer systems in use today were designed and developed using two digits, rather than four, to specify the year. As a result, such systems will recognize the year 2000 as "00." This could cause many computer applications to fail completely or create erroneous results unless corrective measures are taken. The Servicer utilizes some software and related computer hardware technologies essential to its operations that will be affected by the Year 2000 issues. The Servicer is currently making changes and enhancements to eliminate this problem internally and studying what additional actions will be necessary to make all of its computer systems Year 2000 compliant. The expense associated with these actions has yet to be fully determined, but could be material.


                               THE POOL OF ASSETS

     The property of the Issuer (the "Pool of Assets)" will include (i) a pool of Leases, (ii) all moneys (including accrued interest) due thereunder on or after the applicable Cut-Off Date, (iii) such amounts as from time to time may be held in one or more accounts established and maintained by the Servicer pursuant to the Indenture and the Servicing Agreement, as described below, (iv) the security or other interests, if any, in the Equipment relating to such pool of Leases, (v) the right to proceeds from claims on physical damage policies, if any, covering such Equipment, (vi) the proceeds of any repossessed Equipment related to the Lease Receivables, (vii) the rights of the Transferor under the Seller Contribution and Sale Agreement which have been conveyed by the Transferor Contribution and Sale Agreement, and (viii) interest earned on certain short-term investments thereon.

     The Lease Receivables included in the Pool of Assets will be either (i) originated by the related Seller, (ii) originated by various Vendors and acquired by the Seller or (iii) acquired by the Seller from sellers or other originators of Lease Receivables.

     The Equipment underlying the Lease Receivables included in the Pool of Assets generally will be limited to personal property which is leased or financed by the Seller or the originator from which the Seller acquired the Lease Receivables to the Lessee pursuant to Leases which either are "chattel paper" (as defined in the Uniform Commercial Code) or are Leases that are not treated materially differently from "chattel paper" for purposes of title transfer, security interests or remedies on default. However, certain Leases may also have as additional security or security interest in related fixtures or be additionally secured by mortgages on related real property. The Issuer will not have any residual interest in the Equipment after the related Lease Receivable has been paid in full. The Lease Receivables will be acquired by the Transferor from the Seller pursuant to the Contribution and Sale Agreement between the Seller and the Transferor (the "Seller Contribution and Sale Agreement"). The Lease Receivables included in the Pool of Assets will be selected from those lease receivables held by the Seller based on the criteria specified in the applicable Transaction Document and described herein.

     On or prior to the Closing Date on which the Notes are delivered to Noteholders, the Transferor will transfer the Pool of Assets to the Issuer pursuant to the Transferor Contribution and Sale Agreement Document between the Transferor and the Issuer. Thereupon, the Issuer shall enter into the Indenture with the Trustee, relating to the issuance of the Notes, secured by the Lease Receivables.

     The Lease Receivables comprising the Pool of Assets will generally have been originated by the Seller or acquired by the Seller from Vendors or from other obligees in accordance with the Seller's specified underwriting criteria.

     The Issuer is a limited purpose bankruptcy-remote limited liability company organized under the laws of the State of Delaware. The Issuer was organized for the limited purpose of engaging in the transactions described herein, particularly to acquire the Pool of Assets from the Transferor pursuant to the Transferor Contribution and Sale Agreement, to issue the securities pursuant to the Indenture, and any activities incidental to and necessary or convenient for the accomplishment of such purposes. The Issuer is restricted by the LLC Agreement from engaging in other activities. In addition, its organizational documents require the Issuer to operate in a manner intended to minimize the risk that it would be consolidated in the bankruptcy estate of Charter or its Affiliates in the event that Charter or any of its Affiliates becomes subject to bankruptcy or insolvency proceedings. The Issuer's address is
___________________.

     The Issuer will be established pursuant to that certain Limited Liability Company Agreement dated as of ________, 1998 (the "LLC Agreement"). The LLC Agreement will describe the formation and administration of the Issuer.

     The Pool of Assets will consist of a portfolio and related property of finance leases, leases intended as security agreements, installment sale contracts, loan contracts, synthetic leases, and/or rental stream obligations and/or participation interests in the foregoing, together with all monies received relating thereto (the

"Leases) and the interests, if any held by the Transferor in the financed equipment and related property (the "Equipment") originated by the Seller and underwritten to Charter's credit and collections policies. In addition, the Pool of Assets will include (i) funds on deposit in any Trust Accounts established and maintained by the Servicer pursuant to the Servicing Agreement; (ii) the rights to proceeds from certain insurance policies covering the Equipment; (iii) the interest of the Transferor in any proceeds from recourse to Vendors on Lease payments; (iv) other rights of the Transferor under the Seller Contribution and Sale Agreement conveyed under the Transferor Contribution and Sale Agreement; and (v) all proceeds of the foregoing.


                                   THE ISSUER

     Upon the issuance of the Notes, the proceeds from the issuance will be used by the Transferor to acquire the Lease Receivables from the Seller. The Servicer will service the Lease Receivables pursuant to the Servicing Agreement, and will be compensated for acting as the Servicer.

     If the protection provided to the Noteholders of a given class by the subordination of another Class of Notes is insufficient, the Issuer must rely solely on the payments from the Lessees on the related Leases, and the proceeds from the sale of Equipment which secures or is leased under the Defaulted Leases. In such event, certain factors may affect such Issuer's ability to realize on the collateral securing such Leases, and thus may reduce the proceeds to be distributed to the Noteholders.


                                   THE LEASES

     The Lease Receivables consist of the Leases and a security interest in the Equipment. The Issuer will not have any residual interest in the related Equipment after Lease Receivable has been paid in full.


Eligible Leases

     The following eligibility requirements apply to all Leases purchased by the Transferor on or prior to the Cut-Off Date and all Substitute Leases (collectively "Eligible Leases"). All Eligible Leases have been originated in the ordinary course of the Seller's business and comply with the Seller's credit and collections policies.

     The Seller will represent that the Leases shall comply with the following:

          (i) The Leases are valid and enforceable, and contain "Hell or High Water" clauses that unconditionally obligate the Lessee to make periodic Lease payments (including taxes);

          (ii) The Leases are noncancellable by the Lessee and do not contain early termination options (except for Leases which contain early termination or prepayment clauses, which require the Lessee to pay the remainder of all remaining Scheduled Payments under such Lease upon such cancellation or prepayment);

          (iii)  All   payments   payable   under  the  Leases   are   absolute,
     unconditional obligations of the Lessees without right to offset for any reason;

          (iv) All of the Leases require the Lessee or a third party to maintain the Equipment in good working order, to bear all the costs of operating the Equipment, including taxes and insurance relating thereto;

          (v) The Leases do not materially violate any U.S. or state laws;

          (vi) The Leases provide for periodic payments;

          (vii) In the event of a Casualty Loss (as defined below), the Lessee, at the Lessee's expense, is required to replace the Equipment with like equipment in good repair, acceptable to Seller or pay at a minimum the outstanding principal or net book value of the Leases and any applicable make whole premium;

          (viii) The Leases have been sold to the Transferor free and clear of any liens and are assignable without prior written consent of the Lessee;

          (ix) The Leases are U.S. dollar-denominated and the Lessor and each Lessee are located in the United States;

          (x) The Lease is not a consumer lease;

          (xi) The Lease is not subject to any guaranty by the Seller;

          (xii) No adverse selection was used in selecting the Lease for transfer to the Transferor or the Issuer;

          (xiii) The Lessee has represented to the Seller or Vendor that it has accepted the Equipment;

          (xiv) The Lessee is not a subject of an insolvency or bankruptcy proceeding at the time of the transfer;

          (xv) The Leases are not Defaulted Leases;

          (xvi) The maximum remaining term of any Lease shall not exceed [_______] months ("Maximum Lease Term"); and

          (xvii) Each Lease is not more than [_______] days past due at time of transfer to the Transferor or the Issuer (an "Acceptable Payment Status").

Lease Payments and Valuation

     In connection with all calculations required to be made pursuant to the Transaction Documents with respect to the determination of Aggregate Discounted Lease Balances, on any Calculation Date the Aggregate Discounted Lease Balance for each Lease shall be calculated assuming:

          (i) Lease Payments are due on the last day of each Collection Period;

          (ii) Lease Payments are discounted on a monthly basis using a 30 day month and a 360 day year; and

          (iii) Lease Payments are discounted to the last day of the Collection Period prior to the Calculation Date.

     All of the Leases require the periodic, scheduled payment of rent or other payments on a monthly, quarterly, semi-annual or annual basis, in arrears or in advance. Such periodic payments are referred to herein as "Lease Payments."

Delinquencies, Repossessions, and Net Losses

     Certain information relating to the Seller's delinquency, repossession and net loss experience with respect to Leases it has originated or acquired will be set forth below. This information may include, among other things, the experience with respect to all Leases in the Seller's portfolio during certain specified periods, including Leases which may not meet the criteria for selection as a Lease Receivable for the Pool of Assets. There can be no assurance that the delinquency, repossession and net loss experience on the Pool of Assets will be comparable to the Seller's prior experience.

Maturity and Prepayment Considerations

     If a Lease permits a Prepayment, such prepayment, together with accelerated payments resulting from defaults, will shorten the weighted average life of the pool of Lease Receivables and the weighted average life of the Notes. The rate of Prepayments on the Lease Receivables may be influenced by a variety of economic, financial and other factors. In addition, under certain circumstances, the Transferor or the Seller will be obligated to reacquire Lease Receivables from the Pool of Assets pursuant to the applicable Transaction Documents as a result of breaches of representations and warranties. Any reinvestment risks resulting from a faster or slower amortization of the Notes which results from Prepayments will be borne entirely by the Noteholders.

Acquisition of Lease Receivables from the Seller

     The Lease Receivables underlying the Notes will be acquired by the Transferor from the Seller pursuant to the Seller Contribution and Sale Agreement between the Transferor and the Seller.

     The Transferor expects that each Lease Receivable so acquired will have been originated or acquired by the Seller thereof in accordance with the Seller's underwriting criteria. The Seller pursuant to the Seller Contribution and Sale Agreement will make certain representations and warranties to the Transferor in respect of the related Lease Receivables; the material terms of such representations and warranties will be set forth herein under the heading "Definition of the Notes--Representations and Warranties." The Transferor will assign all of its rights (except certain rights of indemnification) and interest in the Seller Contribution and Sale Agreement to the Issuer, which in turn will assign all its rights to the Trustee for the benefit of the Noteholders, and the Seller shall thereupon be liable to the Issuer and the Trustee for defective or missing documents or an uncured breach of such Seller's representations or warranties.

The Leases

     As of the initial Calculation Date, the Leases had an Aggregate Discounted Lease Balance (calculated using an assumed discount rate of [_______]%) of approximately $[_______]. The statistical information concerning the pool of Leases set forth herein is based upon information as of the initial Calculation Date and using the then applicable Discount Rate. The actual Discount Rate of [_______]% applicable to the Closing Date is a per annum rate equal to the sum of (i) the weighted average Note Interest Rates of the Notes and (ii) the Servicing Fee Rate, and shall be used to calculate the actual Initial Note
Principal Balances and the actual Initial Aggregate Discounted Lease Balance. The Initial Aggregate Discounted Lease Balance of the Leases as of the Cut-Off Date calculated using the Discount Rate is $[_______]. Between the Calculation Date and the Closing Date some amortization of the pool is expected to occur. In addition, certain Leases included in the pool as of the Calculation Date may be determined not to meet the eligibility requirements for the final pool, and may not be included in the final pool. While the statistical distribution of the characteristics as of the Closing Date for the final Lease Receivable pool and calculated at the Discount Rate will vary somewhat from the statistical distribution of such characteristics as of the Calculation Date and calculated at the assumed Discount Rate as presented in this Prospectus, such variance will not be material.

     As of any Calculation Date, the Aggregate Discounted Lease Balance shall equal the sum of the present value of all remaining Lease Payments of Eligible Leases (excluding payments with respect to Defaulted Leases, Early Termination Leases and Leases subject to a Warranty Event) becoming due after such Calculation Date discounted monthly at the Discount Rate.

     The Leases have the characteristics specified in the Contribution and Sale Agreement and described herein, and the Leases eligible to be designated as Substitute Leases will conform to the characteristics specified in the Seller Contribution and Sale Agreement and herein.

     The terms of the Leases generally range from [_______] to [_______] months. The final scheduled payment date on the Lease with the latest maturity is [_______], - [_______]. As of the initial Calculation Date, all of the Leases had (i) original terms to maturity of [_______] months to [_______] months, with a weighted average original term to maturity of approximately [_______] months; and (ii) a remaining term to maturity of not less than [_______] months and not more than [_______] months, with a weighted average remaining term to maturity of approximately [_______] months.

     References herein to percentages of Lessees refer in each case to the percentage of the Aggregate Discounted Lease Balance of the Leases as of the Calculation Date.

     As of the Calculation Date, the Aggregate Discounted Lease Balance of the Leases ranged from $[_______] to $ [_______]. No more than [_______]% of the Aggregate Discounted Lease Balance is attributable to any one Lessee, and the average Discounted Lease Balance is approximately $ [ ].

     [Under the Servicing Agreement, the Servicer is permitted to allow a Lessee to prepay a Lease in an amount not less than the related Prepayment Amount. In addition, in the event that a Lessee requests an upgrade or trade-in of Equipment, the Servicer may remove such Equipment and related Lease from the Pool of Assets, but only upon payment of an amount equal to the sum of (i) the related Discounted Lease Balance as of the first day of the Collection Period preceding such removal, (ii) one month's interest thereon at the Discount Rate, and (iii) any Lease Payments due and outstanding under such Lease that have not been paid by the Lessee (collectively, the "Repurchase Amount").]

Portfolio Parameters

     As described below on the Cut-Off Date, Leases in the aggregate shall be required to comply with certain portfolio concentration criteria (the "Portfolio Concentration Criteria"):

          a) The Concentrations of individual Lessees and their affiliates shall be limited as follows:

               i) The [number] largest Lessee concentration is limited to [ ] % of the Aggregate Discounted Lease Balance of the Leases; and

               ii) The [number] largest Leases on a combined basis may not comprise more than [_______] % of the Aggregate Discounted Lease Balance of the Leases; and

          b) At any one time, the maximum state concentration based upon the location of the related Lessee is limited to [_______] % of the Aggregate Discounted Lease Balance of the Leases; and

          c) The maximum industry concentration based on the Lessee's industry is limited to [_______]% of the Aggregate Discounted Lease Balance of the Leases; and

          d) The average remaining term of the Leases shall not exceed [_______] months.

If the inclusion of any Lease in the Lease pool would cause the Leases to fail to satisfy the Portfolio Concentration Criteria, such Lease shall have its Discounted Lease Balance deemed to be zero until its inclusion would comply with such criteria.

Substitutions

     Pursuant to the Transferor Contribution and Sale Agreement, subject to FASB 125 restrictions, the Transferor shall have the option to substitute Eligible Leases for either a Defaulted Lease, a Warranty Event, or a Casualty Loss, up to a maximum of [_______]% of the Aggregate Discounted Lease Balance of contracts contributed to the pool, provided the following conditions are met:

          (i) At the time of substitution, the substituted Eligible Leases have in the aggregate Discounted Lease Balances of not less than the discounted contract balance of the contracts being replaced;

          (ii) Substitutions by the Transferor shall be approximately the same weighted average life of the remaining originally scheduled Lease payments in the pool and shall not extend the final maturity of the pool beyond the original maturity of the initial Leases in the pool.

     Each substitute Lease shall be a Lease, satisfying certain representations and warranties set forth in the Servicing Agreement, the Indenture and the Transferor Contribution and Sale Agreement (a "Substitute Lease") as of the related Substitute Lease Cut-Off Date. In addition, the following conditions must be satisfied:

          (a) [on a cumulative basis from the Cut-Off Date, the sum of the Discounted Lease Balance (as of the related Substitute Lease Cut-Off Date) of such Substitute Leases would not exceed 10% of the Initial Aggregate Discounted Lease Balance of all Leases as of the Cut-Off Date;

          (b) as of the related Substitute Lease Cut-Off Date, the Substitute Leases then being transferred have in the aggregate Discounted Lease
     Balances that are not less than the aggregate of the Discounted Lease Balances of the Leases being replaced; and

          (c) no substitution shall be permitted if, after giving effect to such substitution, (x) the sum of the Lease Payments (as defined below) on all Leases due in any Collection Period thereafter would be less than (y) the sum of the Lease Payments which would otherwise be due in such Collection Period.]

The Lease Receivable Statistical Information

     Following  is  certain  statistical   information  relating  to  the  Lease
Receivable pool, calculated as of the Calculation Date and assuming a Discount Rate of [ ]%. Certain columns may not total 100% due to rounding.

                             DISTRIBUTION OF LEASES BY DISCOUNTED LEASES BALANCE

         Discounted                       Number of        Sum of Discounted Lease                   Percentage of
       Lease Balances                      Leases                 Balances               Aggregate Discounted Lease Balance
       --------------                      ------                 --------               ----------------------------------
Greater          Less Than or
 Than              Equal to
 ----              --------
$      1           $  5,000                                           $                                     %
   5,000             10,000
  10,000             15,000
  15,000             20,000
  20,000             25,000
  25,000             30,000
  30,000             35,000
  35,000             40,000
  40,000             45,000
  45,000             50,000
  50,000             55,000
  55,000             60,000
  60,000             65,000
  65,000             70,000
  70,000             75,000
  75,000             80,000
  80,000             85,000
  85,000             90,000
  90,000             95,000
  95,000            100,000
 100,000            150,000
 150,000            200,000
 200,000            250,000
 250,000            300,000
 300,000            350,000
 350,000            400,000
 400,000            450,000
 450,000            500,000
 500,000            600,000
 600,000            750,000
---------------------------------------------------------------------------------------------------------------------------
Total............................................                     $                               100.00%
===========================================================================================================================

                          DISTRIBUTION OF THE LEASES BY DEFINED OBLIGOR INDUSTRY (Top 25)

                                        Number                                            Percentage Of
                                          of              Sum of Discounted           Aggregate Discounted
         Industry Type                  Leases             Lease Balances                 Lease Balance
         -------------                  ------             --------------                 ------------
                                                           $                                       %
























----------------------------------------------------------------------------------------------------------
Total (Top 25 Defined Industries)......................    $                                       %
----------------------------------------------------------------------------------------------------------
All Others.............................................    $                                       %
----------------------------------------------------------------------------------------------------------
Total..................................................    $                                 100.00%
==========================================================================================================

                          DISTRIBUTION OF THE LEASES BY OBLIGOR BILLING ADDRESS

                                                                          Percentage of
                      Number of           Sum of Discounted            Aggregate Discounted
    State               Leases              Lease Balances                Lease Balance
    -----               ------              --------------                -------------
Alabama                                       $
Alaska
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
North Dakota
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah
Vermont
Virginia
Washington
Washington, D.C.
West Virginia
Wisconsin
Wyoming

                                      DISTRIBUTION OF THE LEASES BY REMAINING TERM TO MATURITY

------------------------------------------------------------------------------------------------------------------------------------
         Remaining Term in Months
------------------------------------------------------------------------------------------------------------------------------------

Greater         Less Than               Number                                                             Percentage Of
 Than          or Equal to            of Leases         Sum of Discounted Lease Balances         Aggregate Discounted Lease Balance
 -----         -----------            ---------         --------------------------------         ----------------------------------
   1                12                                   $                                                        %
  12                24
  24                36
  36                48
  48                60
  60                72
  72                84
  84                96
------------------------------------------------------------------------------------------------------------------------------------
Total       .............................                $                                                  100.00%
====================================================================================================================================


                                       DISTRIBUTION OF THE LEASES BY ORIGINAL TERM TO MATURITY

------------------------------------------------------------------------------------------------------------------------------------
           Original Term in Months
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                             Percentage of
                                                                                                         Aggregate Discounted
Greater         Less Than               Number                                                           --------------------
 Than          or Equal to            of Leases          Sum of Discounted Lease Balances                    Lease Balance
 ----          -----------            ---------          --------------------------------                    -------------
   1                12                                    $                                                         %
  12                24
  24                36
  36                48
  48                60
  60                72
  72                84
  84                96
------------------------------------------------------------------------------------------------------------------------------------
Total       .............................                 $                                                   100.00%
====================================================================================================================================

                           CHARTER'S LEASING BUSINESS

     Charter, a New York Corporation, is a specialty capital equipment finance and leasing company which originates and services medium-term, fixed-rate, full-payout leases and equipment financings to a wide variety of middle-market clients in targeted industries throughout the United States and Canada. Charter was founded in 1985 and is privately owned by members of its senior management group and Warburg, Pincus Investors, L.P. Charter's address is 153 East 53rd Street, New York, New York 10022 and its telephone number is (212) 805-1000.

     As of December 31, 1997, Charter's most recent fiscal year end, total assets equaled approximately $155 million compared with approximately $83 on December 31, 1996. Shareholder's equity equaled approximately $36 million on December 31, 1997 compared with $32 million on December 31, 1996. Operating revenues and net income for the 12-month period ending December 31, 1997 equaled approximately $20 million and approximately $4.4 million respectively, and for the 12-month period ending December 31, 1996 equaled approximately $15 million and approximately $4.4 million respectively.

     The Company provides financing for a range of middle-market companies in specialized segments having annual sales volume generally between $2.5 million and $50 million. Charter finances a broad range of equipment used by its clients including medical equipment, film and video production equipment, plastic manufacturing equipment, data processing equipment, office equipment, and furniture. Charter currently operates 12 offices throughout the U.S. and Canada. In addition to its New York headquarters, sales offices are maintained in Portsmouth, NH; Danbury, CT; Charlotte, NC; Cleveland, OH; Portland, OR; Chicago, IL; Los Angeles, CA and Bethesda, MD in the U.S. as well as in Toronto and Winnipeg in Canada.

     The  following  table  briefly   describes  the  Company's  major  industry
segments.

Overview of Industry Segments

Segment                              Description
================================================================================
Plastics/Packaging                   Provide  equipment  financing  to companies
                                     involved  in all  facets  of  the  plastics
                                     industry  as well as  recent  entries  into
                                     packaging, and CD-ROM
--------------------------------------------------------------------------------
Media                                Provide  equipment  financing  to companies
                                     involved with film and video production and
                                     postproduction,  printing  and graphic arts
                                     and other related media business
--------------------------------------------------------------------------------
Specialty Markets                    Provide equipment financing to a variety of
                                     industry   segments   based   upon   market
                                     opportunities.  End users include  business
                                     services,    electronics,    leisure    and
                                     communications, among others
--------------------------------------------------------------------------------
Capital Markets                      Provide equipment financing to high-growth,
                                     late  stage   venture   capital   sponsored
                                     companies in structured transactions
--------------------------------------------------------------------------------
Wholesale/Syndication                Actively   acquire  lease   portfolios  and
                                     individual    transactions    from    other
                                     institutions
--------------------------------------------------------------------------------
Healthcare                           Provide  equipment   financing  to  leading
                                     hospitals in the New York area
--------------------------------------------------------------------------------
Vendor Finance                       Originate    dealer/manufacturer   referred
                                     leases in selected industries
--------------------------------------------------------------------------------
Canada                               Provide  equipment  financing  to  Canadian
                                     companies   involved   with   construction,
                                     transportation, logging/forestry and mining equipment

     As of June 30, 1998 Charter had approximately 120 full time employees of which approximately 60 are located in the New York Headquarters, approximately 30 are located in the Plastics/Packaging divisional office in Portsmouth, NH, approximately 20 are located at the Company's Canadian subsidiary in Toronto, Ontario (Canada) and approximately 10 are located in field sales offices throughout the US and Canada.

     The Company services all leases originated in the US at its Headquarters in New York. Leases originated in Canada are serviced at its office in Toronto, Ontario. At June 30, 1998 the Company was responsible for servicing a total of approximately 2,200 leases in the US and an additional 397 leases in Canada representing gross  receivables  balances  of  approximately  $712  million  and $33  million respectively. Included in the total of managed leases in the US are approximately 271 leases having a gross receivables balance of approximately $170 million which were originated by the Company and sold to various third parties on a non-recourse basis.

     Charter originates leases primarily through its direct sales force located in either its main office or regional offices. Transactions are also originated by referrals under both formal and informal relationships with various equipment manufacturers and vendors. In addition, Charter's wholesale division purchases leases or other financing transactions which were originated by other lessors/lenders provided that the creditworthiness and procedures of such seller meet the approval of Charter and further provided that Charter approves the creditworthiness of the client and all of the documentation in such transactions.

     Each client who wishes to enter into a lease/financing transaction with Charter provides Charter with information required by Charter in order to make a credit determination with respect to a particular transaction. This information will generally consist of a complete copy of financial statements including all notes thereto for the latest two fiscal years and current and prior period interim statements, tax returns, credit and trade references, a description of the equipment to be financed and the cost thereof and any other financial and credit information deemed necessary by Charter to make a credit decision.

     Credit approval authority is vested in Charter's credit officers and divisional managers. Charter has established risk acceptance criteria ("RACs") for each of the company's major industry segments which include certain financial ratios such as leverage, working capital and cash flow, as well as transaction terms such as maximum maturity, amortization and size of exposure, and other qualitative criteria such as number of years in business, credit history, reputation and business mix. Credit evaluation is weighted toward the prospective lessee's ability to pay its obligations from historical cashflow generated in its ordinary course of business and a "clean" balance sheet as evidenced by conventional balance sheet ratios consistent with comparable companies in the industry. Other considerations include strength of management, clientele, business reputation, credit history, industry trends and the current and projected value of the assets financed.

     Credit approval for all transactions  requires the approval of at least two
(2) credit officers or a credit officer and division manager. For transactions falling within approved RACs, credit officers who have been designated as team leaders have credit approval authority for exposures of up to $750,000.00 and division managers have credit approval authority for exposures of up to $1,500,000.00. The chief credit officer has approval authority for exposures of up to $3,000,000.00 regardless of RAC compliance. Exposures in excess of these authority limits or outside the RACs require the additional signature of the next highest level of credit approval authority. Credit applications which fall outside the established RACs are considered on an exception basis. In the credit analysis of prospective transactions, Charter's personnel utilize independent credit agency reports, bank and trade references, prior payment history, if any, and/or financial statements in making a determination whether to approve or decline a particular transaction. For any applicant which does not meet the applicable RACs, Charter may require credit enhancement such as additional collateral in the form of unencumbered equipment, accounts receivable or inventory, a letter of credit, a certificate of deposit or a third-party guarantee as a prerequisite to approving a transaction.

     Concurrent with the credit approval of a transaction, a contract administrator is assigned to prepare standard transaction documents to be submitted to the client for execution. All non-standard documents or non-standard terms and conditions are reviewed and approved by one of the company's in-house attorneys. The assigned contract administrator is responsible for obtaining all required executed documents, insurance certificates, UCC financing statements, appropriate invoices covering the equipment and for initiating payment of the equipment costs to the vendor and/or reimbursing the client for any payments previously made to the vendor on account of such equipment. Prior to releasing funds, the documents are subject to a second review by an authorized senior contract administrator, who verifies the accuracy of the documents, and are then approved by the credit team leader who verifies that all of the terms of the credit approval have been met and that the lessee is current with all payments on outstanding leases with the Company. The transaction is then entered into the Company's Lease Administration system as the final step prior to funding

     Charter generally requires clients to maintain property insurance on the lease/financed equipment covering the property against damage, fire, theft and other risk of loss for the replacement value of the equipment with Charter named as loss payee as appropriate. The client is also generally required to obtain public liability insurance covering both personal injury and property damage, naming Charter as additional insured as appropriate. The clients generally obtain the required insurance through its own carrier, or in selected cases where Charter is satisfied with the client's creditworthiness, through self insurance.

Delinquency Procedures and Loss Experience

     Collection activities with respect to delinquent leases are performed by the Servicer's staff at its headquarters in New York and Toronto under the supervision of the Senior Credit Officer, Vice Chairman and General Counsel. Under current practices, collection activity generally begins when an account becomes ten days past due, with telephone contact. However, on a case by case basis, initial contact may be made at an even earlier time. A report is circulated each week to the appropriate officers, setting forth the payment status of every transaction held by the Servicer in its portfolio. Generally, if a transaction continues to be delinquent for more than one week following the initial telephone contact, a collection officer or administrator makes additional telephone contact with the client. If an account remains past due after such telephone contact, Charter generally notifies the client in writing at approximately twenty days past due. If a transaction continues to be delinquent, Charter may exercise any remedies available to it under the terms of the transaction, including termination, acceleration and/or repossession. The current policy of Charter is that a transaction is written off when it is deemed to be uncollectible. Generally, Charter does not deem an account to be uncollectible unless and until it has taken reasonable steps to enforce its rights and remedies under the transaction and it has determined that a client does not have sufficient assets with which to satisfy the indebtedness. Upon repossession and disposition of any equipment, any deficiency remaining will be pursued to the extent deemed practicable. The servicing and charge-off policies and collection practices of Charter may change over time in accordance with Charter's business judgment.

     Day-to-day collections are processed through Charter's lockbox account at Bank of New York. The Bank of New York reviews the customer payment coupons which accompany the remittance received and the payments are earmarked to the specific pool where the Lease is funded.

     For Charter's held and securitized portfolio, as of ______, 1998, a total lease balance of $_____ million or _____% of managed receivables was 31-60 days delinquent, a total lease balance of $_____ thousand or _____% of managed receivables was 61-90 days delinquent, and a total lease balance of $_____ million or _____% of managed receivables was greater than 90 days delinquent

                                                     Delinquency/Loss Statistics

                                                          ($ in thousands)

                                                                                                                six months ending
Total Portfolio (includes             December      December      December        December       December           June 30,
receivables sold non- recourse)       31, 1993      31, 1994      31, 1995        31, 1996       31, 1997             1998
                                     --------------------------------------------------------------------------------------------
Fiscal year Ending

Gross Receivables

+30 Day Delinquencies

*Annual Net
Charge-Offs

* Note -- Chargeoffs are net of recoveries and are based upon annual average gross receivables balances for the applicable period.

     While the above delinquency experiences reflect Charter's experiences at the period indicated, there can be no assurance that the delinquency experiences on the Leases will be similar. Accordingly, the information should not be considered to reflect the credit quality of the Leases owned by the Issuer, or as a basis of assessing the likelihood or amount of severity of losses on the Leases. The Leases, in general, may have characteristics which distinguish them from the majority of the leases in Charter's existing portfolio.

                                   TRANSFEROR

     The Transferor is a wholly-owned bankruptcy remote subsidiary of Charter. The Transferor was organized for the limited purpose of engaging in transactions described herein and any activities incidental to an necessary or convenient for accomplishment of such purposes and is restricted by its organizational documents and under the Transferor Contribution and Sale Agreement from engaging in other activities. In addition, its organizational documents and the Transferor Contribution and Sale Agreement require that it operates in a manner such that it should not be consolidated in the bankruptcy estate of Charter or its affiliates in the event that one of them becomes subject to bankruptcy or insolvency proceedings. The Transferor's address is 153 East 53rd Street, New York, New York 10022, and its telephone number is (212) 805-1000.

     As described herein under "The Pool of Assets," the only obligations, if any, of the Transferor with respect to the Notes may be pursuant to certain limited representations and warranties and limited undertakings to repurchase or substitute Lease Receivables under certain circumstances. The Transferor will have no servicing obligations or responsibilities with respect to the Lease Receivables. The Transferor does not have, nor is it expected in the future to have, any significant assets. The Servicer may be an affiliate of the Transferor. As described under "Description of the Transaction Documents -- Acquisition of the Lease Receivables Pursuant to a Lease Acquisition Agreement," the Transferor may acquire Lease Receivables through or from an affiliate. Neither the Transferor nor any of its affiliates will insure or guarantee the Notes.

                            DESCRIPTION OF THE NOTES

     The Notes will be issued pursuant to the Indenture to be entered into by the Issuer and the Trustee. The Servicer will provide a copy of the Indenture to subsequent Noteholders without charge on written request addressed to it at 153 East 53rd Street, New York, New York 10022.

     The following summary describes certain terms of the Seller Contribution and Sale Agreement, the Transferor Contribution and Sale Agreement, the Servicing Agreement, and the Indenture. The following summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Seller Contribution and Sale Agreement, the Transferor Contribution and Sale Agreement, the Servicing Agreement, and the Indenture. Wherever provisions of the Seller Contribution and Sale Agreement, the Transferor Contribution and Sale Agreement, the Servicing Agreement and the Indenture are referred to, such provisions are hereby incorporated herein by reference.

General

     The obligations evidenced by the Notes are recourse to the assets of the Issuer only and are not recourse to, or guaranteed by, the Transferor, the Seller, Charter, the Servicer, the Trustee, or any other Person.

     The Issuer will agree in the Indenture and in the respective Notes to pay to the Noteholders (i) an amount of principal equal to the Outstanding Principal Amount of such Notes and (ii) monthly interest at the times, from the sources and on the terms and conditions set forth in the Indenture and in the respective Notes.

     The Notes in the initial principal amount of $[_______] (the "Initial Note Principal Balance"), will be issued pursuant to the Indenture. The Initial Outstanding Principal Amount to be issued hereunder is equal to approximately [ ]% of the Initial Aggregate Discounted Lease Balance of the Leases. The Notes will initially be issued in book-entry form only through DTC in minimum denominations of $1,000 and integral multiples thereof. Payments on the Notes are required to be made by the Trustee on each Payment Date.

     The first Payment Date for distributions to the Noteholders will be [_______]. Payments are required to be made by the Trustee, by check mailed or, if requested by the Noteholder, by wire transfer of immediately available funds, to Noteholders entitled thereto at the address appearing on the certificate register on the Record Date, which, for so long as the Notes are in book-entry form through DTC, will be Cede.

Conveyance of Lease Receivables

     On the Closing Date, the Issuer will acquire from the Transferor, by means of an assignment of the rights acquired under the Seller Contribution and Sale Agreement, of all of the right, title, and interest of the Seller


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

in and to (a)(i) any Equipment that is owned by the Seller and any and all income and proceeds from such Equipment, but subject to the rights of the Lessee to quiet enjoyment of such Equipment under the related Lease and (ii) any security interest of the Seller in any of the Equipment that is not owned by the Seller, (b) the Leases, including, without limitation, all Lease Payments, Residual Receipts, Defaulted Lease Recoveries and any other payments due or made with respect to the Leases after the Cut-Off Date relating to such Leases, (c) any guarantees of a Lessee's obligations under a Lease, (d) all other documents in the Lease Files relating to the Leases, including, without limitation, any UCC financing statements related to the Leases or the Equipment, (e) any Insurance Policies and Insurance Proceeds with respect to the Leases, (f) all of the Seller's right, title and interest in and to, and rights under, the Seller Contribution and Sale Agreement executed and delivered in accordance therewith,
(g) all amounts on deposit in the Collection  Account (as defined  herein);  and
(h) any and all income and proceeds of any of the foregoing.

     The Trustee will have possession of the Leases and the Lease Files, and the Servicer will retain copies of any other documents which relate to the Lease Receivables, any related evidence of insurance and payment, delinquency and related reports maintained by the Servicer in the ordinary course of business with respect to each Lease Receivable. Prior to transfer of the Lease Receivables to the Issuer, the Seller will cause its electronic ledger to be marked to show that such Lease Receivables have been transferred to the Transferor and then to the Issuer, and the Seller and the Transferor will file UCC financing statements reflecting the sale and assignment of the Lease Receivables in certain jurisdictions, as required by the Seller Contribution and Sale Agreement, the Transferor Contribution and Sale Agreement and the Servicing Agreement. See "Certain Legal Aspects of the Leases."

Security Interest

     The Notes will be secured by:

          (i) a first priority security interest in the Leases perfected by filing blanket Uniform Commercial Code ("UCC") financing statements on the Leases and the related Equipment against the Seller and the Transferor in New York, Delaware and other specified filing locations;

          (ii) funds in the Collection Account (as defined herein).

Representations and Warranties of the Seller

     The Seller will make certain warranties representations and in the Seller Contribution and Sale Agreement (as of the Closing Date with respect to the Leases and, with respect to a Substitute Lease, as of the date on which the Issuer acquires such Substitute Lease (each, a "Sale Date"), the benefits of which will be assigned to the Issuer and then to the Trustee, including that:
(i) the Leases are valid and enforceable, and contain "Hell or High Water" clauses that unconditionally obligate the Lessee to make periodic Lease payments (including taxes), notwithstanding damage to or destruction of the Equipment,
(ii) the Leases are noncancellable by the Lessee and do not contain early termination options (except for Leases which contain early termination or prepayment clauses, but require full repayment upon cancellation of the Lease);
(iii) all payments payable under the Leases are absolute, unconditional obligations of the Lessees without right to offset for any reason; (iv) all of the Leases require the Lessee to maintain the Equipment in good working order, to bear all the costs of operating the Equipment, including taxes and insurance relating thereto; (v) the Leases do not violate any U.S. or applicable state law; (vi) the Leases provide for periodic payments; (vii) the Leases have been sold to the Transferor free and clear of any liens and are assignable without prior written consent of the Lessee; (viii) the Leases must have an Accept Payment Status; (ix) the term of the Leases do not exceed the Maximum Lease Term; (x) the Leases are U.S. dollar-denominated and the Lessee is located in the United States; (xi) the Leases are not consumer leases; (xii) the Leases are not subject to any guaranty by the Seller; (xiii) no adverse selection was used in selecting the Leases for transfer to the Transferor; (xiv) the Lessees have represented to the Seller or the originator of the Lease if not the Seller that it has accepted the Equipment; (xv) the Lessees are is not subject to insolvency or bankruptcy as of the Sell Date; (xvi) the Leases are not Defaulted Leases;
(xvii) the Seller and/or Transferor has made no misstatement of material fact nor omitted to state a material fact; (xviii) the Seller and/or Transferor is not insolvent and the transfer of assets is a valid sale and does not constitute a fraudulent conveyance; and (xix) the security interest granted on the Leases has been duly perfected.

     Under the terms of the Seller Contribution and Sale Agreement, the Seller will be obligated to accept the reconveyance of any Lease Receivables and deposit the Repurchase Amount on or before the end of the calendar month following the month of its discovery or receipt of notice of a breach of a representation or warranty that materially adversely affects such item of Lease Receivables, which breach has not been cured or waived in all material respects. This obligation to accept the reconveyance of the Lease Receivables and remit the Repurchase Amount will constitute the sole remedy against the Seller available to, the Transferor, the Issuer, the Trustee and the Noteholders for a breach of a representation or warranty made by the Seller with respect to the required characteristics of the Lease Receivables.

[Indemnification

     The Servicing Agreement will provide that Charter will defend and indemnify the Servicer, the Transferor, the Trustee, the Issuer and the Noteholders against any and all losses, claims, damages and liabilities to the extent, but only to the extent, that the same have been suffered by any such party by virtue of (i) a breach by Charter of its obligations (other than breach of Charter's representations and warranties, with respect to which the sole remedy is expressly limited to Charter's acceptance of the reconveyance of the affected Lease Receivables and the remittance of the Repurchase Amount by Charter as discussed above) under the Servicing Agreement or (ii) in the case of the Trustee, its performance of its duties, except to the extent that such loss, claim, damage or liability resulted from the Trustee's gross negligence or willful misconduct.

     The Servicing Agreement will also provide that the Servicer will defend and indemnify the Transferor, Charter, the Trustee, the Issuer and the Noteholders against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, reasonably incurred, arising out of or resulting from (i) the use, repossession or operation by the Servicer or any affiliate thereof of any Equipment and (ii)
(A) the failure of the Servicer to perform its duties under the Servicing Agreement or (B) in the case of the Trustee, its performance of its duties, except to the extent that such cost, expense, loss, damage, claim or liability resulted from the Trustee's gross negligence or willful misconduct. Charter's obligations, as Servicer, to indemnify the Issuer, and the Noteholders for acts or omissions of Charter as Servicer will survive the removal of the Servicer but will not apply to any acts or omissions of a successor Servicer. Such indemnification does not extend to indirect, incidental, special or consequential damages.]

The Accounts

     The Servicer will maintain a Lockbox Account in the name of the Trustee to which all Lease Payments received under each Lease (including any residual proceeds and late charges), any recoveries for Defaulted Leases if not substituted for, proceeds of Casualty Losses and Early Termination Leases, and payments by the Transferor in connection with a Warranty Event will be directed within two (2) Business Days of receipt by the Servicer, but excluding any Excluded Amounts. All funds on deposit in the Lockbox Account will be transferred to the Collection Account on the business day prior to each Payment Date.

     A "Lease Payment" means, with respect to any Lease, the monthly, quarterly, semi-annual or seasonal payments scheduled to be made under the terms of the Lease whether received on or after the expiration or other termination of the Lease. Casualty Payments, Termination Payments, prepayments of rent required pursuant to Termination Payments, prepayments of rent required pursuant to the terms of a Lease at or before the commencement of the term of such lease, payments becoming due before each Cut-Off Date and supplemental or additional payments required by the terms of such a Lease with respect to taxes, insurance, maintenance, or other specific charges shall not be considered Lease Payments hereunder.

     A "Casualty Payment" is any payment pursuant to a Lease on account of the loss, theft, condemnation, governmental taking, destruction, or damage beyond repair of any item of Equipment subject thereto which results, in accordance with the terms of such Lease (such event a "Casualty Loss"), in a reduction in the number or amount of any future Lease Payments due thereunder or in the termination of the Lessee's obligation to make future Lease Payments thereunder.

     A "Termination Payment" is a payment payable by a Lessee under a Lease upon the early termination of such Lease, (such Lease, an "Early Termination Lease") (but not on account of a casualty or a Lease default) which may be agreed upon by the Servicer, acting in the name of the beneficial owner thereof, and the Lessee.

     "Defaulted Leases" are (i) Leases that have become more than 120 days delinquent or (ii) Leases that have been charged off by the Servicer.

     Amounts  exempt  from  deposit  into  the  Collection   Account  ("Excluded
Amounts"), including (i) collections attributable to any taxes, fees or other charges imposed by any governmental authority; (ii) collections



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

representing reimbursements of insurance premiums or payments for services that were not financed by the Seller; (iii) other non-contract or rental charges reimbursable to the Servicer in accordance with the Servicer's customary policies and procedures; (iv) collections with respect to repurchased Leases or Lease which has been substituted by a Substitute Lease; and (v) any servicing charges.

Available Funds

     "Available Funds" for any Payment Date shall include funds received on or prior to the related Calculation Date, net of any Excluded Amounts, will be available for distribution by the Trustee on each Payment Date and will include:

          (i) Lease Payments (including residual proceeds and late charges);

          (ii) Servicer Advances;

          (iii) recoveries on Defaulted Leases to the extent the Servicer has not substituted an Eligible Lease for such Defaulted Lease;

          (iv) Casualty Payments or Prepayment Amounts;

          (v) proceeds from repurchases by the Transferor or the Seller due to a Warranty Event; and

          (vi) proceeds from investment of funds in the Collection Account (as defined herein) or the Lockbox Account.

Application of Payments

     Monthly distributions will be made by the Trustee from Available Funds in the following priority:

          (a) to pay the Servicing Fee;

          (b) to reimburse unreimbursed Servicer Advances in respect of a prior Payment Date;

          (c) to make Interest Payments owing on the Class A Notes concurrently to the Class A-1 Noteholders, Class A-2 Noteholders, Class A-3 Noteholders and Class A-4 Noteholders;

          (d)  to make Interest Payments owing on the Class B Notes;

          (e)  to make Interest Payments owing on the Class C Notes;

          (f)  to make Interest Payments owing on the Class D Notes;

          (g) to make the Class A Principal Payment (i) to the Class A-1 Noteholders only, until the Outstanding Principal Amount on the Class A-1 Notes is reduced to zero, then (ii) to the Class A-2 Noteholders only, until the Outstanding Principal Amount on the Class A-2 Notes is reduced to zero, then (iii) to the Class A-3 Noteholders only, until the Outstanding Principal Amount on the Class A-3 Notes is reduced to zero and finally, (iv) to the Class A-4 Noteholders until the Outstanding Principal Amount on the Class A-4 Notes is reduced to zero;

          (h)  to make the Class B Principal Payment;

          (i)  to make the Class C Principal Payment;

          (j)  to make the Class D Principal Payment;

          (k) to pay the Additional Principal, if any, to the Class A Noteholders then receiving the Class A Principal Payment as provided in clause (g) above until the Outstanding Principal Amount on all of the Class A Notes has been reduced to zero, then to the Class B Noteholders until the Outstanding Principal Amount on the Class B Notes has been reduced to zero, then to the Class C Noteholders until the Outstanding Principal Amount on the Class C Notes has been reduced to zero, thereafter to the Class D Noteholders until the Outstanding Principal Amount on the Class D Notes has been reduced to zero; and

          (l)  to the Issuer, the balance, if any.

Interest

     On each Payment Date, the interest due (the "Interest Payments") with respect to the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes and the Class D Notes since the last Payment Date will be the interest that has accrued on such Notes since the last Payment Date (or in the case of the first Payment Date, with respect to the Class A-1 Notes, since the Issuance Date, and with respect to all other Notes, since ________________) (the "Interest Accrual Period") at the applicable Note Interest Rate applied to the then unpaid principal amounts (the "Outstanding Principal Amounts") of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes, and the Class D Notes, respectively, after giving effect to payments of principal to the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholders, the Class A-4 Noteholders, the Class B Noteholders, the Class C Noteholders and the Class D Noteholders, respectively, on the preceding Payment Date. See "Description of the Notes--General" and "Distributions on Notes."

Principal

     On each Payment Date, each of the Noteholders will be entitled to receive the Principal Payments, to the extent of funds available as described herein under "Available Funds," in the priorities described herein under "Application of Payments." Principal Payments on the Notes are required to be made on each Payment Date to Noteholders on the related Record Date.

     For each Payment Date, each of the Class A Noteholders, the Class B Noteholders, the Class C Noteholders and the Class D Noteholders will be entitled to receive payments of principal ("Principal Payments"), to the extent funds are available therefor, in the priorities set forth in the Indenture and described herein below and under "Application of Payments" and "Description of the Notes--Distributions on Notes." On each Payment Date, to the extent funds are available therefor, the Principal Payment will be paid to the Noteholders in the following priority: (a) (i) to the Class A-1 Noteholders only, until the Outstanding Principal Amount on the Class A-1 Notes has been reduced to zero, the Class A Principal Payment, then (ii) to the Class A-2 Noteholders only, until the Outstanding Principal Amount on the Class A-2 Notes has been reduced to zero, the Class A Principal Payment, then (iii) to the Class A-3 Noteholders only, until the Outstanding Principal Amount on the Class A-3 Notes has been reduced to zero, the Class A Principal Payment, and (iv) to the Class A-4 Noteholders, until the Outstanding Principal Amount on the Class A-4 Notes has been reduced to zero, the Class A Principal Payment, (b) to the Class B Noteholders, the Class B Principal Payment, (c) to the Class C Noteholders, the Class C Principal Payment, (d) to the Class D Noteholders, the Class D Principal Payment, and (e) to the extent that the Class B Floor exceeds the Class B Target Investor Principal Amount, the Class C Floor exceeds the Class C Target Investor Principal Amount and/or the Class D Floor exceeds the Class D Target Investor Principal Amount, Additional Principal (defined below) shall be distributed, sequentially, as an additional principal payment on the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, the Class B Notes, the Class C Notes, and the Class D Notes as applicable, until the Outstanding Principal Amount of each Class has been reduced to zero.

     The "Class A Principal Payment" shall equal (a) while the Class A-1 Notes are outstanding, (i) on all Payment Dates prior to the Class A-1 Stated Maturity Date, the lesser of (1) the amount necessary to reduce the Outstanding Principal Amount on the Class A-1 Notes to zero and (2) the difference between (A) the Aggregate Discounted Lease Balance as of the previous Calculation Date and (B) the Aggregate Discounted Lease Balance as of the related Calculation Date, and
(ii) on and after the Calculation Date, the entire Outstanding Principal Amount on the Class A-1 Notes and (b) after the Class A-1 Notes have been paid in full, the amount necessary to reduce the Outstanding Principal Amount on the Class A Notes to the Class A Target Investor Principal Amount (as defined below).

     The "Class B Principal Payment" shall equal (a) while the Class A-1 Notes are outstanding, zero and (b) after the Outstanding Principal Amount on the Class A-1 Notes has been reduced to zero, the amount necessary to reduce the Outstanding Principal Amount of the Class B Notes to the greater of the Class B Target Investor Principal Amount (as defined below) and the Class B Floor (as defined below).

     The "Class C Principal Payment" shall equal (a) while the Class A-1 Notes are outstanding, zero and (b) after the Outstanding Principal Amount on the Class A-1 Notes has been reduced to zero, the amount necessary to reduce the Outstanding Principal Amount of the Class C Notes to the greater of the Class C Target Investor Principal Amount (as defined below) and the Class C Floor (as defined below).

     The "Class D Principal Payment" shall equal (a) while the Class A-1 Notes are outstanding, zero and (b) after the Outstanding Principal Amount on the Class A-1 Notes has been reduced to zero, the amount necessary to reduce the Outstanding Principal Amount of the Class D Notes to the greater of the Class D Target Investor Principal Amount (as defined below) and the Class D Floor (as defined below).

     The "Class A Target Investor Principal Amount" with respect to each Payment Date is an amount equal to the product of (a) the Class A Percentage (as defined below) and (b) the Aggregate Discounted Lease Balance as of the related Calculation Date.

     The "Class B Target Investor Principal Amount" with respect to each Payment Date is an amount equal to the product of (a) the Class B Percentage (as defined below) and (b) the Aggregate Discounted Lease Balance as of the related Calculation Date.

     The "Class C Target Investor Principal Amount" with respect to each Payment Date is an amount equal to the product of (a) the Class C Percentage (as defined below) and (b) the Aggregate Discounted Lease Balance as of the related Calculation Date.

     The "Class D Target Investor Principal Amount" with respect to each Payment Date is an amount equal to the product of (a) the Class D Percentage (as defined below) and (b) the Aggregate Discounted Lease Balance as of the related Calculation Date.

     The Class A Target Investor Principal Amount, the Class B Target Investor Principal Amount, the Class C Target Investor Principal Amount, and the Class D Target Investor Principal Amount are collectively referred to as the "Class Target Investor Principal Amounts."

     The "Class A Percentage" will be equal approximately to _________%. The "Class B Percentage" will be equal approximately to __________%. The "Class C Percentage" will be equal approximately to __________%. The "Class D Percentage" will be equal approximately to ________%.

     The "Class B Floor" with respect to each Payment Date means (a) ____% of the initial Aggregate Discounted Lease Balance as of the Cut-Off Date, plus (b) the Cumulative Loss Amount with respect to such Payment Date, minus (c) the sum of the Outstanding Principal Amount of the Class C Notes, the Outstanding Principal Amount of the Class D Notes, and the Overcollateralization Balance as of the immediately preceding Payment Date after giving effect to all principal payments made on that day.

     The "Class C Floor" with respect to each Payment Date means (a) ___% of the initial Aggregate Discounted Lease Balance as of the Cut-Off Date, plus (b) the Cumulative Loss Amount with respect to such Payment Date, minus (c) the sum of the Outstanding Principal Amount of the Class D Notes, and the Overcollateralization Balance as of the immediately preceding Payment Date after giving effect to all principal payments made on that day; provided, (as defined below), that if the Outstanding Principal Amount of the Class B Notes is less than or equal to the Class B Floor on such Payment Date, the Class C Floor will equal the Outstanding Principal Amount of the Class C Notes utilized in the calculation of the Class B Floor for such Payment Date.

     The "Class D Floor" with respect to each Payment Date means (a) ___% of the initial Aggregate Discounted Lease Balance as of the Cut-Off Date, plus (b) the Cumulative Loss Amount with respect to such Payment Date, minus (c) the Overcollateralization Balance as of the immediately preceding Payment Date after giving effect to all principal payments made on that day; provided, however, that if the Outstanding Principal Amount of the Class C Notes is less than or equal to the Class C Floor on such Payment Date, the Class D Floor will equal the Outstanding Principal Amount of the Class D Notes utilized in the calculation of the Class C Floor for such Payment Date.

     The Class B Floor, the Class C Floor and the Class D Floor are collectively referred to herein as the "Class Floors."

     "Additional Principal" with respect to each Payment Date equals (a) zero, if each of the Class Target Investor Principal Amounts for Classes B, C, and D exceed their respective Class Floors on such Payment Date and (b) in each other case the excess, if any, of (i)(A) the Outstanding Principal Balance of the Notes plus the Overcollateralization Balance as of the immediately preceding Payment Date after giving effect to payments on such Payment Date, minus (B) the Aggregate Discounted Lease Balance as of the related Calculation Date, over (ii) the sum of the Class A Principal Payment, the Class B Principal Payment, the Class C Principal Payment, and the Class D Principal Payment to be paid on such Payment Date.

     The "Overcollateralization Balance" with respect to each Payment Date is an amount equal to the excess, if any, of (a) the Aggregate Discounted Lease Balance as of the related Calculation Date over (b) the Outstanding Principal Amount of the Notes as of such Payment Date after giving effect to all principal payments made on that day.

     The "Cumulative Loss Amount" with respect to each Payment Date is an amount equal to the excess, if any, of (a) the total of (i) the Outstanding Principal Amount of the Notes as of the immediately preceding Payment Date after giving effect to all principal payments made on that day, plus (ii) the Overcollateralization Balance as of the immediately preceding Payment Date, minus (iii) the lesser of (A) the Aggregate Discounted Lease Balance as of the Calculation Date relating to the immediately preceding Payment Date minus the Aggregate Discounted Lease Balance as of the related Calculation Date and (B) Available Funds remaining after the payment of amounts owing the Servicer and in respect of interest on the Notes on such Payment Date, over (b) the Aggregate Discounted Lease Balance as of the related Calculation Date.

     The Discounted Lease Balance of any Lease as of the Cut-Off Date will mean the present value of all Lease payments due thereon after the Cut-Off Date (excluding payments with respect to Defaulted Leases, Early Termination Leases and Leases subject to a Warranty Event), discounted monthly at the product of
(i) one-twelfth and (ii) the Discount Rate. The Discount Rate is the sum of (a) the weighted average of the Class A-1 Note Interest Rate, the Class A-2 Note Interest Rate, the Class A-3 Note Interest Rate, the Class A-4 Note Interest Rate, the Class B Note Interest Rate, the Class C Note Interest Rate, and the Class D Note Interest Rate, calculated as of the Closing Date and (b) the Servicing Fee Rate (as hereinafter defined). Thereafter, the Discounted Lease Balance of any Lease as of any Payment Date shall be determined on the related Calculation Date and it shall equal the present value of each remaining Lease Payment to become due under a Lease (excluding payments with respect to Defaulted Leases, Early Termination Leases and Leases subject to a Warranty Event), discounted monthly from the date such payment is to become due at a rate equal to one-twelfth of the Discount Rate. On the date that a Lease becomes a Defaulted Lease, the Discounted Lease Balance for such Lease will be reduced to zero. The Aggregate Discounted Lease Balance for any Calculation Date is the sum of the Discounted Lease Balances of all Leases.

Subordination

     Payments of interest on the Class B Notes, the Class C Notes and the Class D Notes will be subordinated in priority of payment to interest due on the Class A Notes to the extent described herein. The Class B Notes, the Class C Notes and the Class D Notes will not receive any payments of interest with respect to a Collection Period until the full amount of interest on the Class A Notes relating to such Collection Period has been paid to the Class A Notes. Payments of interest on the Class C Notes and the Class D Notes will be subordinated in priority of payment to interest due on the Class B Notes to the extent described herein. The Class C Notes and the Class D Notes will not receive any payments of interest with respect to a Collection Period until the full amount of interest on the Class B Notes relating to such Collection Period has been allocated to the Class B Notes. Payments of interest on the Class D Notes will be subordinated in priority of payment of interest to interest due on the Class C Notes to the extent described herein. The Class D Notes will not receive any payments of interest with respect to a Collection Period until the full amount of interest on the Class C Notes relating to such Collection Period has been allocated to the Class C Notes. Payments of principal on the Class B Notes, the Class C Notes and the Class D Notes will be subordinated in priority of payment to principal due on the Class A Notes to the extent described herein. Payments of principal on the Class C Notes and the Class D Notes will be subordinated in priority of payment to principal due on the Class B Notes to the extent described herein. Payments of principal on the Class D Notes will be subordinated in priority of payment to principal due on the Class C Notes to the extent described herein.

Book-Entry Registration

     Noteholders may hold their Notes through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

     Cede, as nominee for DTC, will hold the global Notes in respect of given series. CEDEL and Euroclear will hold omnibus positions on behalf of the CEDEL Participants (as defined below) and the Euroclear Participants (as defined below) (collectively, the "Participants"), respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositories (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of securities. Participants include Notes brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving Notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of Notes in CEDEL or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent Notes settlement processing, dated the Business Day following the DTC settlement date, and such credits or any transactions in such Notes settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such Business Day. Cash received in CEDEL or Euroclear as a result of sales of Notes by or through a CEDEL Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the Business Day following settlement in DTC.

     The Noteholders of a given series that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Notes may do so only through Participants and Indirect Participants. In addition, Noteholders will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, Noteholders may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede, as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the Noteholders. It is anticipated that the only "Noteholder" in respect of any series will be Cede, as nominee of DTC. Noteholder will not be recognized as Noteholders, and the Noteholders will be permitted to exercise the rights of Noteholders only indirectly through DTC and its Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Notes among Participants on whose behalf it acts with respect to the Notes and to receive and transmit distributions of principal of, and interest on, the Notes. Participants and Indirect Participants with which the Noteholders have accounts with respect to the Notes similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Noteholders.

Accordingly, although such Noteholders will not possess Notes, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Noteholder to pledge Notes to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Notes, may be limited due to the lack of a physical certificate for such Notes.

     DTC will advise the Trustee that it will take any action permitted to be taken by a Noteholder only at the direction of one or more Participants to whose accounts with DTC the Notes are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     CEDEL is incorporated under the laws of Luxembourg as a professional trust depositary. CEDEL holds Notes for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of Notes transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of Notes. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional trust depositary, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold Notes for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of Notes and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 28 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office, under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the "Euroclear Operator" (as defined below), and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts. with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriter. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The "Euroclear Operator" is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of Notes and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to Notes in the Euroclear System. All Notes in the Euroclear System are held on a fungible basis without attribution of specific Notes to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of relationship with persons holding through Euroclear Participants.

     Except as required by law, the Trustee will not have any liability for any aspect of the records relating to or payments made or account of beneficial ownership interests of the related Notes held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Definitive Notes

     The Notes will be issued in fully registered, certificated form ("Definitive Notes") to the Noteholders or their nominees, rather than to DTC or its nominee, only if (i) the Trustee advises in writing that DTC is no longer willing or able to discharge properly its responsibilities as a trust depositary with respect to such Notes and the Trustee is unable to locate a qualified successor, (ii) the Trustee, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an "Event of Default" under the Indenture or a default by the Servicer under the Servicing Agreement, Noteholders representing at least a majority of the outstanding principal amount of such Notes advise the Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in such Noteholders' best interest.

     Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee will be required to notify all such Noteholders through Participants of the availability of Definitive Notes. Upon surrender by DTC of the definitive Notes representing such Notes and receipt of instructions for reregistration, the Trustee will reissue such Notes as Definitive Notes to such Noteholders.

     Distributions of principal of, and interest on, such Notes will thereafter be made by the Trustee in accordance with the procedures set forth in the Indenture directly to holders of Definitive Notes in whose names the Definitive Notes were registered at the close of business on the applicable Record Date. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Trustee. The final payment on any such Security, however, will be made only upon presentation and surrender of such Security at the office or agency specified in the notice of final distribution to the applicable Noteholders.

     Definitive Notes will be transferable and exchangeable at the offices of the Trustee, or of a certificate registrar named in a notice delivered to holders of such Definitive Notes. No service charge will be imposed for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Withholding

     The Trustee is required to comply with all applicable federal income tax withholding requirements respecting payments to Noteholders of interest with respect to the Notes. The consent of Noteholders is not required for such withholding. In the event the Noteholder is other than DTC, then in the event that the Trustee does withhold or causes to be withheld any amount from interest payments or advances thereof to any Noteholders pursuant to federal income tax withholding requirements, the Trustee shall indicate the amount withheld annually to such Noteholders.

Reports to Noteholders

     On each Payment Date the Trustee will furnish or cause to be furnished with each payment to Noteholders, a statement prepared by the Servicer setting forth the following information (as well as expressed per $1,000 of Initial Note Principal Balance as to the items described in clauses (a) and (b) below):

          (a) with respect to a statement to a Noteholder, the amount of such payment allocable to such Noteholder's required payment of the Principal Payment for such Payment Date;

          (b) with respect to a statement to a Noteholder, the amount of such payment allocable to such Noteholder's required payment of the Interest Payment for such Payment Date;

          (c) the aggregate amount of fees and compensation received by the Servicer pursuant to the Servicing Agreement for the Collection Period;

          (d) the aggregate Outstanding Principal Amount, individual Outstanding Principal Amounts for each Class of Notes, the Note Factor, the Pool Factor and the Aggregate Discounted Lease Balance, after taking into account all distributions made on such Payment Date;

          (e) the total unreimbursed Servicer Advances with respect to the related Collection Period;

          (f) the amount of residual receipts and recoveries on Defaulted Leases for the related Collection Period and the Aggregate Discounted Lease Balances for all Leases that became Defaulted Leases during the related Collection Period, calculated immediately prior to the time such Leases became Defaulted Leases; and

          (g) the total number of Leases and the Discounted Lease Balances thereof, together with the number and Discounted Lease Balances of all Leases as to which the Lessees, as of the related Calculation Date, were one, two, three or four Lease Payments delinquent, and Delinquent Leases reconveyed.

     Further, on the Reporting Date, the Servicer shall be required to deliver a monthly Servicer Report to (i) each Rating Agency and (ii) the Underwriter (as defined below) detailing amounts received on the Leases in respect of the immediately preceding Collection Period and available for distribution on the Payment Date.

     The "Note Factor" is the seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available on the related Calculation Date representing the ratio of (x) the Outstanding Principal Amount which will be outstanding on the next Payment Date (after taking into account all distributions to be made on such Payment Date) to
(y) the Initial Outstanding Principal Amount.

     The "Pool Factor" is the seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available on the related Calculation Date representing the ratio of (x) the Aggregate Discounted Lease Balance as of the end of the immediately preceding Collection Period to (y) the Aggregate Discounted Lease Balance as of the Cut-Off Date.

     In addition, by January 31 of each calendar year following any year during which the Notes are outstanding, commencing January 31, [_______], the Trustee will furnish to each Noteholder of record at any time during such preceding calendar year, information as to the aggregate of amounts reported pursuant to items (a) and (b) above for such calendar year to enable Noteholders to prepare their federal income tax returns.

Optional Redemption

     The Issuer will have the option, subject to certain conditions, to redeem all, but not less than all, of the Notes as of any Payment Date on which the Aggregate Discounted Lease Balance as of the related Calculation Date is less than or equal to 10% of the Aggregate Discounted Lease Balance as of the Cut-Off Date.

POOL FACTORS

     The "Pool Factor" for each Class of Notes will be a seven-digit decimal, which the Servicer will compute prior to each distribution with respect to such Class of Notes, indicating the remaining outstanding principal balance of such Class of Notes as of the applicable Payment Date, as a fraction of the initial outstanding principal balance of such Class of Notes. Each Pool Factor will be initially 1.0000000, and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable Class of Notes. A Noteholder's portion of the aggregate outstanding principal balance of the related Class of Notes is the product of (i) the Initial Outstanding Principal Amount (as defined herein) of such Noteholder's Notes and (ii) the applicable Pool Factor.

                    DESCRIPTION OF THE TRANSACTION DOCUMENTS

     The following summary describes certain terms of each Transaction Document pursuant to which the Lease Receivables will be transferred and the Notes will be issued. For purposes of this Prospectus, the term "Transaction Document" as used means, collectively, and except as otherwise specified, any and all agreements relating to the establishment of the Issuer, the servicing of the related Lease Receivables and the issuance of the Notes, including without limitation the Indenture, (i.e. pursuant to which any Notes shall be issued). Forms of the Transaction Documents have been filed as exhibits to the Registration Statement of which the Prospectus forms a part. The summary does not purport to be complete. It is qualified in its entirety by reference to the provisions of the respective Transaction Documents.

Acquisition  of the  Lease  Receivables  Pursuant  to a  Contribution  and  Sale
Agreement

     On the Closing Date, the Transferor will acquire the Lease Receivables from the Seller pursuant to the Seller Contribution and Sale Agreement. The Transferor will either transfer such Lease Receivables, or a portion thereof, to the Issuer pursuant to the Transferor Contribution and Sale Agreement, or will pledge the Transferor's right, title and interests in and to such Lease Receivables, or a portion thereof, to the Issuer, and the Issuer will pledge its right, title and interests in and to such Lease Receivables to the Trustee on behalf of Noteholders pursuant to the Indenture. The rights and benefits of the Transferor under the Seller Contribution and

Sale Agreement will be assigned to the Issuer or the Trustee on behalf of Noteholders as collateral for the Notes issued by the Issuer pursuant to the Indenture. The obligations of the Transferor and the Servicer under such Transaction Documents include those specified below.

     The Transferor and/or the Seller will be obligated to acquire from the Issuer its interest in any Lease Receivable transferred to the Issuer or pledged to the Issuer or the Trustee on behalf of the Noteholders if the interest of the Noteholders therein is materially adversely affected by a breach of any representation or warranty made by the Transferor or the Seller with respect to such Lease, which breach has not been cured following the discovery by or notice to the Transferor of the breach. To the extent that the Transferor so acquires any Lease Receivables, the Seller will be obligated to acquire such Lease Receivables from the Transferor pursuant to the Seller Contribution and Sale Agreement contemporaneously with the Transferor's acquisition of its interest in such Lease Receivables. The obligation of the Transferor to acquire any such Lease Receivables with respect to which a Seller has breached a representation or warranty is subject to such Seller's acquisition of such Lease Receivables from the Transferor. In addition, the Transferor may from time to time reacquire certain Lease Receivables or substitute other Lease Receivables for such Lease Receivable held by the Issuer subject to specified conditions set forth in the related Transaction Document.

Accounts

     The Servicer will establish and maintain with the Trustee one or more accounts, in the name of such Trustee on behalf of the Noteholders, into which all payments made on or with respect to the related Lease Receivables will be deposited (the "Collection Account"). The Servicer will also establish and maintain with the Trustee separate accounts, in the name of the Trustee on behalf of the Noteholders, in which amounts released from the Collection Account for distribution to the Noteholders will be deposited and from which distributions to the Noteholders will be made (the "Distribution Account").

     Funds in the Collection Account, the Lockbox Account and the Distribution Account (collectively, the "Trust Accounts") shall be invested as provided in the related Transaction Document and Indenture in Eligible Investments. "Eligible Investments" are generally limited to investments acceptable to the Rating Agencies as being consistent with the rating of such Notes. Subject to certain conditions, Eligible Investments may include Notes issued by the Issuer, the Seller, the Servicer or their respective affiliates. Except as described below, Eligible Investments are limited to obligations that mature not later than the Business Day immediately preceding the related Payment Date. Investment earnings on funds deposited in the applicable Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), shall be deposited in the Collection Account on each Payment Date and shall be treated as collections of interest on the related Lease Receivables.

     The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution as defined below or (b) a segregated trust account with the corporate trust department of a trust depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the Notes of such Trust depository institution has a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. "Eligible Institution" means, (a) the corporate trust department of the Trustee, or (b) a trust depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), which (i) (A) has either (w) a long-term unsecured debt rating acceptable to the Rating Agencies or (x) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies or (B) the parent corporation of which has either (y) a long-term unsecured debt rating acceptable to the Rating Agencies or (z) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC.

The Servicer

     The Servicer will service the Lease Receivables which comprise the Pool of Assets. The Servicer may delegate its servicing responsibilities to one or more Sub-Servicers, but will not be relieved of its liabilities with respect thereto.

     The Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Servicing Agreement. An uncured breach of such a representation or warranty that in any respect materially and adversely affects the interests of the Noteholders will constitute an Event of Termination by the Servicer under the Servicing Agreement.

Servicing Procedures

     The Servicing Agreement will provide that the Servicer will make reasonable efforts to collect all payments due with respect to the Lease Receivables and, in a manner consistent with the Servicing Agreement, will continue such collection procedures as the Servicer follows with respect to the particular type of Lease Receivable in the particular pool it services for itself and others. Consistent with its normal procedures, the Servicer may, in its discretion and on a case-by-case basis, arrange with the Lessee on a Lease to extend or modify the payment schedule. Some of such arrangements (including, without limitation any extension of the payment schedule beyond the final scheduled Payment Date for the related Notes) may result in the Servicer acquiring such Lease Receivable if such Lease becomes a Defaulted Lease. The Servicer may sell the Equipment securing the respective Defaulted Lease, if any, at a public or private sale, or take any other action permitted by applicable law. See "Certain Legal Aspects of the Lease Receivables."

Advances by the Servicer

     Prior to any Payment Date, the Servicer, to the extent that the Servicer believes such advance to be recoverable from such Lease may, advance (each, a "Servicer Advance") to the Trustee an amount sufficient to cover delinquencies on any Leases with respect to the prior Collection Period other than a Defaulted Lease or a Lease which has been charged off. The Servicer will be reimbursed for Servicer Advances from Available Funds on the second following Payment Date. See "Description of the Notes -- Application of Payments" above.


Remittance and Other Servicing Procedures

     The Servicer and the Issuer will enter into a Servicing Agreement on or prior to the Closing Date that will further detail the procedures for Lease collections and Equipment remarketing. The Servicer has agreed to manage, administer and service the Lease Receivables and to enforce and make collections on the Lease Receivables, exercising the degree of skill and care consistent with that which the Servicer customarily exercises with respect to similar property owned, managed or serviced by it. In general, the Servicer in accordance with the Servicer's policies and procedures shall have full power and authority to do any and all things in connection with such managing, servicing, administration, and collection that it deems necessary or desirable. The Servicer's duties will include collection and posting of all payments, responding to inquiries of Lessees regarding the Leases, investigating delinquencies, remitting payments to the Collection Account in a timely manner, furnishing monthly and annual statements with respect to collections and payments, using commercially reasonable efforts to dispose of any related Equipment upon the expiration or termination of a Lease, and using its best efforts to maintain the perfected first priority security interest of the Trustee on behalf of the Noteholders in the Leases and their respective interests, if any, in the related Equipment to the extent required herein. The Servicer will, at its own cost and expense, maintain all documents relating to the Leases (the "Lease Files"), as custodian for the Noteholders in accordance with the Servicer's customary practices, policies, and procedures.

     The Servicer may grant to a Lessee any rebate, refund or adjustment that the Servicer in good faith believes is required, because of Prepayment in full of a Lease. The Servicer may deduct the amount of any such rebate, refund or adjustment from the amount otherwise payable by the Servicer into the Collection Account; provided, however, that the Servicer will not permit any rescission or cancellation of any Lease which would materially impair the rights of the Issuer or the Noteholders in the Leases or the proceeds thereof, nor will the prepayment price after giving effect to any such rebate, refund or adjustment (and without any adjustment for any security deposit previously paid by the Lessee) be less than the Prepayment Amount. The Servicer may waive, modify or vary any term of a Lease if the Servicer, in its reasonable and prudent judgment, determines that it will not be materially adverse to the Noteholders. However, the Servicer will covenant in the Servicing Agreement that (i) it will not forgive any payment of rent, principal or interest, (ii) unless a Lessee is in default, it will not permit any modification with respect to a Lease which would defer the payment of any principal or interest or any Scheduled Payment or change the final maturity date on any Lease; provided, however, that no change in the final maturity date of any Lease shall be permitted under any circumstances if such new maturity date is later than the latest maturity date of any other Lease then held by the Issuer, and (iii) the Servicer may accept Prepayment in part or in full; provided, further, that (1) in the event of Prepayment in full, the Servicer may consent to such Prepayment only in an amount not less than the amounts outstanding under such Lease and (2) in the event of a partial Prepayment, the Servicer may consent to such partial Prepayment only if (x) following such partial Prepayment there are no delinquent amounts then due from the Lessee and (y) such partial Prepayment will not reduce the Aggregate Discount Lease Balance by more than an amount equal to (I) the amount of such partial Prepayment, minus (II) unpaid interest at the Discount Rate, accrued through the end of the Collection Period immediately following such partial Prepayment on the outstanding Discounted Lease Balance prior to such partial Prepayment. In the case of a partial Prepayment, the Servicer is required to accurately recalculate the Aggregate Discounted Lease Balance, and the allocation of Lease Payments to principal and interest.

     The Servicer, as an independent contractor on behalf of the Issuer and for the benefit of the Noteholders, will be responsible for the managing, servicing and administering the Lease Receivables and enforcing and making collections on the Leases and for the enforcing of any security interest in any item of
Equipment, all as set forth in the Servicing Agreement. The Servicer's responsibilities will include collecting and posting of all payments, responding to inquiries of Lessees, investigating delinquencies, accounting for collections, furnishing monthly and annual statements to the Trustee, providing appropriate federal income tax information for use in providing information to Noteholders, collecting and remitting sales and property taxes on behalf of taxing authorities and maintaining the perfected security interest of the Issuer in the Equipment and the Leases.

Payments on Lease Receivables

     [The Servicer will deposit all payments on the related Lease Receivables (from whatever source) and all proceeds of the Lease Receivables collected within [two (2)] Business Days of receipt thereof in the related collection facility, such as a Lockbox Account or Collection Account. The Servicer will be required to deposit payments on the Lease Receivables (from whatever source) collected during each collection period (each, a "Collection Period") into the Collection Account on the specified day each month. Pending deposit into the Lockbox Account or the Collection Account, collections in such collection facility may be invested by the Servicer at its own risk and for its own benefit, and will not be segregated from funds of the Servicer.]

Distributions

     Beginning on the Initial Payment Date, distributions of principal and interest (or, where applicable, of principal or interest only) on each Class of such Notes entitled thereto will be made by the Trustee to the Noteholders. The timing, calculation, allocation, order, source, priorities of, distribution of, and requirements for each class of Notes will be set forth herein under the headings "Description of the Notes -- Application of Payments," "-- Interest," and "-- Principal."

Servicing Compensation and Payment of Expenses

     The Servicer will be entitled to receive a servicing fee for each Collection Period (the "Servicing Fee") in an amount equal to the product of (a) [0.50%] per annum (the "Servicing Fee Rate") of the Aggregate Discounted Lease Balance, as of the first day of such Collection Period. The Servicing Agreement will specify the priority of distributions with respect to the Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Payment Dates), such Servicing Fee may be paid prior to any distribution to the Noteholders.

     The Servicer will also collect and retain any late fees, the penalty portion of interest paid on past due amounts and other administrative fees or similar charges allowed by applicable law with respect to the Lease Receivables and any prepayment premiums or other payments in excess of the present value of all outstanding amounts owed under a Lease by a Lessee as a result of the early termination thereof, and will be entitled to reimbursement from the Issuer for certain liabilities. Payments by or on behalf of Lessees will be allocated to scheduled payments and late fees and other charges in accordance with the Servicer's normal practices and procedures.

     The Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of similar types of leases as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Lessees on the Lease Receivables, investigating delinquencies, sending payment coupons to Lessees, reporting tax information to Lessees, paying costs of collection and disposition of defaults, and policing the collateral. The Servicing Fee also will compensate the Servicer for administering the Lease Receivables, accounting for collections and furnishing statements to the Trustee, if any, with respect to distributions. The Servicing Fee also will reimburse the Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Lease Receivables.

Statements to the Trustee

     Prior to each Payment Date with respect to each series of Notes, the Servicer will provide to the Trustee as of the close of business on the last day of the preceding related Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Noteholders described under "Description of the Notes -- Reports to Noteholders."

Compliance Certification

     The Servicing Agreement will provide for annual delivery of a report (the "Supplementary Report") by the Servicer to the Trustee not later than 120 days after the end of each fiscal year, signed by an authorized officer of the Servicer (a "Servicing Officer") on behalf of the Servicer and dated as of the last day of such fiscal year, stating that (a) a review of the activities of the Servicer and the Servicer's performance under the Servicing Agreement for the previous 12-month period has been made under such Servicing Officer's supervision and (b) nothing has come to such Servicing Officer's attention to indicate that an Event of Servicing Termination (as defined below) has occurred, or, if such Event of Servicing Termination has so occurred and is continuing, specifying each such event known to the officer, the nature and status thereof and the steps necessary to remedy such event.

     Copies of such certificates may be obtained by Noteholders by a request in writing addressed to the Trustee.

     The Servicing Agreement will provide that the Servicer, upon request of the Trustee, will furnish to the Trustee such underlying data necessary for administration of the Indenture or enforcement actions as can be generated by the Servicer's existing data processing system.

Certain Matters Relating to the Servicer

     The Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon a determination that the Servicer's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Servicer's servicing obligations and duties under the Servicing Agreement (the "Successor Servicer"). The Servicer can only be removed pursuant to an Event of Servicing Termination as discussed below.

     Under the circumstances specified in the Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer or, with respect to its obligations as Servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor to the Servicer under the Servicing Agreement.

     Under the circumstances specified in the Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer or, with respect to its obligations as Servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor to the Servicer under the Servicing Agreement.

     Under the circumstances specified in the Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer or, with respect to its obligations as Servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor to the Servicer under the Servicing Agreement.

     The Servicing Agreement will further provide that neither the Servicer nor any of its respective directors, officers, employees, or agents shall be under any liability to the Issuer or the Noteholders for taking any action or for refraining from taking any action pursuant to the Servicing Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute, or defend any legal action that is not



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

incidental to its servicing responsibilities under the Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.

Events of Servicing Termination

     An "Event of Servicing Termination" under the Servicing Agreement will occur (a) if there occurs a change of "control" of the Servicer ("control" having the meaning ascribed to it in the Rules and Regulations under the Securities Exchange Act of 1934, as amended); (b) if the Servicer fails to make any payment or deposit required under the Servicing Agreement within three (3) Business Days but not more than once in any Collection Period; (c) if the Servicer fails to submit a Servicer's certificate, within three (3) Business Days following knowledge or notice of non-receipt; (d) (i) if the Servicer fails to observe or perform in any material respect any other covenant or agreement in the Servicing Agreement or the Notes or (ii) if any representation or warranty of the Servicer in the Servicing Agreement is incorrect, and such failure or breach materially and adversely affects the rights of the Trustee or the Noteholders and continues unremedied for 30 days after the earlier to occur of
(x) written notice to the Servicer by the Trustee or to the Trustee or the Servicer by any Noteholders, or (y) the date on which any Servicing Officer or authorized officer of the Trustee knows, or reasonably should have known, of such failure or of such breach; (e) upon the filing of an involuntary petition in bankruptcy or the decree or order of a court, agency or supervisory authority having jurisdiction over the Servicer for the appointment of a conservator, receiver, trustee in bankruptcy or liquidator in any bankruptcy, insolvency or similar proceedings, and the continuance of any such petition, decree or order undismissed or unstayed and in effect for a period of 60 consecutive days; (f) upon the voluntary filing of such petition or assignment for the benefit of creditors, the consent by the Servicer to any such appointment, the admission in writing by the Servicer of its inability to pay its debts as they become due or the determination by a court that the Servicer is generally not paying its debts as they come due; (g) in the event that the Servicer assigns or attempts to assign its rights and duties under the Servicing Agreement except as specifically permitted therein; (h) a final judgment or order shall be rendered against the Servicer for payment in excess of $[_______] and continues for 90 days without a stay.

Rights Upon an Event of Servicing Termination

     If an Event of Servicing Termination has occurred and is continuing, the Trustee shall with the consent of the Majority Holders terminate all (but not less than all) of the Servicer's rights and obligations under the Servicing Agreement. Upon such termination, the Successor Servicer will succeed to all the responsibilities, duties and liabilities of the Servicer under the Servicing Agreement; provided, however, that the Successor Servicer shall not (i) assume any obligation to reacquire Lease Receivables by reason of misrepresentations or breaches of warranties, or (ii) be liable for acts, omissions or breaches of representations or warranties by the Servicer occurring prior to transfer of the servicing functions. Notwithstanding such termination, the Servicer shall be entitled to payment of certain amounts payable to it prior to such termination for services rendered prior to such termination. The Trustee also may appoint, or petition a court of competent jurisdiction for the appointment of, a successor Servicer with a net worth of at least $25,000,000 and whose regular business includes the servicing of a similar type of leases. The Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation payable to the Servicer under the Servicing Agreement.

Events of Default

     Upon the occurrence of an Event of Default, the Trustee, upon the written direction of a majority of the Noteholders, shall declare the unpaid principal amount of all the Notes to be due and payable together with all accrued and unpaid interest thereon without presentment, demand, protest or other notice of any kind, all of which are waived by the Issuer. ____ "Events of Default" wherever used herein means any one of the following events:

     (i) failure to pay interest on any Note within four (4) days of when due or the failure to pay principal on any Note by its Stated Maturity Date;

     (ii) failure of the Seller, the Transferor, or the Servicer to make payments or deposits required under the Transaction Documents within three
     (3) Business Days;

     (iii) failure of the Seller, the Transferor, the Issuer, the Trustee or the Servicer to perform any covenant with respect to the transaction documents, which such failure has a material adverse effect on the Noteholders and which continues unremedied for a period of 60 days (provided no such cure period shall apply to the Seller's failure to accept the reassignment of any Ineligible Lease, and further provided, only a five (5) day cure period will apply to the Seller's, the

     Transferor's, the Issuer's or the Trustee's covenant not to grant a security interest in or otherwise intentionally create a lien on the Leases);

     (iv) any representation or warranty by the Seller, the Transferor, the Trustee or the Servicer is not correct in any material respect and continues for a period of 60 days (provided that the Transferor can "cure" such misrepresentation by purchasing the contracts related thereto);

     (v) the insolvency of the Seller, the Transferor, the Issuer or the Servicer; or

     (vi) the Issuer becomes an "Investment Company."

     If the Notes have been declared due and payable following an Event of Default with respect thereto, the Trustee may and, at the direction of a majority of the Noteholders, shall institute proceedings to collect amounts due or foreclose on the Lease Receivables, exercise remedies as a secured party, sell the related Lease Receivables or elect to have the Issuer maintain possession of such Lease Receivables and continue to apply collections on such Lease Receivables as if there had been no declaration of acceleration. The Trustee, however, will be prohibited from selling the related Lease Receivables following an Event of Default, unless (i) the holders of all the outstanding Notes consent to such sale; (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale; or (iii) the Trustee determines that the proceeds of the Lease Receivables would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of the Notes. Following a declaration upon an Event of Default that the Notes are immediately due and payable, (i) Noteholders will be entitled to ratable repayment of principal on the basis of their respective unpaid principal balances and (ii) repayment in full of the accrued interest on and unpaid principal balances of the Notes will be made prior to any further payment to the Issuer of any residual interest.

Termination of the Indenture

     The Indenture will terminate, (i) at any time which is [_______] days after the payment to the Noteholders of all amounts required to be paid to them pursuant to the Indenture, reducing the aggregate Outstanding Principal Amount to zero or (ii) after the [_______]th day following the final Scheduled Maturity Date of any Class of the Notes. In order to avoid excessive administrative expense, the Servicer will be permitted, at its option, to purchase from the Pool of Assets, as of the end of any Collection Period immediately preceding a Payment Date, if the Discounted Lease Balance of the Leases is less than ten percent (10%) of the initial Pool Balance in respect of the Lease Receivables, all such remaining Lease Receivables at a price stated which shall in no event be less than the aggregate of the amounts owed on the Notes as of the such Payment Date. The Notes will be redeemed following such purchase. Upon termination of the Indenture and the reduction of the aggregate Outstanding Principal Amount, to zero and payment of any amounts then owing to the Trustee, the Issuer shall return any remaining property

     The respective representations, warranties and indemnities of Charter, the Seller, the Servicer and the Transferor will survive any termination of the Indenture.

Amendment

     The Transaction Documents may be amended by agreement of the parties thereto, the Trustee, and the Issuer at any time, without consent of the Noteholders, to cure any ambiguity, upon receipt of an opinion of counsel to the Servicer that such amendment will not adversely affect in any respect the interests of any Noteholder.

     The Transaction Documents may also be amended from time to time by the parties thereto, the Trustee, the Issuer, and a specified percentage of the Noteholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Transaction Documents or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Lease Receivables or distributions which are required to be made on any Note without the consent of the holder of such Note or (b) reduce the aforesaid percentage of Noteholders required to consent to any amendment, without unanimous consent of the Noteholders.



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

     The Trustee is required under the Indenture to furnish Noteholders and the Rating Agencies with written notice of the substance of any such amendment to the Indenture promptly upon execution of such amendment.

                                   THE TRUSTEE

General

     The Trustee, [_________] is a banking corporation organized under the laws of ________. The Trustee may resign, subject to the conditions set forth below, at any time upon written notice to the Transferor and the Servicer, in which event the Servicer will be obligated to appoint a successor Trustee. If no successor Trustee shall have been so appointed and have accepted such appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition a court of competent jurisdiction for the appointment of a successor Trustee. Any successor Trustee shall meet the financial and other standards for qualifying as a successor Trustee under the Indenture. The Servicer may and shall at the direction of the Noteholders evidencing more than 25% of the aggregate Outstanding Principal Amount of all Classes of Notes (the "Percentage Interests"), also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Indenture and fails to resign after written request therefor, or is legally unable to act, or if the Trustee is adjudicated to be insolvent. In such circumstances, the Servicer or such Noteholders will also be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

Duties and Immunities of the Trustee

     The Trustee will make no representations as to the validity or sufficiency of the Servicing Agreement, the Notes (other than the authentication thereof) or of any Lease Receivable or related document and will not be accountable for the use or application by Charter or the Transferor of any funds paid to the Transferor in consideration of the sale of any Notes. If no Event of Servicing Termination has occurred, then the Trustee will be required to perform only those duties specifically required of it under the Servicing Agreement. However, upon receipt of the various resolutions, certificates, statements, opinions, reports, documents, orders or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they conform as to form to the requirements of the Servicing Agreement.

     No recourse is available based on any provision of the Servicing Agreement, the Notes or any Lease Receivable or assignment thereof against [_________], in its individual capacity, and [_________] shall not have any personal obligation, liability or duty whatsoever to any Noteholder or any other person with respect to any such claim and such claim shall be asserted solely against the Lease Receivables or any indemnitor, except for such liability as is determined to have resulted from the Trustee's own negligence or willful misconduct.

     The Trustee will be entitled to receive, pursuant to the priority set forth in the Indenture, (a) reasonable compensation for its services (the "Trustee Fee"), (b) reimbursement for its reasonable expenses and (c) indemnification for loss, liability or expense incurred without negligence or bad faith on its part, arising out of performance of its duties thereunder ((b) and (c) collectively, the "Trustee Expenses").

                       PREPAYMENT AND YIELD CONSIDERATIONS

     The rate of principal payments on, and the weighted average life of, the Notes will be directly related to the rate of principal payments on the underlying Leases. If purchased at a price other than par, the yield to maturity will also be affected by the rate of such principal payments. The principal payments on such Leases may be in the form of scheduled principal payments or liquidations due to default, casualty, repurchases for breach and the like. Any such payments will result in distributions to Noteholders of amounts which would otherwise have been distributed over the remaining term of the Leases. In general, the rate of such payments may be influenced by a number of other factors, including general economic conditions. The rate of payment of principal may also be affected by any removal of the Leases from the pool and the deposit of the related Prepayment Amount or Repurchase Amount into the Collection Account.

     The Leases generally do not provide for the right of the Lessee to prepay. Under the Servicing Agreement, the Servicer will be permitted to allow such Prepayments in full or in part, provided that no Prepayment of a Lease will be allowed in unless all current amounts owed on such Lease have been paid.

     The Scheduled Final Payment Date for the Notes is [_______]. This date is the date on which the Note Principal Balance would be reduced to zero, assuming, among other things, (i) Prepayments with respect to the Leases are received at a rate of [_______]% CPR and (ii) the Modeling Assumptions (as defined below) apply. The weighted average life of the Notes is likely to be shorter than would be the case if payments actually made on the Leases conformed to the foregoing assumptions, and the final Payment Date with respect to the Notes could occur significantly earlier than such final scheduled Payment Dates due to defaults, and because Charter is obligated to repurchase Leases in the event of breaches of representations and warranties.

     The "Weighted Average Life" refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average lives of the Notes will be influenced by the rate at which principal payments (including Lease payments and prepayments) on the Leases are made. Principal payments on Leases may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments and liquidations due to a default or other dispositions of the Leases). The weighted average lives of the Notes will also be influenced by delays associated with realizing on Defaulted Leases. The prepayment model used in this Prospectus, the "Conditional Prepayment Rate" or "CPR," represents an assumed annualized rate of prepayment relative to the then outstanding balance on a pool of Leases. The CPR assumes that a fraction of the outstanding Pool of Assets is prepaid on each Payment Date, which implies that each Lease in the Pool of Assets is equally likely to prepay. This fraction, expressed as a percentage, is annualized to arrive at the CPR for the Pool of Assets. The CPR measures prepayments based on the outstanding principal on the previous Payment Date. The CPR further assumes that all Leases are the same size and amortize at the same rate and that each Lease will be either paid as scheduled or prepaid in full.

     The effective yield to holders of the Notes will depend upon, among other things, the rate at which principal is paid to such Noteholders. The after-tax yield to Noteholders may be affected by lags between the time interest income accrues to Noteholders and the time the related interest income is received by the Noteholders.

Weighted Average Lives of the Notes

     For the purpose of the tables below, it is assumed, among other things, that: (i) the Closing Date for the Notes occurs on [ ], (ii) distributions on the Notes are made on the [_______] day of each month regardless of the day on which the Payment Date actually occurs, commencing in [_______] in accordance with the priorities described herein, (iii) no delinquencies or defaults in the payment of principal and interest on the Leases are experienced, (iv) no Lease is repurchased for breach of a representation and warranty or otherwise, (v) the Discount Rate is [_______]% per annum, (vi) Prepayments with respect to the Leases are received on the last day of each Collection Period, commencing on [_______] (vii) the Note Interest Rate is [_______]% per annum for the Class A-1 Notes, [_______]% per annum for the Class A-2 Notes, [_______]% per annum for the Class A-3 Notes, [_______]% per annum for the Class A-4 Notes, [_______] % per annum for the Class B Notes, [_______]% per annum for the Class C Notes and [_______]% per annum for the Class D Notes, (viii) the Servicing Fee is
[_______]% per annum, (ix) the Lease pool consists of a single Lease with an Aggregate Discounted Lease Balance equal to $ [_______] and (x) Lease Payments on such Lease are timely received (collectively, the "Modeling Assumptions").

     Since the tables were prepared on the basis of the Modeling Assumptions, there are discrepancies between the characteristics of the actual Leases and the characteristics of the Leases assumed in preparing the tables. Any such discrepancies may have an effect upon the percentages of the Outstanding Principal Amount of the Notes and weighted average lives of the Notes set forth in the tables. In addition, since the actual Leases which will be owned by the Issuer have characteristics which differ from those assumed in preparing the tables set forth below, the related weighted average life may be longer or shorter than as indicated in the tables.

     The following tables set forth the percentages of the initial principal amount of the Notes that would be outstanding after each of the dates shown, assuming a CPR of [ ]%.

                         PERCENTAGE OF INITIAL AGGREGATE
                          OUTSTANDING PRINCIPAL AMOUNT

                                      Notes

                             Prepayment Speed (CPR)
      Payment
       Date
--------------------------------------------------------------------------------

Closing Date









--------------------------------------------------------------------------------
Weighted Average
  Life (years)

     The Leases will not have the characteristics assumed above, and there can be no assurance that (i) the Leases will prepay at any of the rates shown in the tables or at any other particular rate or will prepay proportionately or (ii) the weighted average lives of the Notes will be as calculated above. Because the rate of distributions of principal of the Notes will be a result of the actual amortization (including prepayments) of the Leases, which will include Leases that have remaining terms to stated maturity shorter or longer than those assumed, the weighted average lives of the Notes will differ from those set forth above, even if all of the Leases prepay at the indicated constant prepayment rates.

     The effective yield to Noteholders will depend upon, among other things, the price at which such Notes are purchased, and the amount of and rate at which principal, including both scheduled and Lease Payments thereof, is paid to the Noteholders. See "Risk Factors -- Maturity and Prepayment Considerations."

                       CERTAIN LEGAL ASPECTS OF THE LEASES

General

     The Leases that are to be included in the Pool of Assets comprise the Lease Receivables will be "chattel paper" as defined in the Uniform Commercial Code. Pursuant to the UCC a purchaser of chattel paper must take the same action as a secured party in a transaction creating a security interest in chattel paper in order to protect or perfect its interest in chattel paper. The Transferor, the Servicer and/or the Seller will cause the filing of appropriate UCC-1 financing statements covering the letter to be made with the appropriate governmental authorities. Under the Servicing Agreement, the Servicer will be obligated from time to time to take such actions as are necessary to protect, perfect and preserve the Issuer's or the Trustee's interests in the Leases and their proceeds, as the case may be.

The Equipment

     The Seller will convey the Seller's interest in the related Equipment to the Transferor. UCC financing statements will not be filed to perfect any security interest in the Equipment. Moreover, in the event of the repossession and resale of Equipment, it may be subject to a superior lien. In such case, the senior lienholder may be entitled to be paid the full amount of the indebtedness owed to it out of the sale proceeds before such proceeds could be applied to the payment of claims of the Servicer.

     In the event of a default by a Lessee, the Servicer on behalf of the Trustee may take action to enforce such Defaulted Lease by repossession and resale or re-lease of the Equipment. Under the UCC in most states, a creditor can, without prior notice to the debtor, repossess assets securing a defaulted contract by the Lessee's voluntary surrender of such assets or by "self-help" repossession that does not involve a breach of the peace and by judicial process.

     In the event of a default by the Lessee, some jurisdictions require that the Lessee be notified of the default and be given a time period within which it may cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one-year period.

     The UCC and other state laws place restrictions on repossession sales, including requirements that the secured party provide the Lessee with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held and that any such sale be conducted in a commercially reasonable manner. The Servicing Agreement may require the Servicer to sell promptly any repossessed item of Equipment, reacquire such Equipment from the Issuer, re-lease such Equipment for the benefit of the Noteholders.

     Under most state laws, a Lessee has the right to redeem collateral for its obligations prior to actual sale by paying to the secured party the unpaid balance of the obligation plus reasonable expenses for repossession, holding and preparing the collateral for disposition and arranging for its sale, plus, to the extent provided for in the written agreement of the parties, reasonable attorneys' fees.

     In addition, because the market value of the equipment of the type financed pursuant to the Leases generally declines with age and because of obsolescence, the net disposition proceeds of Equipment at any time during the term of the Lease may be less than the outstanding balance on the Lease which it secures. Because of this, and because other creditors may have rights in the related Equipment superior to those of the Issuer, the Servicer may not be able to recover the entire amount due on a Defaulted Lease in the event that the Servicer elects to repossess and sell such Equipment at any time.

     Under the UCC and laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a Lessee for any deficiency on repossession and resale of the asset securing the unpaid balance of such Lessee's contract. However, some states impose prohibitions or limitations on deficiency judgments. In most jurisdictions, the courts, in interpreting the UCC, would impose upon a creditor an obligation to repossess the equipment in a commercially reasonable manner and to "mitigate damages" in the event of a Lessee's failure to cure a default. The creditor would be required to exercise reasonable judgment and follow acceptable commercial practice in seizing and disposing of the equipment and to offset the net proceeds of such disposition against its claim. In addition, a Lessee may successfully invoke an election of remedies defense to a deficiency claim in the event that the Servicer's repossession and sale of the Equipment is found to be a retention discharging the Lessee from all further obligations under UCC Section 9-505(2). If a deficiency judgment were granted, the judgment would be a personal judgment against the Lessee for the shortfall, but a defaulting Lessee may not have sufficient assets to satisfy such judgments. Therefore, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or uncollectible.

     Certain statutory provisions, including federal and state bankruptcy and insolvency laws, may also limit the ability of the Servicer to repossess and resell collateral or obtain a deficiency judgment. In the event of the bankruptcy or reorganization of a Lessee, various provisions of the Bankruptcy Code of 1978 (the "Bankruptcy Code") and related laws may interfere with or eliminate the ability of the Servicer or the Trustee to enforce its rights under the Lease Receivables. If bankruptcy proceedings were instituted in respect of a Lessee, the Trustee could be prevented from continuing to collect payments due from or on behalf of such Lessee or exercising any remedies assigned to the Trustee without the approval of the bankruptcy court, and the bankruptcy court could permit the Lessee to use or dispose of the Equipment and provide the Trustee with a lien on substitute collateral, so long as such substitute collateral constituted "adequate protection" as defined under the Bankruptcy Code.

     In addition, certain of the Lessees may be governmental entities. Payment by governmental authorities of amounts due under such Leases may be contingent upon legislative approval. Further, the assignment of such payment obligations may be void or voidable if not done in compliance with applicable government rules and regulations. Accordingly, payment delays and collection difficulties may limit collections with respect to certain governmental Leases.

     These UCC and bankruptcy provisions, in addition to the possible decrease in value of a repossessed item of Equipment, may limit the amount realized on the sale of the collateral to less than the amount due on the related Lease.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

     The following is a general discussion of the material anticipated federal income tax consequences to investors of the purchase, ownership and disposition of the Notes offered hereby. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors are urged to consult their own tax advisors in determining the particular federal, state and local consequences to them of the purchase, ownership and disposition of the Notes.

     The following discussion addresses lease-backed notes such as the Notes that are intended to be treated for federal income tax purposes as indebtedness secured by the underlying Lease Receivables.

     The Taxpayer Relief Act of 1997 adds provisions to the Internal Revenue Code of 1986, as amended, (the "Tax Code") that require the recognition of gain upon the "constructive sale of an appreciated financial position." A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of such transactions with respect to a financial instrument that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. These provisions apply only to classes of Notes that do not have a principal balance.

     Dewey Ballantine LLP, special tax counsel to the Transferor ("Tax Counsel"), will deliver its opinion to the Transferor that the Notes will be classified as debt secured by the related Lease Receivables. Consequently, the Notes will not be treated as ownership interests in the Lease Receivables or the Issuer. Beneficial owners will be required to report income received with respect to the Notes in accordance with their normal method of accounting. For additional tax consequences relating to Notes purchased at a discount or with premium, see "Discount and Premium," below.

     Sale or Exchange. If a beneficial owner of a Note sells or exchanges such Note, the beneficial owner will recognize gain or loss equal to the difference, if any, between the amount received and the beneficial owner's adjusted basis in the Note. The adjusted basis in the Note generally will equal its initial cost, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Note and reduced by the payments previously received on the Note, other than payments of qualified stated interest, and by any amortized premium.

     In general (except as described in "Discount and Premium--Market Discount," below), except for certain financial institutions subject to section 582(c) of the Tax Code, any gain or loss on the sale or exchange of a Note recognized by an investor who holds the Note as a capital asset (within the meaning of Section 1221 of the Tax Code), will be capital gain or loss and will be long-term or short-term depending on whether the Note has been held for more than one year.

Alternative Characterization of the Notes

     Although, as described above, it is the opinion of Tax Counsel that the Notes are properly characterized as debt for federal income tax purposes, the opinion of Tax Counsel is not binding on the courts or the IRS and no assurance can be given that this characterization will prevail. It is possible that the IRS could asset that, for purposes of the Tax Code, the transaction contemplated by this Prospectus with respect to the Notes constitutes a sale of the Lease
Receivables (or an interest therein) to the Noteholders and that the proper classification of the legal relationship between the Transferor and the Noteholders resulting from the transaction is that of a partnership.

     Taxation of Beneficial Owners of Partnership Interests. If the Issuer is treated as a partnership for federal income tax purposes, the Issuer will not be subject to federal income tax and the holders of beneficial ownership interests in the Trust may be regarded as holding partnership interests in the Issuer (each a "Partnership Interest"). Instead, each beneficial owner of a Partnership Interest will be required to separately take into account an allocable share of income, gains, losses, deductions, credits and other tax items of the Issuer. These partnership allocations are made in accordance with the Tax Code, Treasury regulations and the partnership agreement (here, the LLC Agreement and related documents).

     The Issuer's assets will be the assets of the partnership. The Issuer's income will consist primarily of interest and finance charges earned on the underlying Lease Receivables. The Issuer's deductions will consist primarily of interest accruing with respect to any indebtedness issued by the Issuer, servicing and other fees, and losses or deductions upon collection or disposition of the Issuer's assets.

     In certain instances, the LLC could have an obligation to make payments of withholding tax on behalf of a beneficial owner of a Partnership Interest. (See "Backup Withholding" and "Foreign Investors" below).

     Substantially all of the taxable income allocated to a beneficial owner of a Partnership Interest that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Tax Code.

     Under Section 708 of the Tax Code, the Issuer will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Issuer are sold or exchanged within a 12-month period. Under the final regulations issued on May 9, 1997 if such a termination occurs, the Issuer is deemed to contribute all of its assets and liabilities to a newly formed partnership in exchange for a Partnership Interest. Immediately thereafter, the terminated partnership distributes interests in the new partnership to the purchasing partner and remaining partners in proportion to their interests in liquidation of the terminated partnership.

     Sale or Exchange of Partnership Interests. Generally, capital gain or loss will be recognized on a sale or exchange of Partnership Interests in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Interests sold. A beneficial owner of a Partnership Interest's tax basis in a Partnership Interest will generally equal the beneficial owner's cost increased by the beneficial owner's share of

Issuer includible income and decreased by any distributions received with respect to such Partnership Interest. In addition, both the tax basis in the Partnership Interest and the amount realized on a sale of a Partnership Interest would take into account the beneficial owner's share of any indebtedness of the Issuer. A beneficial owner acquiring Partnership Interests at different prices may be required to maintain a single aggregate adjusted tax basis in such Partnership Interest, and upon sale or other disposition of some of the Partnership Interests, allocate a portion of such aggregate tax basis to the Partnership Interests sold (rather than maintaining a separate tax basis in each Partnership Interest for purposes of computing gain or loss on a sale of that Partnership Interest).

     Any gain on the sale of a Partnership Interest attributable to the beneficial owner's share of unrecognized accrued market discount on the assets of the Issuer would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. If a beneficial owner of a Partnership Interest is required to recognize an aggregate amount of income over the life of the Partnership Interest that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Partnership Interest. If a beneficial owner sells its Partnership Interest at a profit or loss, the transferee will have a higher or lower basis in the Partnership Interests than the transferor had. The tax basis of the Issuer's assets will not be adjusted to reflect that higher or lower basis unless the Issuer files an election under section 754 of the Tax Code.

     Partnership Reporting Matters. A partnership is required to (i) keep complete and accurate books of the Issuer, (ii) file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Issuer and
(iii) report each beneficial owner of a Partnership Interest's allocable share of items of Issuer income and expense to beneficial owners and the IRS on Schedule K-1. The Transferor will not attempt to comply with U.S. federal income tax reporting requirements applicable to partnerships as such requirements would apply if the Notes were not treated as indebtedness.

Discount and Premium

     A Note purchased for an amount other than its outstanding principal amount will be subject to the rules governing original issue discount, market discount or premium. In very general terms, (i) original issue discount is treated as a form of interest and must be included in a beneficial owner's income as it accrues (regardless of the beneficial owner's regular method of accounting) using a constant yield method; (ii) market discount is treated as ordinary income and must be included in a beneficial owner's income as principal payments are made on the Note (or upon a sale of a Note); and (iii) if a beneficial owner so elects, premium may be amortized over the life of the Note and offset against inclusions of interest income. These tax consequences are discussed in greater detail below.

     Original Issue Discount. In general, a Note will be considered to be issued with original issue discount equal to the excess, if any, of its "stated redemption price at maturity" over its "issue price." The issue price of a Note is the initial offering price to the public (excluding bond houses and brokers) at which a substantial number of the Notes were sold. The issue price also includes any accrued interest attributable to the period between the beginning of the first Remittance Period and the closing date relating to such series of Notes (the "Closing Date"). The stated redemption price at maturity of a Note that has a notional principal amount or receives principal only or that is or may provide for accruals of interest is equal to the sum of all distributions to be made under such Note. The stated redemption price at maturity of any other
Note is its stated principal amount, plus an amount equal to the excess (if any) of the interest payable on the first Payment Date over the interest that accrues for the period from the Closing Date to the first Payment Date. The Trustee will supply, at the time and in the manner required by the IRS, to beneficial owners, brokers and middlemen information with respect to the original issue discount accruing on the Notes.

     Notwithstanding the general definition, original issue discount will be treated as zero if such discount is less than 0.25% of the stated redemption price at maturity of the Note multiplied by its weighted average life. The weighted average life of a Note is apparently computed for this purpose as the sum, for all distributions included in the stated redemption price at maturity, of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years) from the Closing Date until the date on which each such distribution is expected to be made under the assumption that the Lease Receivables prepay at the rate specified under the heading "Prepayment and Yield Considerations" (the "Prepayment Assumption") by (ii) a fraction, the numerator of which is the amount of such distribution and the denominator of which is the Note's stated redemption price at maturity. Even if original issue discount is treated as zero under this rule, the actual amount of original issue discount must be allocated to the principal distributions on the Note and, when each such distribution is received, gain equal to the discount allocated to such distribution will be recognized.

     Section 1272(a)(6) of the Tax Code contains special original issue discount rules applicable to prepayable securities. Under these rules (described in greater detail below), (i) the amount and rate of accrual of original issue discount on each series of Notes will be based on (x) the Prepayment Assumption, and (y) in the case of a Note calling for a variable rate of interest, an assumption that the value of the index upon which such variable rate is based remains equal to the value of that rate on the Closing Date, and (ii) adjustments will be made in the amount of discount accruing in each taxable year in which the actual prepayment rate differs from the Prepayment Assumption.

     Section 1272(a)(6)(B)(iii) of the Tax Code requires that the Prepayment Assumption used to calculate original issue discount be determined in the manner prescribed in Treasury regulations. To date, no such regulations have been promulgated. The legislative history of this Tax Code provision indicates that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The Transferor anticipates that the Prepayment Assumption for each series of Notes will be consistent with this standard. The Transferor makes no representation, however, that the Lease Receivables for a given series will prepay at the rate reflected in the Prepayment Assumption for that series or at any other rate. Each investor must make its own decision as to the appropriate Prepayment Assumption to be used in deciding whether or not to purchase any of the Notes. Each beneficial owner must include in gross income the sum of the "daily portions" of original issue discount on its Note for each day during its taxable year on which it held such Note. For this purpose, in the case of an original beneficial owner, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each "accrual period." Original issue discount calculations must be based on accrual periods of no longer than one year either (i) beginning on a payment date (or, in the case of the first such period, the Closing Date) and ending on the day before the next payment date or (ii) beginning on the next day following a payment date and ending on the next payment date.

     Under Section 1272(a)(6) of the Tax Code, the portion of original issue discount treated as accruing for any accrual period will equal the excess, if any, of (i) the sum of (A) the present values of all the distributions remaining to be made on the Note, if any, as of the end of the accrual period and (B) the distribution made on such Note during the accrual period of amounts included in the stated redemption price at maturity, over (ii) the adjusted issue price of such Note at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated based on (i) the yield to maturity of the Note, calculated as of the Closing Date, giving effect to the Prepayment Assumption, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, (iii) the Prepayment Assumption, and (iv) in the case of a Note calling for a variable rate of interest, an assumption that the value of the index upon which such variable rate is based remains the same as its value on the Closing Date over the entire life of such Note. The adjusted issue price of a Note at any time will equal the issue price of such Note, increased by the aggregate amount of previously accrued original issue discount with respect to such Note, and reduced by the amount of any distributions made on such Note as of that time of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount.

     A subsequent purchaser of a Note that purchases such Note at a cost less than its remaining stated redemption price at maturity also will be required to include in gross income for each day on which it holds such Note, the daily portion of original issue discount with respect to such Note (but reduced, if the cost of such Note to such purchaser exceeds its adjusted issue price, by an amount equal to the product of (i) such daily portion and (ii) a constant fraction, the numerator of which is such excess and the denominator of which is the sum of the daily portions of original issue discount on such Note for all days on or after the day of purchase).

     Market Discount. A beneficial owner that purchases a Note at a market discount, that is, at a purchase price less than the remaining stated redemption price at maturity of such Note (or, in the case of a Note with original issue discount, its adjusted issue price), will be required to allocate each principal distribution first to accrued market discount on the Note, and recognize ordinary income to the extent such distribution does not exceed the aggregate amount of accrued market discount on such Note not previously included in income. With respect to Notes that have unaccrued original issue discount, such market discount must be included in income in addition to any original issue discount. A beneficial owner that incurs or continues indebtedness to acquire a Note at a market discount may also be required to defer the deduction of all or a portion of the interest on such indebtedness until the corresponding amount of market discount is included in income. In general terms, market discount on a Note may be treated as accruing either (i) under a constant yield method or (ii) in proportion to remaining accruals of original issue discount, if any, or if none, in proportion to remaining distributions of interest on the Note, in any case taking into account the Prepayment Assumption. The Trustee will make available, as required by the IRS, to beneficial owners of Notes information necessary to compute the accrual of market discount.

     Notwithstanding the above rules, market discount on a Note will be considered to be zero if such discount is less than 0.25% of the remaining stated redemption price at maturity of such Note multiplied by its weighted average remaining life. Weighted average remaining life presumably would be calculated in a manner similar to weighted average life, taking into account payments (including prepayments) prior to the date of acquisition of the Note by the subsequent purchaser. If market discount on a Note is treated as zero under this rule, the actual amount of market discount must be allocated to the remaining principal distributions on the Note and, when each such distribution is received, gain equal to the discount allocated to such distribution will be recognized.

     Premium. A purchaser of a Note that purchases such Note at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased such Note (a "Premium Note") at a premium. Such a purchaser need not include in income any remaining original issue discount and may elect, under section 171(c)(2) of the Tax Code, to treat such premium as "amortizable bond premium." If a beneficial owner makes such an election, the amount of any interest payment that must be included in such beneficial owner's income for each period ending on a Payment Date will be reduced by the portion of the premium allocable to such period based on the Premium Note's yield to maturity. Such premium amortization should be made using constant yield principles. If such election is made by the beneficial owner, the election will also apply to all bonds the interest on which is not excludible from gross income ("fully taxable bonds") held by the beneficial owner at the beginning of the first taxable year to which the election applies and to all such fully taxable bonds thereafter acquired by it, and is irrevocable without the consent of the IRS. If such an election is not made, (i) such a beneficial owner must include the full amount of each interest payment in income as it accrues, and (ii) the premium must be allocated to the principal distributions on the Premium Note and when each such distribution is received, a loss equal to the premium allocated to such distribution will be recognized. Any tax benefit from the premium not previously recognized will be taken into account in computing gain or loss upon the sale or disposition of the Premium Note.

     Some Notes may provide for only nominal distributions of principal in comparison to the distributions of interest thereon. It is possible that the IRS or the Treasury Department may issue guidance excluding such Notes from the rules generally applicable to debt instruments issued at a premium. In particular, it is possible that such a Note will be treated as having original issue discount equal to the excess of the total payments to be received thereon over its issue price. In such event, section 1272(a)(6) of the Tax Code would govern the accrual of such original issue discount, but a beneficial owner would recognize substantially the same income in any given period as would be recognized if an election were made under section 171(c)(2) of the Tax Code. Unless and until the Treasury Department or the IRS publishes specific guidance relating to the tax treatment of such Notes, the Trustee intends to furnish tax information to beneficial owners of such Notes in accordance with the rules described in the preceding paragraph.

     Special Election. For any Note acquired on or after April 4, 1994, a beneficial owner may elect to include in gross income all "interest" that accrues on the Note by using a constant yield method. For purposes of the election, the term "interest" includes stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest as adjusted by any amortizable bond premium or acquisition premium. A beneficial owner should consult its own tax advisor regarding the time and manner of making and the scope of the election and the implementation of the constant yield method.

Backup Withholding

     Distributions of interest and principal, as well as distributions of proceeds from the sale of Notes, may be subject to the "backup withholding tax" under Section 3406 of the Tax Code at a rate of 31% if recipients of such distributions fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but that does not do so in the proper manner.

     The Internal Revenue Service recently issued final regulations (the "Withholding Regulations"), which change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. The Withholding Regulations would provide alternative methods of satisfying the beneficial ownership certification requirement. The Withholding Regulations are effective January 1, 1999, although valid withholding certificates that are held on December 31, 1998 remain valid until the earlier of December 31, 1999 or the due date of expiration of the certificate under the rules as currently in effect.

Foreign Investors

     The Withholding Regulations would require, in the case of Notes held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. See "Backup Withholding" above. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors regarding the application to them of the Withholding Regulations.

     The Notes. Distributions made on a Note to, or on behalf of, a beneficial owner that is not a U.S. Person generally will be exempt from U.S. federal income and withholding taxes. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States can exercise primary supervision over its administration and at least one United States person has the authority to control all substantial decisions of the trust. This exemption is applicable provided (a) the beneficial owner is not subject to U.S. tax as a result of a connection to the United States other than ownership of the Note, (b) the beneficial owner signs a statement under penalties of perjury that certifies that such beneficial owner is not a U.S. Person, and provides the name and address of such beneficial owner, and (c) the last U.S. Person in the chain of payment to the beneficial owner receives such statement from such beneficial owner or a financial institution holding on its behalf and does not have actual knowledge that such statement is false. Beneficial owners should be aware that the IRS might take the position that this exemption does not apply to a beneficial owner that is a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Tax Code.

     Partnership Interests. Depending upon the particular terms of the LLC Agreement and the Indenture, a Issuer may be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons. If the Issuer is considered to be engaged in a trade or business in the United States for such purposes and the Issuer is treated as a partnership, the income of the Issuer distributable to a non-U.S. person would be subject to federal withholding tax. Also, in such cases, a non-U.S. beneficial owner of a Partnership Interest that is a corporation may be subject to the branch profits tax. If the Issuer is notified that a beneficial owner of a Partnership Interest is a foreign person, the Issuer may withhold as if it were engaged in a trade or business in the United States in order to protect the Issuer from possible adverse consequences of a failure to withhold. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to withheld taxes, taking the position that no taxes were due because the Issuer was not in a U.S. trade or business.

                       STATE AND LOCAL TAX CONSIDERATIONS

     Potential Noteholders should consider the state and local income tax consequences of the purchase, ownership and disposition of the Notes. State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential Noteholders should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Notes.

                              ERISA CONSIDERATIONS

     Section 406 of ERISA and Section 4975 of the Tax Code prohibit a pension, profit sharing, or other employee benefit plan from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Tax Code with respect to the plan. ERISA also imposes certain duties on persons who are fiduciaries of plans subject to ERISA and prohibits certain transactions between a plan and parties in interest with respect to such plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a plan is considered to be a fiduciary of such plan (subject to certain exceptions not here relevant). A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Tax Code for such persons.

     In addition to the matters described below, purchasers of Notes that are insurance companies should consult with their counsel with respect to the United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 114 S. Ct. 517 (1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers should determine whether the decision affects their ability to make purchases of the Notes.

     Certain transactions involving the Issuer might be deemed to constitute prohibited transactions under ERISA and the Tax Code if assets of the Issuer were deemed to be "plan assets" of an employee benefit plan subject to ERISA or the Tax Code, or an individual retirement account (an "IRA"), or any entity whose underlying assets are deemed to be assets of an employee benefit plan or an IRA by reason of such employee benefit plan's or such IRA's investment in such entity (each a "Benefit Plan"). Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Issuer would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Tax Code only if the Benefit Plan acquires an "equity interest" in the Issuer and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. This determination is based in part upon the traditional debt features of the Notes, including the reasonable expectation of purchasers of Notes that the Notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the Notes for ERISA purposes could change if the Issuer incurred losses. However, without regard to whether the Notes are treated as an equity interest for such purposes, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Issuer or any of its affiliates is or becomes, a party in interest or disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 96-23, regarding transactions by in-house asset managers; and PTCE 84-14, regarding transactions by "qualified professional assets managers." Each investor using the assets of a Benefit Plan which acquires the Notes, or to whom the Notes are transferred, will be deemed to have represented that the acquisition and continued holding of the Notes will be covered by a Department of Labor class exemption.

     Employee plans that are government plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(53) of ERISA, are not subject to ERISA; however, such plans may be subject to comparable state law restrictions.

     Any Benefit Plan fiduciary considering the purchase of a Note should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment. Moreover, each Benefit Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Notes is appropriate for the Benefit Plan, taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan's investment portfolio.

                                 USE OF PROCEEDS

     The proceeds from the sale of the Notes will be applied by the Transferor to the acquisition of the related Lease Receivables from the Seller.

                                     RATINGS

     It is a condition to the issuance of the Offered Notes that the Class A-1 Notes be rated [_______] by _______ and [_______] by _________, the Class A-2
Notes be rated [ ____ ] by _______ and [_______] by _______, the Class A-3 Notes be rated [_______] by ________ and [_______] by _____, the Class A-4 Notes be
rated [ ____ ] by ______ and [_______] by __________ the Class B Notes be rated [_______] by _______ and [_______] by _______, the Class C Notes be rated
[_______] by ________ and [_______] by _______, and the Class D Notes be rated [
______  ]  by  ________  and  [_______]  by  ______.   The  ratings  are  not  a
recommendation to purchase, hold or sell the Notes, inasmuch as such ratings do not comment as to market price or suitability for a particular investor. Each rating may be subject to revision or withdrawal at any time by the assigning Rating Agency. There is not assurance that any such rating will continue for any period of time or that it will not be lowered or withdrawn entirely by the Rating Agency if, in its judgment, circumstances so warrant. A revision or withdrawal of such rating may have an adverse effect on the market price of the Notes. The rating of the Notes addresses the likelihood of the timely payment of interest and the ultimate payment of principal on the Notes pursuant to their terms. The rating does not address the rate of Prepayments that may be experienced on the Leases and, therefore, does not address the effect of the rate of Prepayments on the return of principal to the Noteholders. Such ratings do not constitute a recommendation to buy, sell or hold any Notes.

                              PLAN OF DISTRIBUTION

     Subject to the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement") for the sale of the Notes dated [_______], the Transferor has agreed to sell and ___________________ (the "Underwriter") has agreed to purchase, the Notes. Purchasers of Notes, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Notes. Holders of Notes should consult with their legal advisors in this regard prior to any such reoffer or sale. The Transferor is affiliated with Charter.

     In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions therein, to purchase all the Notes offered hereby if any of such Notes are purchased. The Underwriting Agreement pertaining to the sale of the Notes will provide that the obligations of the Underwriter will be subject to certain conditions precedent.

     The Underwriter has advised the Transferor that it proposes to offer the Notes purchased by the Underwriter for sale from time to time in one or more negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. In connection with the sale of the Notes, Underwriter may receive compensation from the Transferor or from purchasers of the Notes in the form of discounts, concessions or commissions. The Underwriter may effect such transactions by selling such Notes to or through a dealer, and such dealer may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters or purchasers of the Notes for whom they may act as agent. Any dealers that participate with the Underwriter in the distribution of the Notes purchased by the Underwriter may be deemed to be underwriters, and any discounts or commissions received by them or the Underwriter, and any profit on the resale of Notes by them or the Underwriter may be deemed to be underwriting discounts or commissions under the Securities Act of 1933, as amended (the "Securities Act").

     The Transaction Documents and the Underwriting Agreement provide that the Servicer and Transferor under certain circumstances will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriter may be required to make in respect thereof.

     Purchasers of Notes, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Notes. Holders of Notes should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                  LEGAL MATTERS

     Certain legal matters relating to the Notes will be passed upon for the Issuer by Dewey Ballantine LLP, New York, New York and for the Underwriter by Cadwalader, Wickersham & Taft, New York, New York. Certain Federal income tax matters will be passed upon for the Issuer by Dewey Ballantine LLP, New York, New York.

                             ADDITIONAL INFORMATION

     This Prospectus contains a summary of the material terms of the applicable exhibits to the Registration Statement and the documents referred to herein and therein. Copies of such exhibits are on file at the offices of the Securities and Exchange Commission in Washington, D.C., and may be obtained at rates prescribed by the Commission upon request to the Commission and may be inspected, without charge, at the Commission's offices.

                        INDEX OF PRINCIPAL DEFINED TERMS

                                                                     Page
                                                                     ----

"Transferor Contribution and Sale Agreement............................6
Acceptable Payment Status.............................................24
Aggregate Discounted Lease Balance....................................13
Article 2A............................................................21
Available Funds....................................................8, 39
Bankruptcy Code.......................................................58
Benefit Plan..........................................................64
Calculation Date.......................................................8
Casualty Loss.........................................................38
Casualty Payment......................................................38
Cede...................................................................3
CEDEL Participants....................................................44
Certain Legal Aspects of the Leases...................................18
CFC....................................................................1
Charter.............................................................1, 5
Class..................................................................1
Class A Notes..........................................................5
Class A Percentage................................................11, 41
Class A Principal Payment.........................................10, 40
Class A Target Investor Principal Amount..........................11, 41
Class A-1 Notes........................................................1
Class B Floor.....................................................11, 41
Class B Notes..........................................................5
Class B Percentage................................................11, 41
Class B Principal Payment.........................................10, 41
Class B Target Investor Principal Amount..........................11, 41
Class C Floor.....................................................11, 41
Class C Notes..........................................................5
Class C Percentage................................................11, 41
Class C Principal Payment.........................................10, 41
Class C Target Investor Principal Amount..........................11, 41
Class D Floor.....................................................12, 42
Class D Notes..........................................................5
Class D Percentage................................................11, 41
Class D Target Investor Principal Amount..........................11, 41
Class Target Investor Principal Amount............................11, 41
Closing Date.......................................................5, 60
Collection Account....................................................47
Collection Period.....................................................49
Commission.............................................................3
Conditional Prepayment Rate...........................................54
Cooperative...........................................................44
CPR...................................................................54
Cumulative Loss Amount............................................12, 42
Cut-Off Date...........................................................5
Debtors...............................................................19
Defaulted Lease.......................................................15
Defaulted Leases......................................................38
Definitive Notes......................................................45
Delinquency Amounts...................................................14
Delinquent Lease......................................................14
Depositaries..........................................................43
Direct Participants...................................................20
Discount Rate.........................................................12
Discounted Lease Balance...........................................8, 12
Distribution Account..................................................47
DTC................................................................3, 14
Early Termination Lease...............................................38
Eligible Deposit Account..............................................47
Eligible Institution..................................................47
Eligible Investments..................................................47
Eligible Leases.......................................................23
Equipment....................................................1, 6, 7, 23
ERISA.................................................................16
Euroclear Operator....................................................44
Euroclear Participants................................................44
Event of Default......................................................13
Event of Servicing Termination........................................51
Event of Termination..................................................48
Events of Default.....................................................52
Exchange Act...........................................................3
Excluded Amounts......................................................38
FASB 13................................................................7
Finance Lease..........................................................7
fully taxable bonds...................................................62
Indenture...........................................................1, 6
Indirect Participants.................................................20
Insolvency Laws.......................................................19
Interest Accrual Period............................................9, 40
Interest Payments..................................................9, 40
Investment Earnings...................................................47
IRA...................................................................64
Issuer.................................................................1
Lease Files...........................................................48
Lease Payment.........................................................38
Lease Payments........................................................24
Lease Receivables......................................................1
Leases.............................................................1, 23
Lessee.................................................................7
Lessor.................................................................7
LLC Agreement...................................................1, 6, 22
Lockbox Account.......................................................15
Maximum Contract Term.................................................24
Modeling Assumptions..................................................54
Nonrecoverable Advances...............................................15
Note Factor...........................................................46
Note Interest Rate.....................................................1
Noteholders............................................................1
Notes...............................................................5, 6
Offered Notes..........................................................6
Operating Leases.......................................................8

Optional Redemption...................................................16
Outstanding Principal Amount...........................................1
Outstanding Principal Amounts......................................9, 40
Overcollateralization Balance.....................................12, 42
Participants..........................................................43
Partnership Interest..................................................59
Payment Date........................................................1, 8
Percentage Interests..................................................53
Plan..................................................................16
Plan Assets Regulation................................................64
Pool Factor...........................................................46
Pool of Assets..................................................6, 7, 22
Premium Note..........................................................62
Prepayment............................................................20
Prepayment Assumption.................................................60
Principal Payments................................................10, 40
PTCE..................................................................64
Purchase Leases........................................................8
Rating Agencies.......................................................17
Receivables............................................................6
Reporting Date........................................................15
Repurchase Amount.....................................................26
Rules.................................................................44
Sale Date.............................................................37
Scheduled Maturity Date................................................1
Securities Act........................................................65
Seller.................................................................3
Seller Contribution and Sale Agreement.................................3
Servicer...............................................................5
Servicer Advance..................................................14, 48
Servicing Agreement.................................................3, 6
Servicing Charges.....................................................14
Servicing Fee.....................................................14, 49
Servicing Fee Rate................................................14, 49
Servicing Officer.....................................................50
Soft Items............................................................21
Sub-Servicer...........................................................5
Substitute Lease......................................................26
Substituted Receivable................................................15
Successor Servicer....................................................15
Supplementary Report..................................................50
Tax Code..........................................................16, 58
Tax Counsel...........................................................59
Termination Payment...................................................38
Terms and Conditions..................................................44
Transaction Document...................................................7
Transferor.............................................................5
Transferor Contribution and Sale Agreement.............................3
Trust Accounts........................................................47
Trustee.............................................................1, 6
Trustee Expenses......................................................53
Trustee Fee...........................................................53
U.S. Person...........................................................63
Underwriter...........................................................65
Underwriting Agreement................................................65
Weighted Average Life.................................................54
Withholding Regulations...............................................62

================================================================================
No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made by this Prospectus and, if given or made, such information or representations must not be relied upon. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the affairs of the Seller or the Issuer or any affiliate thereof or the Leases since the date hereof. This Prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so to anyone to whom it is unlawful to make such offer or solicitation.

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----
AVAILABLE INFORMATION..........................................................3
REPORTS TO NOTEHOLDERS.........................................................3
SUMMARY OF TERMS...............................................................5
RISK FACTORS..................................................................18
THE POOL OF ASSETS............................................................22
THE ISSUER....................................................................23
THE LEASES....................................................................23
CHARTER'S LEASING BUSINESS....................................................31
TRANSFEROR....................................................................36
DESCRIPTION OF THE NOTES......................................................36
POOL FACTORS..................................................................46
DESCRIPTION OF THE TRANSACTION DOCUMENTS......................................46
THE TRUSTEE...................................................................53
PREPAYMENT AND YIELD CONSIDERATIONS...........................................54
CERTAIN LEGAL ASPECTS OF THE LEASES...........................................57
MATERIAL FEDERAL INCOME TAX CONSEQUENCES......................................58
STATE AND LOCAL TAX CONSIDERATIONS............................................63
ERISA CONSIDERATIONS..........................................................63
USE OF PROCEEDS...............................................................64
RATINGS.......................................................................64
PLAN OF DISTRIBUTION..........................................................65
LEGAL MATTERS.................................................................65
ADDITIONAL INFORMATION........................................................66
INDEX OF PRINCIPAL DEFINED TERMS..............................................67

Until ____________, 1998 (90 days after the date of this Prospectus), all dealers effecting transactions in the Notes, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.




================================================================================

                                   $_________



                       Charter Equipment Lease 1998-1 LLC


                $___________ ____% Lease-Backed Notes, Class A-1

                $___________ ____% Lease-Backed Notes, Class A-2

                $___________ ____% Lease-Backed Notes, Class A-3

                $___________ ____% Lease-Backed Notes, Class A-4



                  $_________ _____% Lease-Backed Notes, Class B








                               ___________________

                               P R O S P E C T U S
                               ___________________


                        ________________________________






                             Dated ______ ___, 1998




================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

     Set forth below is an estimate of the amount of fees and expenses (other than underwriting discounts and commissions) to be incurred in connection with the issuance and distribution of the Offered Certificates.


SEC Filing Fee.......................................................  $
Trustee's Fees and Expenses..........................................
Legal Fees and Expenses..............................................
Accounting Fees and Expenses.........................................
Printing and Engraving Expenses......................................
Blue Sky Qualification and Legal Investment Fees and Expenses........
Rating Agency Fees...................................................
Miscellaneous........................................................
                                                                       ---------
TOTAL                                                                  $
                                                                       =========


Item 14.  Indemnification of Directors and Officers.

     Indemnification. Under the laws which govern the organization of the registrant, the registrant has the power and in some instances may be required to provide an agent, including an officer or director, who was or is a party or is threatened to be made a party to certain proceedings, with indemnification against certain expenses, judgments, fines, settlements and other amounts under certain circumstances.

     Section [_______] of the Certificate of Incorporation of Charter Funding Corporation V provides that all officers and directors of the corporation shall be indemnified by the corporation from and against all expenses, liabilities or other matters arising out of their status as an officer or director for their acts, omissions or services rendered in such capacities. Charter Financial, Inc., the ultimate corporate parent of Charter Funding Corporation V, maintains certain policies of liability insurance coverage for the officers and directors of Charter Financial, Inc. and certain of its subsidiaries, including Charter Funding Corporation V.

     The form of the Underwriting Agreement, filed as Exhibit [_______] to this Registration Statement, provides that Charter Funding Corporation V will indemnify and reimburse the underwriter(s) and each controlling person of the underwriter(s) with respect to certain expenses and liabilities, including liabilities under the 1933 Act or other federal or state regulations or under
the  common  law,  which  arise  out  of  or  are  based  on  certain   material
misstatements or omissions in the Registration Statement. In addition, the Underwriting Agreement provides that the underwriter(s) will similarly indemnify and reimburse Charter Funding Corporation V in with respect to certain material misstatements or omissions in the Registration Statement which are based on certain written information furnished by the underwriter(s) for use in connection with the preparation of the Registration Statement.

     Insurance. As permitted under the laws which govern the organization of the registrant, the registrant's By-laws permit the board of directors to purchase and maintain insurance on behalf of the registrant's agents, including its officers and directors, against any liability asserted against them in such capacity or arising out of such agents' status as such, whether or not such registrant would have the power to indemnify them against such liability under applicable law.

Item 15.  Recent Sales of Unregistered Securities.

     Not applicable

Item 16.  Exhibits and Financial Statement Schedules.

 [_]    Form of Underwriting Agreement.*
 [_]    Certificate of Incorporation of Charter Funding Corporation V.*
 [_]    By-Laws of Charter Funding Corporation V.*
 [_]    Form of Indenture between the Issuer and the Trustee.*
 [_]    Form of LLC Agreement.*
 [_]    Opinion of Dewey Ballantine LLP with respect to validity.*
 [_]    Opinion of Dewey Ballantine LLP with respect to tax matters.*
 [_]    Consents of Dewey Ballantine (included in Exhibits 5.1 and 8.1 hereto).*
 [_]    Form of Seller Contribution and Sale Agreement.*
 [_]    Form of Transferor Contribution and Sale Agreement.*
 [_]    Form of Servicing Agreement.*
 [_]    Form of Statement of Eligibility of Trustee.*
 [_]    Financial Statement Schedules.*

----------
*    To be Filed by Amendment.

Item 17.  Undertakings.

     A.   Undertaking in respect of indemnification

     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described above in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by them is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

     B.   Undertaking pursuant to Rule 430A.

     The Registrant hereby undertakes:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C.   Undertaking pursuant to the Trust Indenture Act of 1939.

     The Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 21st day of September, 1998. As of the date hereof, the Registrant reasonably believes that the Security rating requirement for asset-backed offerings on Form S-1 will be met at the time of each sale.



                                       CHARTER EQUIPMENT LEASE 1998-1 LLC
                                       By: CHARTER FUNDING CORPORATION V

                                       By:
                                          --------------------------------------
                                          Name:  Gary Corr
                                          Title: President


                                POWER OF ATTORNEY

          The undersigned directors and/or officers of the managing member of the Registrant, by virtue of their signatures to this Registration Statement appearing below, hereby constitute and appoint Henry Frommer and Gary Corr or any of them, with full power of substitution, as attorneys-in-fact in their names, places and steads to execute any and all amendments to this Registration Statement in the capacities set forth opposite their names and hereby ratify all that said attorneys-in-fact may do by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signature                   Title                           Date
         ---------                   -----                           ----

                                   Director                   September 21, 1998
------------------------------
       Henry Frommer

                                   Director                   September 21, 1998
------------------------------
        Alan Fischer

                                   Director                   September 21, 1998
------------------------------
         David Paris

                                   Director                   September 21, 1998
------------------------------
          Gary Corr

                                  EXHIBIT INDEX

 [_]   Form of Underwriting Agreement.*
 [_]   Certificate of Incorporation of Charter Funding Corporation V.*
 [_]   By-Laws of Charter Funding Corporation V.*
 [_]   Form of Indenture between the Issuer and the Trustee.*
 [_]   Form of LLC Agreement.*
 [_]   Opinion of Dewey Ballantine with respect to validity.*
 [_]   Opinion of Dewey Ballantine with respect to tax matters.*
 [_]   Consents of Dewey Ballantine (included in Exhibits 5.1 and 8.1 hereto).*
 [_]   Form of Seller Contribution and Sale Agreement.*
 [_]   Form of Transferor Contribution and Sale Agreement.*
 [_]   Form of Servicing Agreement.*
 [_]   Form of Statement of Eligibility of Trustee.*
 [_]   Financial Statement Schedules.*

----------

*    To be Filed by Amendment.